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                                                                     EXHIBIT 3


                          FALCON CABLE SYSTEMS COMPANY

                                Fair Market Value
                             As of December 31, 1995


                           W A L L E R   C A P I T A L
                           ---------------------------
                                           CORPORATION
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                          FALCON CABLE SYSTEMS COMPANY

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                                TABLE OF CONTENTS

SECTION I      INTRODUCTION

               Preamble......................................................    I - 1
               Statement of Appraisal and Limiting Conditions................    I - 3
               Summary and Conclusion........................................    I - 5
               General Economic Outlook and the Specific Industry Outlook....    I - 7

SECTION II     THE SYSTEMS

               Gilroy Region.................................................   II - 1
               Hesperia Region...............................................  II - 10
               San Louis Obispo Region.......................................  II - 19
               Tulare Region.................................................  II - 28
               Central Oregon Region.........................................  II - 37
               Dallas Region.................................................  II - 45
               Coos Bay Region...............................................  II - 55

SECTION III    DISCOUNTED CASH FLOW ANALYSIS

               Introduction..................................................  III - 1
               Income Statement Summary......................................  III - 1
               Capital Expenditure Summary...................................  III - 6
               Terminal Value................................................  III - 7
               Comparable System Sales.......................................  III - 7
               Discount Rate.................................................  III - 8
               Conclusion....................................................  III - 9

SECTION IV     APPENDIX
               A.       Discounted Cash Flow Analysis by Region

               B.       Summary Appraisal of Exchange Systems


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                                                      WALLER CAPITAL CORPORATION
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                                  INTRODUCTION

I. PREAMBLE

At the request of Falcon Cable Systems Company ("Falcon" or the "Company"), a California Limited Partnership, Waller Capital Corporation ("Waller Capital") has conducted an appraisal of the fair market value of the assets of Falcon. The Company operates cable television systems that serve approximately 135,000 subscribers located in California and Oregon (the "Systems").

Neither Waller Capital nor any of their representatives have any active or contemplated direct interest in Falcon or any affiliates of Falcon.

The purpose of this appraisal is to determine the value a buyer would assign to the Company on a going concern basis if a willing seller, under no undue pressure to sell, placed the Company for sale. The valuation is determined as of December 31, 1995, on a cash-for-assets basis.

As directed by Falcon, the Systems were divided into seven regions; Gilroy Region, Tulare Region, Hesperia Region, San Luis Obispo Region, Coos Bay Region, Dallas Region and Central Oregon Region (the "Regions"). The general methodology of the appraisal was to evaluate the Discounted Cash Flow ("DCF") stream generated by each Region over a ten-year period (fiscal 1996 to 2005) and apply relevant market and economic factors. Ten-year projections have been prepared by Waller Capital as part of the DCF analysis. Developing projections required a general understanding of each Region's current business and future plans. This understanding was obtained through: i) discussions with management concerning business operations and future prospects; ii) a review of each Region's December 31, 1995 fiscal year end unaudited financial statements; iii) a review of Falcon's 1993 and 1994 unaudited regional and audited consolidated financial statements; iv) a review of other operating and subscriber data; v) an analysis of demographic data as it relates to the service areas of each Region; and (vi) on-site due diligence of the Systems.

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Projections for the years 1996 to 2005 were made by Waller Capital based upon each Region's 1995 unaudited financial statements which we believe to be generally reasonable. The general expense structure of the Systems was projected according to market and inflationary factors as it was judged to be efficient. In addition, specific adjustment was made for partnership expenses, as determined by Waller Capital, which were not allocated back to each Region.

A sale is assumed to occur in the tenth year (2005) of the DCF model. The cash flow sales multiples selected for each Region reflect the long-term prospects for cash flow growth and the cash flow quality. The multiples selected also account for the presumed technical condition of each Region at the time of sale. The multiples were applied against the full tenth-year of each Region's cash flow.

This analysis utilized a discount rate derived from Waller Capital's Weighted Average Cost of Capital ("WACC") model. This discount rate is consistent with the WACC for an average cable buyer, private or public, utilizing a mix of debt and equity to capitalize operations.

Waller Capital's analysis was further supported by comparable system sales. Waller Capital examined specific transactions to determine if an appropriate multiple of cash flow could be derived from current market information. Waller Capital examined multiples from announced and completed cable television transactions for the twelve months preceding December 31, 1995, relying upon data from Paul Kagan Associates, Inc., transactions executed by Waller Capital and general industry information. However, comparable sales data is difficult to generalize from because of the variability of factors such as system size, growth prospects, penetration, location, demographics, technical system condition and franchise terms, which are often not publicly available. Given these limitations, Waller Capital is of the opinion that comparable sales data offers only an approximation of factors that help determine a fair market value.

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                                  INTRODUCTION

II. STATEMENT OF APPRAISAL ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal has been prepared pursuant to the following general assumptions and general limiting conditions:

1. Waller Capital assumes no responsibility for the legal description or matters including legal or title considerations. Title to the subject assets, properties, and business interests are assumed to be good and marketable unless otherwise stated.

2. The subject assets, properties, and business interests are appraised free and clear of any and all liens or encumbrances unless otherwise stated.

3. Waller Capital assumes responsible ownership and competent management with respect to the subject assets, properties, or business interests.

4. The information furnished by others is believed to be generally reliable. However, Waller Capital issues no warranty or other form of assurance regarding its accuracy.

5. Waller Capital assumes that there is full compliance with all applicable federal, state, and local regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

6. Waller Capital assumes that all required licenses, certificates of occupancy, rights of entry or easement, consents, or legislative or administrative authority from any local, state, or national government, private entity or organization have been or can be obtained or renewed for any use on which the valuation opinion contained in this report is based.

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7.       Possession of this valuation report, or a copy thereof, does not carry with it the right of publication. It may not be used for any purpose by any person other than the party to whom it is addressed without Waller Capital's prior written consent and, in any event, only with proper written qualifications and only in its entirety.

8. Waller Capital, by reason of this valuation, is not required to furnish a complete valuation report, or to give testimony, or to be in attendance in a court of law or other arbitration with reference to the assets, properties, and business interests in question unless arrangements have been previously made.

9. No part of the contents of this report (especially any conclusions of value, the identity of the appraisers, or the firm with which the appraisers are associated) shall be disseminated to the public through advertising, public relations, news, sales, or other media without Waller Capital's prior written consent and approval.

10. Waller Capital assumes no responsibility for any financial reporting judgements which are appropriately those of management. Management accepts the responsibility for any related financial reporting with respect to the assets, properties, and business interests encompassed by this appraisal.

11. Waller Capital has no responsibility to update this report for any changes occurring subsequent to the issuance of this report, except as Waller Capital may be retained to do so in the future under a separate contract and agreement.

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III. SUMMARY AND CONCLUSION

Based on the investigation and analyses discussed in this report, it is Waller Capital Corporation's opinion that the fair market value of Falcon Cable Systems Company, as of December 31, 1995, was $213,672,442. On a per region basis the value was determined as follows:

Gilroy                                                            $ 57,640,720
Hesperia                                                            28,865,947
San Luis Obispo                                                     21,988,550
Tulare                                                              22,269,159
Coos Bay                                                            35,486,280
Dallas                                                              27,257,132
Central                                                             20,164,654
                                                                  ------------
TOTAL VALUE                                                       $213,672,442

This value was based on the Discounted Cash Flow analysis and was supported by our comparable system sales analysis.

Falcon Cable Systems Company serves 135,470 subscribers in 35 systems which are grouped into seven regions. The systems are spread over 800 miles from southern California to northern Oregon. There is an average of 3,871 subscribers per headend with an average technical capacity of 41 channels. After four years of a lack of liquidity and capital scarcity, the Systems are generally in need of upgrades and rebuilds. Two of the Company's regions have lost basic subscribers in the last three years, however, during the period from FYE 1993 through FYE 1995 overall basic subscribers have increased at a 2.2% annual rate. Pay subscription has fallen 11% over the same period. From FY 1993 to FY 1995 revenue has dropped by over $800 thousand or -1.5% and cash flow has dropped by $2.8 million, or 8.9%. On a pre-management fee and partnership expense basis five of the seven regions had operating margins in excess of 50%.

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The California regions are all located within areas adjacent to the operations of a number of different MSOs, however, all of the regions in Oregon are surrounded by either TCI or other Falcon owned systems.

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                                  INTRODUCTION

IV. GENERAL ECONOMIC OUTLOOK AND THE SPECIFIC INDUSTRY OUTLOOK

GENERAL ECONOMY

1995 was a blockbuster year for almost all U.S. equity markets. The Dow Jones Industrials and the S&P 500 returned 36.8 % and 37.5%, respectively. The U.S. bond market fared equally well, with 30-year Treasury yields dropping from 7.85% to 6.25% and providing a total return of over 25%. Real GDP growth ended the year at 3.3%, with an inflation rate (CPI, which includes the volatile energy and food components) of 2.9%. The average unemployment rate held steady at 5.6%. Most economists feel that the Federal Reserve orchestrated a "soft-landing", quelling runaway inflation fears, while not stifling economic output and future capital spending plans. Public companies showed overpowering strength in the equity markets, benefiting from decreasing interest rates, low and stable inflation, increasing productivity, lower operating costs, restructurings and a tremendous increase in liquidity due to substantial mutual fund inflows. Companies with international sales exposure benefitted from the weaker U.S. dollar. The technology sector fared best as companies not only increased actual capital spending dollars, but also increased the percentage of technology spending as a percent of total capital spending to approximately 50% -- up dramatically from years past. The merger and acquisition market was also highly active, with media, cable, technology, defense and health care companies leading the charge. A record $442 billion in merger and acquisition deals were recorded by Securities Data Co., a leading database for merger and acquisition activity.

The prognosis for 1996 appears less optimistic than 1995, yet moderately strong, for the financial markets. In early December, the Federal Reserve lowered the discount rate from 5.50% to 5.25% as a preemptive strike against a stagnating economy. Inflation is expected to edge up slightly to 3.2% and GDP growth is expected to decrease moderately to 2.8%. Bond yields are expected to primarily maintain their current historical low levels, which bodes well for residential construction activity. Finally, with U.S. equities at record levels, companies are finding that acquisitions are a faster and

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                                  INTRODUCTION

more cost effective way to grow revenues in a marketplace where raising prices is not an option.

Corporate capital spending is expected to remain healthy and companies are projecting moderate growth with controlled costs. Consumer spending is showing signs of flattening, as consumer debt begins to approach the saturation point. On the legislative front, Congress also aims to complete a tax-reform bill and pass a balanced-budget bill during 1996. Labor cost control improvements, technology, inventory management and manufacturing efficiencies appear to have built a solid foundation for long-term, sustainable, non-inflationary economic growth in 1996.

HISTORY OF THE CABLE MARKET

The robust merger and acquisition market for cable television systems witnessed from 1986 to middle of 1989 was driven by the very positive outlook for the fundamentals of the cable industry and readily available credit. With the prior arrival of basic rate deregulation, rising penetration of services and growing ancillary revenues, the cable television industry utilized its natural operating leverage to produce strong cash flow growth. Simultaneously, the high yield debt market and commercial banks made enormous amounts of capital available at ever increasing multiples of cash flow.

In late 1989, the market for cable systems reversed, with price multiples falling approximately 20% on average and the volume of sales greatly reduced. The principle cause of this reversal was a severe constriction of credit. The high yield market virtually collapsed in conjunction with Drexel Burnham Lambert's failure. Commercial banks virtually ceased providing new credit to cable television in response to the implementation of Highly Leveraged Transactions ("HLT") reporting requirements by the Comptroller of the Currency, and banks' overall need to improve capital ratios.

The cable television market experienced some improvements beginning in late 1991. Waller Capital experienced a renewed interest in transactions, with increased numbers of interested buyers and bidders. Commercial banks slowly returned to the market, albeit at reduced debt/cash flow multiples.

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Large Multiple System Operators ("MSOs") accessed long-term fixed-rate debt at attractive terms. Also, many new equity investors successfully sought entry into the market, including: Hallmark, Meredith Corp., Kohlberg, Kravis and Roberts & Co. and Warburg, Pincus. In addition, low interest rates aided buyers in the market. While the overall consensus for cable television's future prospects were attractive in this period, many cable operators were experiencing a decline in their fundamentals. The economic recession and other factors lead to reduced basic unit growth and pay unit declines. Basic rate growth was flattening. Simultaneously, expense pressures from programming suppliers and customer service requirements were rising. The overall impact of these forces would limit cash flow growth from traditional video services in many markets.

In 1992 and 1993, enthusiasm grew among cable operators and the investment community for cable television's prospects for generating revenue from the distribution of data and voice, in addition to expanded video services. Spurred by improved economics of fiber optic deployment and prospects for video compression, financial expectations for large MSOs in large markets rose.

On October 5, 1992, Congress voted to override a presidential veto and enacted the 1992 Cable Act. On April 1, 1993, the FCC disclosed the methodology by which it began to regulate cable television. The 1992 Cable Act allows for a greater degree of regulation of the cable industry with respect to, among other things:
(1) cable system rates for both basic and certain nonbasic services; (2) programming access and exclusivity arrangements; (3) access to cable channels by unaffiliated programming services; (4) leased access terms and conditions; (5) horizontal and vertical ownership of cable systems; (6) customer service requirements; (7) franchise renewals; (8) television broadcast signal carriage and payments for retransmission consent; (9) technical standards; (10) subscriber privacy; (11) consumer protection issues; (12) cable equipment compatibility; (13) obscene or indecent programming; and (14) prohibiting cable operators from requiring subscribers to subscribe to tiers of service other than basic service as a condition of purchasing premium services. Additionally, the legislation encourages competition with existing cable systems by: (1) allowing

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municipalities to own and operate their own cable systems without having to obtain a franchise; (2) preventing franchising authorities from granting exclusive franchises or unreasonably refusing to award additional franchises covering an existing cable system's service area; and (3) prohibiting the common ownership of cable systems and co-located MMDS or SMATV systems.

The disclosure of the benchmarks imposed by the FCC in April 1993 had a negative impact on the market for cable television systems. Rate freezes through the summer limited cash flow growth. More importantly, many systems faced basic rate rollbacks with future cash flow growth limited by inflation related increases. The uncertainty lend to reduced commercial bank lending, a critical aspect of the marketplace.

However, as the September 1, 1993, compliance date for benchmark pricing approached, increasing rumors of Regional Bell Operating Company ("RBOC") acquisition interest following the Southwestern Bell acquisition of Hauser Communications, combined with a clear incentive for cable MSOs to consolidate to access capital and compete in voice and data telecommunications, pushed system market values higher. During late September, Paul Kagan's Cable TV Finance newsletter noted Southwestern Bell, BellSouth and NYNEX as interested in acquiring Viacom Cable. Clearly, confidence in cable capital markets and valuations were on an upswing.

Regulatory matters dictated the market for cable systems again in 1994. RBOC interest early in the year created a near frenzy in the market. Moreover, the FCCs announced alterations to current rate regulation schemes on February 22nd once again caused a serious market disruption. The market's bellwether transaction, Bell Atlantic/TCI, collapsed, bringing the market for cable systems down. Other RBOCs were soon to follow Bell Atlantic's lead and the demand for cable systems was greatly reduced.

The transaction marketplace stalled until mid-summer 1994, as cable operators once again worked

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to understand the impact of potential 17% basic rate rollbacks and unclear cost-of-service guidelines. However, as in the prior year, cable operators were willing to focus on acquisition opportunities once they assimilated these changes. Perhaps the forces driving consolidation were now even stronger as competition from telephone companies was more likely. The necessity to amass capital and critical market mass to compete in voice and data telecommunications was more evident.

Transaction activity picked up strongly in the second half of 1994 despite generally weak capital markets. Commercial banks were supportive of the largest MSOs, with commercial bank capital in short supply for many smaller and mid-sized operators. The high yield debt market was weak as rising short-term rates limited demand among high yield buyers. Public equity markets were depressed by the exodus of RBOCs. However, many sellers were willing to accept securities from buyers, the sale of Times Mirror, Summit Communications and Newhouse Broadcasting being noteworthy.

Competitive forces increased their pressures upon the cable industry in late 1994 with two new digital DBS/DSS providers joining the four-year veteran PrimeStar Partners ("PrimeStar") owned by GE American Communications. October saw the launch of GM-Hughes Electronics' DirecTV ("DirecTV") and Hubbard Broadcasting's United States Satellite Broadcasting ("USSB"), both using the much-publicized 18-inch (Ku-band) digital satellite dish technology. The reduced size of these antennae, coupled with broad channel offerings and digital-quality audio, in large measure offset the initial high startup equipment price associated with the new systems, and demand for the dishes was very brisk. While most attractive to rural customers outside cable service areas, the DBS/DSS systems are also very competitive inside cable service areas in the market for premium and tier-level customers. The entry of DirecTV and USSB, along with PrimeStar, has subjected cable MSOs in many areas to effective competition, placing pressure on service rates. This pressure is likely to increase in the future as DBS/DSS providers introduce interactivity to their product offerings.

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By year-end 1994, the market for systems had stabilized. In addition, the fall elections brought optimism on the regulatory front. Republican Senate Commerce Committee chairman Larry Pressler introduced legislation that aimed to achieve sweeping cable/telecommunications deregulation and reform. The market was enthusiastic that an approved bill would provide for the repeal of the current federally controlled cable rate structure, and fully open the local cable and telephony markets to both MSOs and telcos. In addition, the legislation contemplated allowing the RBOCs to enter long-distance and telecom equipment making markets, as well as relax the restrictive broadcast station ownership rules currently in place.

1995 was a year of restructurings, mergers, acquisitions, strategic joint-ventures, leveraging and the beginning of a what will prove to be a long battle for the multimedia consumer dollar. Telcos, MSOs and long-distance carriers ("LDC"s) formed alliances in an attempt either to protect themselves from unserved areas or to complement their current product offerings: i) Bell Atlantic/NYNEX (wireless, video programming) ii) U.S. West/Pactel's Airtouch Communications (wireless); iii) AT&T/McCaw Cellular (wireless); iv) Disney/BellSouth Corp./Ameritech Corp./SBC Communications (programming); v) MCI/News Corp. (DBS, Internet); vi) Sprint/TCI/Comcast/Cox (cable, wireline and wireless telephony). Perhaps the last alliance is the most telling of what will be MSO's preferred method of competing in an open playing field where consumers can choose one provider for cable, telephony and long-distance. Senator Pressler's pending telecommunications reform legislation reform has caused cellular providers, MSOs and LDCs to rethink their growth and product strategies in an open, competitive environment and without exclusive franchise areas or protected products.

Over $20 billion in mergers occured during 1995, including Time
Warner/Cablevision Industries, Intermedia/Viacom, TCI/Viacom, Time Warner/Houston Industries (Paragon/KBLCOM), Comcast/E.W. Scripps, Marcus/Sammons and Gannett/Multimedia. MSOs faced the key operating decision of whether to consolidate into strategic clusters or to sell-out to the highest bidder. Access

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to capital was a key factor in this decision. The enormous expected costs to upgrade cable plant using fiber so that voice and data transmission would be possible prompted MSOs to look for scale economies by growing quickly via acquisitions.

While the demand for capital remained strong throughout the year, the supply of capital was also available through private and public debt markets to qualified MSOs. In addition, an abundance of private equity was available to cable companies as demonstrated by the following: i) Austin Ventures/B.T. Capital extended $20 million to Classic Cable; ii) Calpers extended $250 million to Comcast; iii) Goldman Sachs extended $180 million to Marcus Cable; iv) Hicks Muse extended $115 million to Marcus; v) J.P. Morgan extended $125 million to FrontierVision; vi) Kelso/Charterhouse extended $300 million to Charter Communications; and vii) Spectrum Partners/Fleet Ventures/T.A. Associates extended $50 million to Galaxy.

DBS competition also grew into a credible threat to cable's subscriber base. Primestar, DirecTV, USSB and Echostar began to acquire subscribers at an increasing rate. Due to several multi-million dollar marketing campaigns, DBS has now become a significant threat to the high-end cable customer. However, the lack of local broadcast stations, the high cost of initial setup and certain logistical problems have hampered wide-scale defections to DBS services.

RBOCs have also entered the video market by acquiring wireless cable operators, or MDS/MMDS operators. The markets believe that RBOCs view wireless cable as a short-term, stop-gap measure to deliver video to the home, while they are developing a long-term, cost-effective, quality delivery method. Among some of the more salient deals are NYNEX & Bell Atlantic/CAI Wireless ($668), CS Wireless/Bakersfield, CA ($186 MM)/Cleveland and Dayton, OH and Dallas, TX ($502
MM), CAWS/ACS Entertainment ($248 MM), Pacific Telesis/S.A. Cross Country ($175
MM).

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                                  INTRODUCTION

In conclusion, the major themes for cable television in 1995 were consolidation, capital formation, competition and deregulation legislation. The cable industry continues to exhibit attractive opportunities for growth and appreciation to well positioned MSOs. In the long- term, cable television will play an integral part in the dynamic reshaping of the larger media and telecommunications industry.

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                                 II. THE SYSTEMS
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                                 GILROY REGION
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                                  GILROY REGION

INTRODUCTION

The Gilroy Region ("Gilroy" or the "Region") is composed of four cable television systems (the "Systems") which serve communities in Monterey County and San Benito County in Northern California. The Systems are served by four headends located in Gilroy, Soledad Peak, Greenfield and King City. The following map highlights the location of the Systems within the state of California.

                               [Map of Region]

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                                  GILROY REGION

                                   [CHART 1]

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TABLE 1:

HISTORICAL SUBSCRIBER SUMMARY
(Fiscal Years Ended December 31)

                                         1993             1994             1995
                                       ------           ------           ------
HOMES PASSED                           54,557           54,496           56,219

BASIC SUBSCRIBERS                      31,338           31,996           33,078
     % PENETRATION                       57.4%            58.7%            58.8%

PAY UNITS                              16,011           14,693           13,070
     % PENETRATION                       51.1%            45.9%            39.5%
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                                  GILROY REGION

                                   [CHART 2]

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TABLE 1:

HISTORICAL FINANCIAL SUMMARY
(Fiscal Years Ended December 31)


($ IN THOUSANDS)             1993                 1994                    1995
                             ----                 ----                    ----
REVENUES                  $13,602              $13,249                 $13,146

EXPENSES                    4,763                5,537                   5,512

SYSTEM CASH FLOW          $ 8,839              $ 7,713                  $7,633
         % MARGIN           64.9%                 58.2%                   58.1%
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                                  GILROY REGION

As of December 31, 1995, the Systems passed 56,219 homes with 664 miles of plant
(84 homes per mile) and served 33,078 basic subscribers (58.8% basic penetration) and 13,070 pay units (39.5% pay penetration). The charts and tables on the preceding pages demonstrate the historical operating and financial performance of the Systems.

The Gilroy Region generated homes passed growth of 1.5% annually since 1993 and subscriber growth of 2.7% annually over the same period. This subscriber growth resulted in a small increase in basic penetration from 57.4% in 1993 to 58.8% in 1995. Pay subscription eroded over time from 15,573 (51.1% penetration) to 13,070 (39.5% penetration) over the same period.

Gilroy has had a relatively flat revenue history with an actual $456 thousand decline in revenue from FY 1993 through FY 1995. This decline was attributable to revenue losses sustained as a result of reregulation and pay subscription losses. System cash flow has declined from a high of $8.8 million in 1993 to $7.6 million in 1995, which is flat from the previous year. The operating margin has been flat at 58% for the last two years.

MARKET OVERVIEW

The communities served by the Gilroy Region are situated in the heart of the fertile Santa Clara Valley, just 15 miles from the Pacific Ocean in the surrounding rolling hills and farmland. Gilroy is approximately one-half hour from the center of the nations computer industry in San Jose/Silicon Valley and the beautiful and diverse recreational areas on the Monterey Peninsula. The communities are also strategically located at the junction of two of California's most important highways, Interstate 101 between San Francisco and Los Angeles, and US 152 linking 101 and Interstate 5 which serves California's
Central Valley. The demographics of the Gilroy Region vary from the rapidly expanding companies of Silicon Valley to the north, to a migrant worker component in King City to the south.

Gilroy is the self-proclaimed Garlic Capital of the World, and since 1979, home to the Gilroy Garlic

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Festival. Surrounding the Region is an important agricultural center which provides enormous quantities of broccoli, cauliflower and other staples. The city is a regional shopping hub with over 130 stores in 517,500 square feet of retail space. King City and Soledad Peak are small communities that support the surrounding farmland and serve as a base for the large migrant work force. The largest employers in the Region are highlighted below:

- ----------------------------------------------------------------------------------------------
COMPANY                                              EMPLOYEES               PRODUCT/SERVICE
- -------                                              ---------               -----------------
Gilroy Foods, Inc.                                      1,100*               Food Processing
Outlet Shopping Centers                                 1,000+               Discount Retail
Gilroy Unified School District                           865**               Education
A&D Christopher                                           574*               Grower, Processor
Nob Hill Foods/Corp. Offices                               418               Supermarket Chain
South Valley Hospital                                      310               General Hospital
Gilroy Auto Dealers                                        303               Sales
Hecker Pass, A Family Adventure                           300*               Theme Park
WalMart                                                    240               Discount Retail
City of Gilroy                                             225               City Government

* Seasonal peak employment                                                   ** Contract basis
- ----------------------------------------------------------------------------------------------

The communities within the Gilroy Region have enjoyed historically strong growth. However, the Region has suffered as of late along with the rest of the California economy. The closure of the nearby Fort Ord military base in 1993 also adversly impacted the local economy.

TECHNICAL OVERVIEW

The Gilroy Region is served by four headends identified as Gilroy, Greenfield, Soledad Peak and King City.

The system serving the city of Gilroy is the largest in the region. The system was originally constructed in 1970 and upgraded in 1983 to 300 MHz . The headend is primarily Scientific Atlanta components with a mix of Regal and Scientific Atlanta electronics in the plant. The Gilroy headend is located several miles west of Gilroy in the mountains to improve off-air reception and improve sight

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                                  GILROY REGION

paths for microwave links. The headend microwaves signal to receive sites in the City of Gilroy, Morgan Hill, Hollister and Spring Hill. Spring Hill is a repeater which feeds Aromos, Las Lomas, Oak Hill/Castorville, San Juan Bautista and Prunedale. The Spring Hill site also feeds Laguana Seca which further feeds La Mesa and Carmel Highlands.

The Greenfield system passes 2,621 homes with 40 miles of plant. The system is operating at 300 MHz. The headend is a mix of Scientific Atlanta, Standard, Jerrold, Blonder Tongue and ISS components with a mix of Magnavox and Scientific Atlanta electronics in the plant.

The headend located on Soledad Peak is located just west of Highway 101 in the mountains. The headend uses microwave to deliver signal to the Soledad and Gonzalez systems. The Gonzalez receive site is fiber connected to the Chualar system. The systems are primarily 400 MHz with Scientific Atlanta components in the headend and plant.

The King City system passes 2,847 homes with 60 miles of plant. The system is operating at 300 MHz. The headend is a mix of Scientific Atlanta, Standard, Jerrold, Blonder Tongue and ISS components with a mix of Regal, Magnavox and Scientific Atlanta electronics in the plant.

RATES/CHANNELS

The Systems' rate and channel line-ups vary slightly by system due to technical capacity, franchise and retransmission/must-carry issues, but generally offer a basic service, a tier and a satellite package. The following highlights the basic rates, tier rates and the total number of channels.

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
- -----------------------------------------------------------------------------------------------------------------------
                              SERVICE RATE SUMMARY

                                                               BASIC                   TIER                       TOTAL
FRANCHISE                                                       RATE                   RATE                    CHANNELS
- ---------                                                       ----                   ----                    --------
Gilroy, CA                                                    $20.76                  $5.57                          35
Hollister, CA                                                  21.03                   5.82                          35
Morgan Hill, CA                                                21.72                   5.55                          35
San Benito County, CA                                          22.76                   5.86                          35
Santa Clara County, CA                                         21.83                   5.21                          35
King City, CA                                                  20.18                   1.66                          35
Monterey County, CA                                            20.97                   1.23                          35
Gonzales, CA                                                   11.74                   7.95                          35
Monterey County, CA                                            12.68                   8.34                          35
Soledad, CA                                                    11.85                   7.95                          35
Monterey County, CA                                            21.99                   4.05                          35
San Juan Bautista, CA                                          19.44                   5.21                          35
La Mesa Naval Post Grad School, CA                             19.21                   1.29                          35
Monterey County (Lag Seca/RTG), CA                             22.45                   4.05                          35
Greenfield, CA                                                 19.75                   1.82                          35
Monterey County, CA                                            20.22                   0.70                          35
- -----------------------------------------------------------------------------------------------------------------------

Gilroy has approximately 12,600 addressable subscribers which generated an average 5.6% buy rate in 1995.

OPERATIONS OVERVIEW

The Gilroy Region systems are operated from a centrally located facility in Gilroy, two satellite offices in King City and Soledad and a part time office in Greenfield. The Gilroy facility serves as the office, warehouse and technical center for the entire Region. The two other offices are walk-in payment centers. The Region utilizes a PC-based CSG billing system under master contract through Falcon. The Region is operated by a total of 27 staff members including: a System Manager, an Office Manager, a Plant Manager, 7 Technicians, 1 Lead Installer, 5 Installers / Dispatchers, 7 Customer Service Representatives ("CSRs") and an Advertising Salesperson. There are also 2 CSRs in King City and 1 CSR in Soledad. None of the employees are covered by collective bargaining agreements, nor has there been any organized effort to unionize.


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The Region operates under the authority of 13 franchises. Approximately 80% of the subscribers are in franchises that are within 3 years of renewal or in some cases have not been renewed and are still being negotiated.

MANAGEMENT FEES

Falcon Cable charges Falcon Cable Systems Company a Management Fee of 5.0% of total revenues. For the purposes of this appraisal, system cash flow was determined prior to the Management Fee. Each region was then charged a reimbursement of partnership expenses of 5.73% of total revenues. This charge is comprised of reimbursed partnership expenses and miscellaneous charges. The reimbursed partnership expense was calculated as 3.73% of total revenues. In FY1995 the Gilroy Region was charged $1,980,591 (3.73% of Partnership Revenues of $52.9 million) as Reimbursed Expense under Partnership Expense which discussions with Falcon management confirmed represented expenses of the entire Company and should be allocated accordingly. An additional 2% of revenues was added to each Region's Unallocated Partnership expense to account for miscellaneous services and support provided by the general partner of Falcon Cable Systems Company including management, financial, programming, billing, marketing, legal, programming and other services and discounts.

COMPETITION AND POTENTIAL ACQUIRORS

The Systems are not currently overbuilt by any other franchised cable operator. There is an MMDS operator which delivers signal in Greenfield which has caused a small subscriber loss. Within the immediate surrounding area are the following operators: Tele-Communications, Inc., Intermedia Partners and Post Newsweek Cable.

SUMMARY

The Gilroy region has the widest range of demographics of the Falcon systems. The systems to the north including Gilroy have excellent growth prospects as Silicon Valley continues to expand,

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however King City to the south is at the lower end of the demographic scale.

The franchising environment in the Systems appears difficult as many of the franchising authorities have filed to prevent Falcon's bid for the small system exclusion following the lead of the Naval Postgraduate School. In addition, approximately 80% of subscribers are in franchises that have either expired or expire within the next three years.

Homes passed growth is projected to be relatively robust at 1.7% versus an historical 1.5% with continual improvement in subscriber penetration. Revenue and cash flow are projected to increase, reversing the historical trend, due to rate increases, subscriber gains and continued generation of revenue from other sources.

The plant will require a rebuild in the next three years to eliminate channel lock, permit revenue gains, eliminate multiple microwave connections, improve system signal integrity, reduce cost of operation, and to aid the franchise renewal process for those areas due to expire in the next three years.

In the event of a sale the most likely buyer is TCI/Intermedia, and possibly Post Newsweek. However, TCI is the dominant player in the northern California markets.

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                                 HESPERIA REGION
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                                 HESPERIA REGION

INTRODUCTION

The Hesperia region ("Hesperia" or the "Region") is composed of five cable television systems (the "Systems") which serve the communities of Adelanto, Rosamond/Mojave, North Edwards, Boron and Hesperia in the state of California. The following map highlights the location of the Systems in the state of California.

                                 [MAP OF REGION]

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                                   [CHART 1]

TABLE 1:

HISTORICAL SUBSCRIBER SUMMARY
(Fiscal Years Ended December 31)

                               1993            1994            1995
                               ----            ----            ----
HOMES PASSED                 27,332          28,031          28,312

BASIC SUBSCRIBERS            16,420          17,611          18,513
  % PENETRATION                60.1%           62.8%           65.4%

PAY UNITS                     7,438           8,907           8,366
  % PENETRATION                45.3%           50.6%           45.2%


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                                   [CHART 2]

TABLE 1:

HISTORICAL FINANCIAL SUMMARY
(Fiscal Years Ended December 31)

($ in thousands)                     1993           1994            1995
                                     ----           ----            ----
REVENUES                           $7,085         $7,321          $7,847

EXPENSES                            2,956          3,204           3,645

SYSTEM CASH FLOW                   $4,129         $4,117          $4,202
      % MARGIN                       58.3%          56.2%           53.5%


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As of December 31, 1995, the Systems passed 28,312 homes with 678 miles of plant
(42 homes per mile) and served 18,513 basic subscribers (65.4% basic penetration) who subscribed to 8,366 pay units (45.2% pay penetration). Revenue and cash flow for the fiscal year ended December 31, 1995 were $7.847 million and $4.202 million respectively (53.5% operating margin). The charts and tables on the preceding pages demonstrate the historical operating and financial performance of the Systems.

The historical subscriber summary indicates that the Hesperia Region generated homes passed growth of 1.8% annually since 1993 and subscriber growth of 6.2% over the same period. Homes passed growth slowed in 1995 to 1.0% versus 2.6% in 1994. Basic subscribers continued to climb with penetration reaching 65% in 1995 from 60% in 1993. Pay subscribers declined from 8,907 at FYE 1994 to 8,366 at FYE 1995, a loss of 6.1%.

In the Hesperia Region, revenue has climbed over the preceding three years at a compound growth rate of 5.2% fueled by subscriber gains which offset revenue losses as a result of reregulation. However, the operating margin declined over the period from 58.3% in 1993 to 53.5% in 1995 resulting in a flat actual cash flow over the three year period.

MARKET OVERVIEW

Hesperia is the largest community in the Hesperia Region. Hesperia is located approximately 20 miles north of the City of San Bernardino along Interstate 15 and approximately 80 miles north and east of Los Angeles. The area is an extreme outer bedroom community for Los Angeles and for San Bernardino. The closing of George Air Force Base, a large area employer, approximately three years ago, had a severe negative effect on the economy. System management estimated that a large portion of the population was on welfare and the area suffered from high unemployment.

The City of Adelanto was founded in 1915 by inventor E.H. Richardson. Richardson built the

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community with money received from the sale of his patent for what was later developed as the Hotpoint Electric Iron. Adelanto was developed as one of the first master planned communities in Southern California. The city is located approximately 95 miles northeast of Los Angeles on State Highway 395 in the California High Desert and 35 miles north of San Bernardino via Interstate 15. Major employers in Adelanto include:

EMPLOYER                                                       EMPLOYEES
- --------                                                       ---------
Roadway Express, Inc.                                              1,000
Adelanto School District                                             272
Iron Horse Trucking                                                  200

Adelanto, like Hesperia, suffers from unemployment and a large percentage of welfare recipients. However, the city has constructed several industrial parks to encourage the influx of new business and has developed a Fast Track process to minimize the time it takes to gain building permits and other authorizations required to begin business operations in the city.

Boron is located approximately 35 miles to the north of Adelanto and is an abandoned boron mining town. The mine has been closed and the community is slowly shrinking. The Rosamond/Mojave system is located approximately 60 miles from Adelanto and approximately 20 miles west of Boron. The communities are composed of small tract homes and are outer bedroom communities for Los Angeles and other cities in Los Angeles and San Bernardino counties. North Edwards is adjacent to Edwards Air Force base and approximately 10 miles west of Boron. Edwards is a major U.S. base and is the West Coast home and landing site for the NASA Space Shuttle.

TECHNICAL OVERVIEW

The system serving Hesperia passes 16,948 homes with 415 miles of plant. The system was originally constructed in 1972 and rebuilt in 1988 to 330 MHz. The plant is technically sound and there is a nearly complete fiber project which will replace significant portions of the trunk in order to reduce

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amplifier cascades. Management indicated that the area was built out and that future growth was occurring primarily under existing plant. The system has a microwave receive site at the office/headend which receives microwave signals from Los Angeles off-air networks at a site on Blue Ridge Mountain. The Blue Ridge site is also used to send the off-air signals to Adelanto.

The Adelanto system passes 2,600 homes with 62 miles of plant. The system was constructed in 1972 and rebuilt in 1988 to 330 MHz. Adelanto acts as a microwave distribution source for the community of Silver Lake, a small retirement community with 1,802 homes passed by 41 miles of plant located outside of Adelanto.

The Rosamond/Mojave system is linked together via a fiber run which permitted the elimination of a headend. The system was originally built in 1974 and is currently operating at 300 MHz. The Boron system passes 1,256 homes with 27 miles of plant. The system was originally constructed in 1967 and 60% rebuilt in 1991. The system is operating at 270 MHz. The North Edwards system passes 235 homes with 7 miles of plant. The system was constructed in 1990 and is operating at 450 MHz.

OPERATIONS OVERVIEW

The Hesperia Region has a main office located in Hesperia and a satellite office in Mojave. The Hesperia office is open for walk-in payments customer service and subscriber inquires. The Region uses a CSG-based billing system under a master contract through Falcon. The Hesperia Region is operated by 21 employees including, a System Manager, an Office Manager, a Chief Technician, 3 Technicians, 3 Installers, 1 Dispatch Supervisor and 6 Customer Service Representatives ("CSRs"). The Mojave office has 2 CSRs and 3 Technicians. None of the employees are covered by collective bargaining agreements, nor has there been any organized effort to unionize.

The Hesperia Region operates under the authority of four franchises. The earliest franchise expiration

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                                 HESPERIA REGION

is in 2006.

RATES/CHANNELS

The Systems rate and channel line-ups vary slightly by system due to franchise and retransmission/must-carry issues but generally offer a basic package composed of a variety of Los Angeles off-air signals, a tier package, a satellite package, premium networks, and pay-per-view channels. The following highlights the basic rates, tier rates and the number of channels available in each franchise area:

                              SERVICE RATES SUMMARY

FRANCHISE                              BASIC RATE    TIER RATE     TOTAL CHANNELS
- ---------                              ----------    ---------     --------------
Hesperia, CA                               $19.43        $7.95                 44
Kern County, CA                             15.66         4.90                 41
Adelanto, CA                                18.36         7.78                 43
San Bern. Co. (Silver Lake), CA             17.85         9.25                 44
Kern County, CA                             16.54         6.07                 41
Kern County, CA                             15.39         1.70                 28

Hesperia has approximately 6,000 addressable subscribers which generated an average buy rate of 11% in 1995.

MANAGEMENT FEES

Falcon Cable charges Falcon Cable Systems Company a Management Fee of 5.0% of total revenues. For the purposes of this appraisal, system cash flow was determined prior to the Management Fee. Each region was then charged a reimbursement of partnership expenses of 5.73% of total revenues. This charge is comprised of reimbursed partnership expenses and miscellaneous charges. The reimbursed partnership expense was calculated as 3.73% of total revenues. In FY1995 the Gilroy Region was charged $1,980,591 (3.73% of Partnership Revenues of $52.9 million) as Reimbursed Expense under Partnership Expense which discussions with Falcon management confirmed

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represented expenses of the entire Company and should be allocated accordingly.
An additional 2% of revenues was added to each Region's Unallocated Partnership expense to account for miscellaneous services and support provided by the general partner of Falcon Cable Systems Company including management, financial, programming, billing, marketing, legal, programming and other services and discounts.

COMPETITION & POTENTIAL ACQUIRORS

The systems are not currently overbuilt by any other franchised cable system. Within the immediate surrounding area are Booth American Company, Century Communications, Comcast Corp. and Tele-Communications, Inc.

SUMMARY

The Hesperia Region has had strong growth over the preceding three years, however, the economy of the communities served by the Systems continues to suffer. Homes passed growth based on information from management and other sources is projected to decrease to .8% per annum, however, basic penetration is projected to continue to rise.

The Systems were originally constructed in the early 1970s. They are operated at 330 MHz and are channel locked. The Systems will require a rebuild over the next few years in order to raise rates and fend off competition.

In the event of a sale, the most likely buyers include Century, Tele-Communications, Inc. and Mediacom, which recently announced the purchase of 11,000 subscribers in Ridgecrest, CA for $120.8 million ($1,890 per subscriber), or 7.5x cash flow. (This transaction will not close until early 1996). The Systems would command a premium market price due to the historical growth in subscribers and revenues. However, at 65% basic penetration, continual subscriber growth will be more difficult to maintain and the market demographics present a difficult economic outlook. In

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addition, the purchase price would be discounted for the cost of rebuilding all of the Systems.


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                             SAN LUIS OBISPO REGION

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                             SAN LUIS OBISPO REGION

INTRODUCTION

The San Luis Obispo Region ("SLO" or the "Region") is composed of two cable television systems (the "Systems") which serve the communities of Atascadero, Los Alamos, Guadeloupe, Los Osos, Cambria and portions of San Luis Obispo County in the state of California. The following map highlights the location of the Systems within the state of California.

                                 [MAP OF REGION]

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                               [GRAPHIC OMITTED]

TABLE 1:

HISTORICAL SUBSCRIBER SUMMARY
(Fiscal Years Ended December 31)

                                       1993          1994           1995
                                       ----          ----           ----
HOMES PASSED                         25,399        25,699         26,138

BASIC SUBSCRIBERS                    15,717        15,669         15,635
   % PENETRATION                       61.9%         61.0%          59.8%

PAY UNITS                             5,161         5,224          3,733
   % PENETRATION                       32.8%         33.3%          23.9%


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                               [GRAPHIC OMITTED]

TABLE 1:

HISTORICAL FINANCIAL SUMMARY
(Fiscal Years Ended December 31)

($ IN THOUSANDS)                   1993            1994           1995
                                   ----            ----           ----
REVENUES                         $6,486          $6,134         $5,729

EXPENSES                          2,734           2,967          3,194

SYSTEM CASH FLOW                 $3,751          $3,168         $2,535
    % MARGIN                       57.8%           51.6%          44.2%


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                             SAN LUIS OBISPO REGION

As of December 31, 1995, the Systems passed 26,138 homes with 409 miles of plant (64 homes per mile) and served 15,635 basic subscribers (59.8% basic penetration) who subscribed to 3,733 pay units (23.9% pay penetration). Revenue and cash flow for the fiscal year ended December 31, 1995 were $5.729 million and $2.535 million respectively (44.2% operating margin). The charts and tables on the preceding pages demonstrate the historical operating and financial performance of the Systems.

The SLO Region experienced homes passed growth of approximately 1.4% annually over the period from 1993 through 1995. Over the same period, basic subscribers dropped resulting in a three year net subscriber loss of 82 subscribers. This resulted in basic penetration declining from 61.9% in 1993 to 59.8% in 1995. Pay subscription also declined precipitously from 5,161 to 3,733 (32.8% pay penetration to 23.9%) over the period.

The SLO Region's revenues have fallen by $757 thousand over the period from 1993 through 1995. This decline was attributable to regulation which decreased rates, and the falling number of pay subscribers. Over the period, the Region had incremental expense increases which caused system cash flow to decline from $3.8 million to $2.5 million, a decline of 34%, resulting in a margin decrease from 57.8% to 44.2%.

MARKET OVERVIEW

The communities served by SLO are located in the heart of California's Central Coast, approximately 210 miles south of San Francisco, 210 miles north of Los Angeles, and 17 miles inland from the Pacific Ocean, in the San Lucia Mountains. Atascadero, with a population of over 25,000, and the largest city served in the SLO region, is the second largest community in San Luis Obispo County.

Following the general trend in California, the economy in San Luis Obispo County has suffered over the last few years, however, the 1996 San Luis Obispo County Economic Outlook prepared by the

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Regents of the University of California indicates that a recovery is in progress. The report concluded that labor markets have demonstrated clear improvement, retail gains are underway and that incomes have begun to modestly rise again. The report also points to new residential development, positive net in-migration and estimates that 2,775 people will relocate to the county in 1996. In the near term the report predicts population growth of 1.4% per annum through 2004.

The employment environment of SLO County remains relatively stable as one-fourth of all residents work for some level of government. The county is also increasing its tourism base which serves the Hearst Castle, the local vineyards and the beaches along California's scenic Route 1.

The city of Atascadero was founded in 1913 as a planned utopian colony by Edward Gardner Lewis, a successful magazine publisher from the East. Many of Mr. Gardner's principles have survived through to the present as a result of Atascadero's city charter, which calls for the preservation of open space and the protection of trees and hillsides. The population of Atascadero is 25,225. Growth from 1980 through 1990 was 43%, and since 1980 the city has averaged 700 new residents per year. The major employer in the area is the Atascadero State Hospital which has over 1,500 employees.

Cambria is a small community to the northwest of Atascadero along Route 1, and just south of San Simeon State Park. The community is comprised primarily of retirees, artists and individuals who serve the tourist trade. Los Osos is to the southwest of Atascadero and just south of Morro Bay. The community is a small bedroom community for the City of San Luis Obispo as well as home to employees of Pacific Gas & Electric's Diablo Canyon Nuclear Facility. Los Osos also has a significant retirement component. Guadeloupe is the southern most system located approximately 30 miles to the south of Atascadero just outside of Santa Maria.

The following chart highlights the population and economic growth of San Luis Obispo County:

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
                                   1990            1992               1994             1995
                                   ----            ----               ----             ----
County
Population                      221,843         221,902            231,549          236,038
     Growth                         N/A            .03%               4.3%             1.9%

Taxable Retail Sales
(000s)                       $1,260,520      $1,914,174         $1,246,975              N/A

The following chart highlights the demographic and economic growth of the City of Atascadero:

(DOLLAR VALUES IN MILLIONS)          1990        1991        1993           1995
                                     ----        ----        ----           ----
Population in the County          217,162     221,340     228,380        236,038
Taxable Retail
Sales
- - County                         $1,730.5    $1,662.5    $1,679.0(1)     1,654.0(1)
Populations in City Limits
- - Atascadero                       23,138      23,382      24,091         25,225
Taxable Retail Sales
- - City                             $132.0      $187.0      $185.0         $151.0(1)
Total Number of Dwellings
- - City                              8,875       8,973       9,127          9,273
Total School Enrollment
- -Atascadero                         5,275       5,436       5,686          5,924

TECHNICAL OVERVIEW

The SLO Region is served by two headends located in Atascadero and Los Alamos. Atascadero serves the city of Atascadero and surrounding areas of San Louis Obispo County, and microwaves signal to Cambria, Los Osos and Guadeloupe. Los Alamos is a stand-alone system.

The Atascadero headend is located on the grounds of the Atascadero State Hospital. The system uses a receive site located on Cuesta Peak to receive off-air signals which are then fibered to the Atascadero headend and microwaved to the other receive sites. All satellite signals are received at the Atascadero headend and fibered to Cuesta Peak for transmission to the other systems. Los Angeles off-air networks are received via a microwave signal from a vendor.

- -----------
(1) Results from previous years.

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                          FALCON CABLE SYSTEMS COMPANY

- --------------------------------------------------------------------------------

                             SAN LUIS OBISPO REGION

The SLO Region, with the exception of the city of Atascadero, Guadeloupe and Los Alamos, have been rebuilt (approximately 50% of the Region's plant miles) within the last year to 750 MHz fiber-to-the-node technology at an estimated cost of $5.5 million. The fiber project also included the installation of a new headend in Atascadero and a fiber connection between Atascadero and Cuesta Peak. This has significantly increased signal quality and reduced outages. Atascadero is slated to be rebuilt in the next few years as part of the refranchising effort (franchise expiration for Atascadero is 2001).

Los Alamos is a small community that was built in 1985 to 450 MHz with a 40-channel capacity.

OPERATIONS OVERVIEW

The Region is served by one office located in Atascadero. The Atascadero office also shares space with the Falcon Western Region Division Office. The office is open for walk-in payments, customer service and subscriber inquires. The Region uses a CSG-based billing system under a master contract through Falcon. The SLO Region is operated by 17 employees including, a System Manager, an Office Manager, a Chief Technician, 2 Maintenance Technicians, 1 Service Technician, 1 Installer/Technician, 2 Installers, 1 Dispatch Supervisor, 1 Warehouse Supervisor, 5 Customer Service Representatives and 1 Advertising Sales Manager. None of the employees are covered by collective bargaining agreements, nor has there been any organized effort to unionize.

RATES/CHANNELS

The Systems' rate and channel line-ups vary slightly by system due to franchise and retransmission/must-carry issues but generally offer a basic line-up composed of a variety of Oxnard, Los Angeles, Santa Maria, Santa Barbara and San Luis Obispo, California off-air signals, a tier package, a satellite package, premium networks, and pay-per-view channels. The following highlights the basic rates, tier rates and the total number of channels available by franchise area:

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                          FALCON CABLE SYSTEMS COMPANY

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                             SAN LUIS OBISPO REGION

                              SERVICE RATE SUMMARY

                                  BASIC          TIER                TOTAL
FRANCHISE                          RATE          RATE             CHANNELS
- ---------                          ----          ----             --------
Atascadero, CA                   $16.56         $7.66                   37
Guadalupe, CA                     17.42          6.10                   37
Los Alamos, CA                    15.60          2.18                   21
San Luis Obispo, CA               15.83          7.03                   58

At FYE 1995, the Systems had 5,019 addressable subscribers and an average buy rate of 5.5%.

MANAGEMENT FEES

Falcon Cable charges Falcon Cable Systems Company a Management Fee of 5.0% of total revenues. For the purposes of this appraisal, system cash flow was determined prior to the Management Fee. Each region was then charged a reimbursement of partnership expenses of 5.73% of total revenues. This charge is comprised of reimbursed partnership expenses and miscellaneous charges. The reimbursed partnership expense was calculated as 3.73% of total revenues. In FY1995 the Gilroy Region was charged $1,980,591 (3.73% of Partnership Revenues of $52.9 million) as Reimbursed Expense under Partnership Expense which discussions with Falcon management confirmed represented expenses of the entire Company and should be allocated accordingly. An additional 2% of revenues was added to each Region's Unallocated Partnership expense to account for miscellaneous services and support provided by the general partner of Falcon Cable Systems Company including management, financial, programming, billing, marketing, legal, programming and other services and discounts.

COMPETITION & POTENTIAL ACQUIRORs

The Systems are not currently overbuilt by any other franchised cable system. Within the immediate surrounding area are Sonic Communications, Time Warner Cable and Comcast Corp.

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                          FALCON CABLE SYSTEMS COMPANY

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                             SAN LUIS OBISPO REGION

SUMMARY

The SLO Region serves attractive, stable, economically improving markets. Falcon completed a portion of the rebuild of the Systems that was required, however, a large portion of the plant, located in the city of Atascadero, must be rebuilt within the next few years, not only to assure a franchise renewal, but also to ensure the reversal of subscriber erosion already sustained.

The revenue losses sustained since 1993 should be reversed as the advent of deregulation permits the service rates to rise. The state of the economy and a refranchising environment will not permit a large recapture, but rate increases in the 4% range are sustainable. The completion of the rebuild will also improve signal quality, reduce outages and lead to basic subscriber gains as well as permit growth of other revenue sources and the retention of pay subscribers. Homes passed growth of 1.7% is projected and penetration increases are projected to increase the number of basic subscribers by approximately 2.4% per annum.

In the event of a sale of SLO, likely acquirors include Comcast, Time Warner and possibly TCI/Intermedia as they continue to consolidate much of Northern California. The Systems would command an average price in the market based on growth potential and demographics, but would be discounted by the cost of rebuilding Atascadero, and for the negative trend of historical operating and financial results.

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
                                 TULARE REGION

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                          FALCON CABLE SYSTEMS COMPANY

- --------------------------------------------------------------------------------

                                  TULARE REGION

INTRODUCTION

The Tulare Region ("Tulare"or the "Region") is composed of three cable systems (the "Systems") which serve the communities of Posey, Springville, California Hot Springs, Camp Nelson, Three Rivers, Woodlake, Lemon Cove, Terra Bella, Woodville, Strathmore, Porterville, Pet, Exeter, Farmersville, Ivanhoe, Cutler, Orosi, Orange Cove, Oak Ranch and Lindsay. These communities are all located in and around Tulare County, California. The following map indicates the location of the Tulare Region within the state of California.

                                 [Map of Region]

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                                     II-28
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                          FALCON CABLE SYSTEMS COMPANY

- -------------------------------------------------------------------------------


                                  TULARE REGION

                               [CHART 1 OMITTED]

- -----------------------------------------------------------------------------------------------------------------------
TABLE 1:

HISTORICAL SUBSCRIBER SUMMARY
(Fiscal Years Ended December 31)

                                                           1993                        1994                        1995
                                                           ----                        ----                        ----
Homes Passed                                             38,340                      39,514                      41,053

Basic Subscribers                                        16,552                      15,562                      15,249
     % Penetration                                        43.2%                       39.4%                       37.1%

Pay Units                                                11,064                       9,316                       7,110
     % Penetration                                        66.8%                       59.9%                       46.6%
- -----------------------------------------------------------------------------------------------------------------------

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                                  TULARE REGION

                               [CHART 2 OMITTED]

- ------------------------------------------------------------------------------------------------------------------------
TABLE 1:

ISTORICAL FINANCIAL SUMMARY
(Fiscal Years Ended December 31)

($ in thousands)                                           1993                        1994                        1995
- ----------------                                           ----                        ----                        ----
Revenues                                                 $7,493                      $6,802                      $6,506

Expenses                                                 $3,787                      $3,469                      $3,338

System Cash Flow                                         $3,706                      $3,334                      $3,169
         % Margin                                         49.5%                       49.0%                       48.7%
- -----------------------------------------------------------------------------------------------------------------------

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                          FALCON CABLE SYSTEMS COMPANY

- -------------------------------------------------------------------------------

                                  TULARE REGION

As of December 31, 1995, the Systems passed 41,053 homes with 675 miles of plant (60 homes per mile) and served 15,249 basic subscribers (37.1% basic penetration) who subscribed to 7,110 pay units (46.6% pay penetration). Revenue and system cash flow for the fiscal year ended December 31, 1995 were $6,506,018 and $3,168,517 respectively (48.7% operating margin). The charts and tables on the preceding pages demonstrate the operating and financial perfomance of the Systems over the last three years.

As the historical results indicate, the Systems have been losing subscribers over the last three years despite a 7% increase in homes passed over the period. Subscribers have fallen from 16,552 in 1993 to 15,249 in 1995, a 7.7% decline, and penetration has fallen from 43.2% in 1993 to 37.1% in 1995.

The Tulare Region revenues and cash flow have also been decreasing over the last three years from $7.4 million in revenues in 1993 to $6.5 million in 1995, a 12% decline, and from $3.7 million to $3.2 million in cash flow for the same period, a 14% decline. The declines were attributable to subscriber losses as well as reregulation related rate decreases and other incremental expense increases.

MARKET OVERVIEW

The communities served by the Tulare Region systems are located approximately 180 miles north of Los Angeles, 230 miles south of San Francisco and Sacremento and 45 miles south of Fresno. There are three systems in the Region, Porterville, Posey/Jack Ranch and California Hot Springs.

Porterville is the largest with approximately 98% of the Region's total subscribers. Porterville is located in Tulare County which is the heart of California's agri-business region. Tulare County's agri-business' produce over 46 products which yield over $1,000,000 in annual sales including almonds, cotton, citrus and grapes. In the county, approximately 32,000, or 25% of the employment base is employed in agriculture. The area was hit with a disaterous freeze in the early 1990s which destroyed a large number of the citrus and other trees. Replanted trees are just beginning to mature and output

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                          FALCON CABLE SYSTEMS COMPANY

- -------------------------------------------------------------------------------

                                  TULARE REGION

is again begining to surge.

Posey/Jack Ranch and California Hot Springs are east of the Porterville system, in or near the mountains. Posey/Jack Ranch is a retirement community drawing retirees from as far away as Los Angeles who, in a search for cheaper housing and a quieter lifestyle, will commute or semi-retire to the area. There is also a sprinkling of logging and cattle ranching in the communities and surrounding areas.

The following chart highlights the major employers in Tulare County:

- -------------------------------------------------------------------------------------------------------------
EMPLOYER                                                        EMPLOYEES             DESCRIPTION
- --------                                                        ---------             -----------
Dairyman's Coop. Creamery Assoc.                                      650             Dairy Products
Tulare City School District                                           640             Education
Tulare Joint Union H.S. District                                      450             Education
Tulare District Hospital                                              435             Medical Facilities
Haagen-Dazs                                                           300             Ice Cream
Kraft General Foods                                                   300             Cheese & Dairy Products
City of Tulare                                                        250             Municipality
Southern Cal. Edison                                                  250             Utility Services
Grumman/Olsen Ind., Inc.                                              200             Truck Bodies
PSI Tronix                                                            175             Electronics
Kings County Truck Lines                                              150             Transportation Services
Kraft U.S.A. South                                                    130             Cheese & Dairy Products
Stella Cheese                                                         120             Cheese & Dairy Products
J.D. Heiskell                                                         100             Grain Processor
- -------------------------------------------------------------------------------------------------------------

The following chart highlights the demographic trends in Tulare County over the last 10 years:





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                          FALCON CABLE SYSTEMS COMPANY

- -------------------------------------------------------------------------------

                                  TULARE REGION

- ------------------------------------------------------------------------------------------------------------------------
                                                         1985                1988                1990               1993
                                                         ----                ----                ----               ----
Population-County                                     260,300             295,000             319,600            340,000

Taxable Sales-County(in $1,000's)                  $1,549,525          $1,793,916          $2,148,811         $2,243,541

Population City of Tulare (area 225,000)               26,356              28,040              33,249             39,314

Taxable Sales City of Tulare(in 1,000's)             $177,463            $218,719            $266,637           $283,997

Housholds City of Tulare                                9,550              10,500              11,900             13,500

K-12 School Enrollment                                  8,029               8,744               9,364             10,512
- ------------------------------------------------------------------------------------------------------------------------


TECHNICAL OVERVIEW

The Tulare Region is served by three headends located in Porterville, Posey/Jack Ranch and California Hot Springs. The Tulare Systems have a total of 675 miles of plant (79% aerial and 21% underground).

The Porterville headend serves as a microwave distribution site for 16 sub-systems in the surrounding area. Porterville microwaves signal to Blue Ridge, Rich Grove, Pixley (which distributes via microwave to Earlimont), Tipton, Lindsay and Venus Hills. Blue Ridge is a secondary site which distributes to Springville, Camp Nelson and Three Rivers. Venus Hills is also a secondary distibution site which transmits to Woodlake, Lin Cove, Farmerville, Pat Tract and Orosi. Headend hardware is primarily Scientific Atlanta components and the system is a mixture of various manufactures. Presently the system is configured to a mixture of between 300 MHz to 750 MHz with a 24-mile fiber trunk overlay completed in 1995 (estimated cost of $196,000) which is engineered to 750 MHz.

The California Hot Springs system is composed of 18 miles of plant serving 161 basic subscribers. The system was built in 1963 and upgraded in 1986 to 400 MHz. The headend is primarily Scientific Atlanta equipment with a mixture of Jerrold and Scientific Atlanta equipment in the system.

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                                  TULARE REGION

The Posey/Jack Ranch system is composed of 12 miles of plant serving 126 basic subscribers. The system was built in 1963 and upgraded in 1986 to 400 MHz. The headend is primarily Scientific Atlanta equipment with a mixture of Jerrold and Scientific Atlanta equipment in the system.

RATES/CHANNELS

The Systems' rate and channel line-ups vary slightly by system due to franchise and retransmission/must-carry issues but generally offer a basic composed of a variety of Fresno, Los Angeles, Bakersfield, Hanford and Visalia, California off-air signals, a tier, a satellite package, 5 premium networks, and 1 channel of pay-per-view (Request 1). The following highlights the basic rates, tier rates and the number of channels available by franchise area:

- ------------------------------------------------------------------------------------------------------------------------
                              SERVICE RATE SUMMARY
                                                                BASIC                      TIER                   TOTAL
FRANCHISE                                                        RATE                      RATE                CHANNELS
- ---------                                                        ----                      ----                --------
Exeter, CA                                                     $18.69                      4.97                      40
Farmersville, CA                                                18.36                      4.79                      40
Lindsay, CA                                                     17.25                      5.32                      40
Orange Cove, CA                                                 14.92                      3.90                      40
Porterville, CA                                                 15.90                      5.80                      40
Tulare County, CA                                               18.48                      4.88                      40
Woodlake, CA                                                    15.86                      5.95                      40
Tulare County, CA                                               19.72                      0.00                      13
- ------------------------------------------------------------------------------------------------------------------------

There are 7,857 addressable subscribers in the Systems which generated a 5.8% average buy rate.

OPERATIONS OVERVIEW

The Tulare Region is operated from a centrally located facility in Porterville. The Porterville facility serves as the office, warehouse and technical center for the entire Region. The office is open for walk in payments, customer service and inquiries. The office utilizes a PC-based CSG billing system under a master contract through Falcon. The Tulare Region is operated by a total of 25 staff members

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                          FALCON CABLE SYSTEMS COMPANY

- -------------------------------------------------------------------------------

                                  TULARE REGION

including: a System Manager, an Office Manager, a Chief Technician, 4 Technicians, 5 Installers, 1 converter repair/warehouse/inventory, 2 Dispatchers, 1 Construction/Engineering Supervisor, 7 Customer Service Representatives and 2 Advertising Salepersons. None of the employees are covered by collective bargaining agreements, nor has there been any organized effort to unionize.

The Region operates under the authority of 7 franchises, of which 5 expire within the next 3 years, including Tulare County, the largest in terms of subscribers.

MANAGEMENT FEES

Falcon Cable charges Falcon Cable Systems Company a Management Fee of 5.0% of total revenues. For the purposes of this appraisal, system cash flow was determined prior to the Management Fee. Each region was then charged a reimbursement of partnership expenses of 5.73% of total revenues. This charge is comprised of reimbursed partnership expenses and miscellaneous charges. The reimbursed partnership expense was calculated as 3.73% of total revenues. In FY1995 the Gilroy Region was charged $1,980,591 (3.73% of Partnership Revenues of $52.9 million) as Reimbursed Expense under Partnership Expense which discussions with Falcon management confirmed represented expenses of the entire Company and should be allocated accordingly. An additional 2% of revenues was added to each Region's Unallocated Partnership expense to account for miscellaneous services and support provided by the general partner of Falcon Cable Systems Company including management, financial, programming, billing, marketing, legal, programming and other services and discounts.

COMPETITION & POTENTIAL ACQUIORs

The Systems are not currently overbuilt by any other franchised cable system, however, a Fresno based MMDS operator currently has approximately 3,000 subscribers within the zip codes of areas served by the Systems. The MMDS provider does not have a comparable channel line-up but is competing for the more price sensitive subscribers.

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                          FALCON CABLE SYSTEMS COMPANY

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                                  TULARE REGION

Within the immediate surrounding area are Continental Cablevision and Northland Communications.

SUMMARY

The Tulare Region is suffering from the severe effects of the general California economic slump, the aftershocks of the damage done to its citrus crops and the effect of cable reregulation. The introduction of competition to the market has also hurt subscriber growth and retention, and increased the price awareness of the subscribers.

Homes passed growth was projected to continue at historic levels in the short term, and subscriber losses should be stemmed and begin to grow as the economy improves. The Systems are in need of a rebuild from the current 270/330/400 MHz capacity in order to encourage subscriber growth, permit rate increases, fend off competition and to ensure orderly franchise renewals. The introduction of digital MMDS will vastly increase the competitivness of MMDS and reduce its dependence on price comparisons.

In the event of a sale, there are several operators in the region including Continental and Northland. The purchase price for the Region, however, would be depressed by the recent historical subscriber, revenue and cash flow trends, by the presence of a viable, operating competitor and by the cost of the rebuild of the Systems.

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
                              CENTRAL OREGON REGION

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                          FALCON CABLE SYSTEMS COMPANY

- --------------------------------------------------------------------------------

                              CENTRAL OREGON REGION

INTRODUCTION

The Central Oregon Region ("Central Oregon" or the "Region) is composed of six cable television systems (the "Systems") in areas surrounding Eugene, Oregon and one system near the border of California. The Systems were operated from headends located in Brownsville, Veneta/Noti, Cottage Grove, Sutherlin, Cave Junction and one located atop Bear Mountain which services nine hub sites via microwave. The following map indicates the location of the Systems within the state of Oregon.

                                 [MAP OF REGION]

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                              CENTRAL OREGON REGION

                               [GRAPHIC OMITTED]

TABLE 1:

HISTORICAL SUBSCRIBER SUMMARY
(Fiscal Years Ended December 31)

                                      1993                 1994               1995
                                      ----                 ----               ----
HOMES PASSED                        26,355               26,355             26,355

BASIC SUBSCRIBERS                   13,808               14,198             14,225
  % PENETRATION                       52.4%                53.9%              54.0%

PAY UNITS                            5,293                5,477              5,505
  % PENETRATION                       38.3%                38.6%              38.7%


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                              CENTRAL OREGON REGION

                               [GRAPHIC OMITTED]

TABLE 2:

HISTORICAL FINANCIAL SUMMARY
(Fiscal Years Ended December 31)

($ IN THOUSANDS)                         1993                 1994                1995
                                         ----                 ----                ----
REVENUES                               $5,228               $5,029              $5,001

EXPENSES                                2,180                2,217               2,289

SYSTEM CASH FLOW                       $3,048               $2,812              $2,712
    % MARGIN                             58.3%                55.9%               54.2%


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                              CENTRAL OREGON REGION

As of December 31, 1995, the Systems passed 26,355 homes with 660.3 miles of plant (39.9 homes per mile) and served 14,225 basic subscribers (54.0% basic penetration) who subscribed to 5,505 pay units (38.7% pay penetration). Revenue and system cash flow for the fiscal year ended December 31, 1995 were $5,001,040 and $2,712,460, respectively (54.2% margin). The charts and tables on the preceding pages, depict the operating and financial performance of the Systems over the last three years.

The Central Oregon Region has not experienced any homes passed growth in the last three years. Basic subscribers in the Region have increased at a compound annual growth rate of 1.5% since 1993 and only .2% between 1994 and 1995. Pay penetration has remained flat at between 38.3% and 38.7%.

In terms of revenue and cash flow, the Region generated a compound annual growth rate of 3.3% and 1.8%, respectively, over the period from 1993 through 1995. The Region's operating margin is extremly high at 55% especially when considering the geographic spread of the Systems and the average system size.

MARKET OVERVIEW

The Central Oregon Region has been evolving from a logging based economy towards high tech industries, recently being labeled the "Silicon Forest". Two large international manufacturers, Sony and Hyundai, have opened plants just outside Eugene. The Sony plant employs 600 people and produces CD ROM discs, and the Hyundai plant staffs over 1,600 people.

Cottage Grove is experiencing growth in trailer parks and retirees. McKinsey River is growing and is already a highly cable saturated area. Coburg, Creswell, Marcola and Brownsville, the suburbs of Eugene, are undergoing subdivision growth as the population moves outside the larger city. The caves in Cottage Grove have also been instrumental in luring tourist dollars to the area.

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- --------------------------------------------------------------------------------

                              CENTRAL OREGON REGION

TECHNICAL OVERVIEW

The Central Oregon Region is operated from headends in Cave Junction, Sutherlin, Brownsville, Cottage Grove,Veneta and Bear Mountain. The Region passes 26,355 homes with 660 miles of plant, of which 605 (92%) is of aerial contruction and 54 (8%) is underground construction.

The Bear Mountain headend uses AML microwave to feed nine additional systems in Drain, Oak Ridge/Westford, Rural Cottage Grove, Creswell, Coburg,
Marcola/Walterville, Vida/Nimord, Blue River/McKinsey Ridge and Pleasant Hill/Dexter/Lowell, over an eight hub split.

The Veneta and Cave Junction systems were rebuilt in 1995. Management plans to increase channel offerings in early 1996.

RATES/CHANNEL

The Systems offer various amounts of programming from 28 channels of service in Oakland, Sutherlin and the outlying Douglas County areas of Oakland and Sutherlin, to 44 channels of service in the Cottage Grove and Lane County (Cottage Grove) franchises. The Systems rate and channel line-ups vary slightly by system due to technical capacities and franchise and retransmission/must-carry issues. They generally offer a basic service composed of a variety of Eugene, Roseburg, Medford, Corvallis and Winston off-air signals, a tier package, up to two satellite packages and up to six pay services (pay services available include Cinemax, The Disney Channel, HBO, The Movie Channel, Showtime and Encore). There are no pay-per-view services in any of the addressable systems.

Rates vary from $14.01 to $25.87 for basic, $1.46 to $5.80 for the tier package, $2.17 to $6.00 for satellite package 1 and $4.50 or $5.00 for satellite package
2. The relations with the franchising authorities are good, and only Florence and Dunes City have certified with the FCC. The following table lists rates for the three packages of service and the number of basic and pay channels being offered.

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                              CENTRAL OREGON REGION

                              SERVICE RATE SUMMARY

                                           BASIC         TIER    SATELLITE 1    SATELLITE 2         TOTAL           PAY
FRANCHISE                                   RATE         RATE           RATE           RATE      CHANNELS      CHANNELS
- ---------                                   ----         ----           ----           ----      --------      --------
Brownsville                               $20.06        $5.57          $3.85            N/A            33             4
Cave Junction                              17.27         9.83           2.95            N/A            34             4
Coburg                                     15.98         7.39           5.00          $4.00            38             5
Cottage Grove                              20.46         1.18           7.19            N/A            45             6
Creswell                                   15.95         7.39           5.00           4.00            38             5
Douglas Co. (Drain/Yoncalla)               15.08         6.95           5.00           4.00            38             5
Douglas Co. (Sutherlin/Oakland)            19.04         3.15           4.55            N/A            29             4
Drain                                      15.84         6.95           5.00           4.00            38             5
Josephine County                           17.51        10.09           2.95            N/A            34             4
Lane Co. (Bear Mtn.)                       16.15         7.76           5.00           4.00            38             5
Lane Co. (Cottage Grove)                   20.43         0.78           7.19            N/A            45             6
Lane Co. (Cott. Grv./Bear Mtn.)            18.48         7.07           5.00           4.00            38             5
Lane Co. (Veneta)                          15.90         4.92           5.90            N/A            31             4
Linn Co. (Brownsville)                     23.95         2.40           3.84            N/A            33             4
Lowell                                     15.57         7.39           5.00           4.00            38             5
Oakland                                    19.45         2.80           4.55            N/A            28             4
Oakridge                                   14.34         7.39           5.00           4.00            38             5
Sutherlin                                  19.48         2.89           4.55            N/A            29             4
Veneta                                     15.51         4.89           5.90            N/A            31             4
West Fir                                   14.37         6.36           5.00           4.00            38             5
Yoncalla                                   15.21         6.95           5.00           4.00            38             5

OPERATIONS OVERVIEW

The regional office for Central Oregon is located in Springfield due to its location in the center of the sprawling Bear Mountain system. Springfield is not serviced by Falcon. Additional offices include a leased office site in Cottage Grove and a part-time leased office site in Oak Ridge. The Springfield office is staffed by an Office Manager, 4 Customer Service Representatives ("CSRs"), 4 Technicians, 3 Installers and a Dispatcher, in addition to the Regional Manager and Chief Technician. The other offices are both staffed with a single CSR. Additionally, the Region operates two tech centers, in Sutherlin and Cave Junction, each staffing one Technician.

Although nearly all of the systems in the Region are addressable, channel capacity limitations have restricted the option of pay-per-view services. There are no ad insertions in the Central Oregon

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                              CENTRAL OREGON REGION

Region as well.

MANAGEMENT FEES

Falcon Cable charges Falcon Cable Systems Company a Management Fee of 5.0% of total revenues. For the purposes of this appraisal, system cash flow was determined prior to the Management Fee. Each region was then charged a reimbursement of partnership expenses of 5.73% of total revenues. This charge is comprised of reimbursed partnership expenses and miscellaneous charges. The reimbursed partnership expense was calculated as 3.73% of total revenues. In FY1995 the Gilroy Region was charged $1,980,591 (3.73% of Partnership Revenues of $52.9 million) as Reimbursed Expense under Partnership Expense which discussions with Falcon management confirmed represented expenses of the entire Company and should be allocated accordingly. An additional 2% of revenues was added to each Region's Unallocated Partnership expense to account for miscellaneous services and support provided by the general partner of Falcon Cable Systems Company including management, financial, programming, billing, marketing, legal, programming and other services and discounts.

COMPETITION & POTENTIAL ACQUIRORS OVERVIEW

The Systems are beginning to see a smattering of DBS dishes in the area, although the impact to date has been insignificant. They are not currently overbuilt by any other franchised cable operator. American Telecasting has announced plans to begin MMDS service within two years. There are some SMATV operators but they are largely unsuccessful due to the inability to receive off-air channels without microwave. Franchise relations with all of the authorities have been excellent to date.

The Systems are surrounded by either TCI systems or other Falcon partnerships, with very minimal local, single system operators.

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                              CENTRAL OREGON REGION

SUMMARY

The Central Oregon region is composed of small (average of 2,300 subscribers per system) cable systems in the heart of northern Oregon. The Region has maintained steady growth as the Systems have been built out and have increased revenue and cash flow on a marginal basis every year. This growth is expected to continue, however, at a slower pace into the future.

The Systems with the exception of Veneta and Cave Junction, are in need of a rebuild including the unwieldy 8 hub AML microwave distrution site.

In the event of a sale, the Systems would command a below average price due to the small system size, the announced intent of American Telecasting, the low historical subscriber growth and the cost of rebuild. In addition, the Systems are surrounded by TCI and Falcon systems thus limiting the pool of likely acquirers and minimizing the possible bidders.

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                                 DALLAS REGION
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INTRODUCTION

The Dallas Region ("Dallas" or the "Region") is composed of seven cable systems (the "Systems") including five which serve communities along the northern coast of Oregon approximately 75 miles west of Portland (the "Tillamook Systems") and two others located 75 miles south of Portland (the "Dallas Systems"). The Systems are located in Tillamook, Netarts, Nehalem, Brickyard Road and Wilson River on the coast and in Dallas and Silverton in the interior of the state. The following map indicates the location of the Dallas Region within the state of Oregon.

                                 [Map of Region]

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                               [CHART 1 OMITTED]

- -----------------------------------------------------------------------------
TABLE 1:

HISTORICAL SUBSCRIBER SUMMARY
(Fiscal Years Ended December 31)

                                      1993           1994                1995
                                      ----           ----                ----
Homes Passed                        21,514         23,349              23,770

Basic Subscribers                   14,466         16,380              16,928
     % Penetration                   67.2%          70.2%               71.2%

Pay Units                            6,868          7,578               7,139
     % Penetration                   47.5%          46.3%               42.2%
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                                  DALLAS REGION

                               [CHART 2 OMITTED]

- -------------------------------------------------------------------
TABLE 2:

HISTORICAL FINANCIAL SUMMARY
(Fiscal Years Ended December 31)

($ in thousands)                      1993        1994         1995
                                      ----        ----         ----
Revenues                            $5,750      $6,006       $6,074

Expenses                             2,273       2,394        2,410

System Cash Flow                    $3,477      $3,612       $3,664
         % Margin                    60.5%       60.1%        60.3%
- -------------------------------------------------------------------

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                                  DALLAS REGION

As of December 31, 1995, the Systems passed 23,770 homes with 467 miles of plant (51 homes per mile) and served 16,928 basic subscribers (71.2% basic penetration) who subscribed to 7,139 pay units (42.2% pay penetration). Revenue and system cash flow for the fiscal year ended December 31, 1995 were $6,074,204 and $3,664,003 respectively (60.3% margin). The charts and tables on the preceding pages demonstrate the operating and financial performance of the Dallas Region over the last three years.

The Dallas Region has been increasing homes passed at a compound annual growth rate of 5.1% since 1993. The area is benefitting from infill new home construction as well as new subdivision growth. The growth peaked in 1994 at 8.5% annual growth and declined to 1.8% in 1995. Basic subscriber growth has been continuous with a compound annual rate of 8.1%, however, like homes passed growth, this was primarily in 1994 and dropped to 3.3% in 1995 on a year-to-year basis. Basic penetration is 71.2% which would indicate that the market is well saturated.

The Systems' revenues and cash flows have grown steadily over the past three years. Total revenue and cash flow have grown at a compound annual rate of 2.8%, which lags subscriber growth due to rate adjustments resulting from reregulation. The Systems' operating margin of over 60% is well in excess of industry norms.

MARKET OVERVIEW

The Systems experienced steady historical growth in the past and this is projected to continue into the future. The Oregon coastal area in and around the Tillamook Systems is growing rapidly from the expanding tourist trade as well as the existing fishing industry. Many of the communities comprising the Tillamook Systems are becoming second homes for Portland and northern California residents, and many of the franchise areas are witnessing the development of a number of new subdivisions.

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                                  DALLAS REGION

The Dallas and Silverton systems serving the communities of Monmouth, Independence, Silverton, Dallas and Falls City are undergoing growth from the immigration of residents from Salem and Portland. These towns offer a higher quality of life and a small town atmosphere within easy commuting distance. Major businesses in the Dallas area include Pregitser Computer Chips, Boise Cascade, a new WalMart, Caterpillar and Western Oregon State College in addition to a large scale logging industry. The area is experiencing strong housing growth and Falcon is building nearly 20 miles of new plant each year and benefitting from continuous infill growth.

TECHNICAL SUMMARY

The Systems currently operate from 7 headend sites located in Nehalem, Tillamook, Netarts, Brickyard, Wilson River, Dallas and Silverton. The Systems pass 23,700 homes with 467 miles of plant of which 382 (82%) is underground construction and 84 (18%) is of aerial construction.

Tillamook Systems

The five headends comprising the Tillamook Systems serve the communities of Bay City, Brickyard Road, Cannon Beach, Garibaldi, Manzanita, Nehalem, Netarts, Oceanside, Rockaway Beach, Tillamook, Wheeler and Wilson River. The headend in Nehalem microwaves to a site on Angora Peak and then down to Cannon Beach, Nehalem and Garibaldi. The other four headends, in Tillamook, Netarts, Brickyard Road and Wilson River, service their own towns and neighboring communities.

The largest of the Tillamook Systems' headends is located in Nehalem. The Nehalem system passes 6,197 homes with 129.9 plant miles (47.7 homes per mile) of which 102.1 miles (78.6%) are aerial and 27.8 miles (21.4%) are underground. Nehalem provides service to 4,608 customers or 27.2% of the Systems' total subscribers. Nehalem was rebuilt in 1986 and currently is designed to 330 MHz capacity.

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                                  DALLAS REGION

Netarts, Brickyard Road and Wilson River were all built in the 1960's and operate at 270 MHz capacity. The Tillamook headend was built in 1958 and given an electronics upgrade in 1983. It is operating at 330 MHz channel capacity.

A complete rebuild was begun in October of 1995 to consolidate and upgrade the five headends comprising the Tillamook Systems into one central headend to be located in Tillamook. The rebuild will be completed by the end of 1996. The rebuild is being engineered at 750 MHz using a fiber to feeder design. The majority of the new plant will be underground at a cost of $22,500 per mile and any aerial additions will cost $16,500 per mile. All of the rebuilt areas will become addressable. The rebuild will be instrumental in allowing Falcon to increase rates while offering additional services and increasing penetrations. It will also correct the leakage problems dominant in the Tillamook systems. The completed Tillamook system will be built to 500 homes per node. Nehalem will be interconnected by March 1996 and Wilson River by May 1996.

Dallas Systems

The headend in Dallas feeds Monmouth via a seven mile fiber run, and Falls City and Jefferson through fiber to microwave hops. The Dallas system is the Region's largest providing service to 6,684 customers or 39.5% of the Systems' total subscriber base. The headend was built in 1987 and upgraded in 1995 with 750 MHz fiber plant. The coaxial plant is currently operating at 330 MHz. The Dallas system passes 9,034 homes with 157.7 miles of plant (57.3 homes per mile) of which 120.2 miles (76.2%) are aerial and 37.5 miles (23.8%) are underground.

The Dallas and Silverton systems are building line extensions at 330 MHz at a cost of $10,500 per mile for aerial and $18,500 per mile for underground with the majority built in conduit.

CLI testing is ongoing in all of the Systems, and all systems have passed the FCC proof of performance tests. A complete audit of the Systems was conducted three years ago.

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                                  DALLAS REGION

RATES/CHANNELS

The Systems offer various amounts of programming from a five channel basic package in Wilson River to 40 channels of service in all of the Dallas Systems' franchises. The Systems rate and channel line-ups vary slightly by system due to technical capacities and franchise and retransmission/must- carry issues. They generally offer a basic service composed of a variety of Portland and Vancouver, Washington off-air signals, a tier package, a satellite package, up to seven pay services (pay services available include Cinemax, The Disney Channel, HBO, The Movie Channel, Showtime, Playboy and Encore), and one channel of pay-per-view (Request 1) in all of the addressable systems. The following table lists rates for the three packages of service and the number of basic and pay channels being offered.

- --------------------------------------------------------------------------------------------------------
                                         SERVICE RATE SUMMARY

                                       BASIC          TIER       SATELLITE           TOTAL           PAY
FRANCHISE                               RATE          RATE            RATE        CHANNELS      CHANNELS
- ---------                               ----          ----            ----        --------      --------
Bay City                              $14.58         $7.56           $5.18              34             7
Brickyard Road                         17.23          0.00            0.00              18             2
Cannon Beach                           13.91          8.39            5.18              34             7
Clatsop County                         15.68         10.97            5.18              40            10
Dallas                                 17.00          5.70            6.40              40             7
Falls City                             16.59          5.24            5.94              40             7
Garibaldi                              14.43          7.71            5.18              34             7
Independence                           16.76          5.22            6.40              40             7
Jefferson                              17.99          4.38            5.93              40             7
Manzanita                              14.60          8.57            5.18              34             7
Marion County                          18.39          3.91            5.94              40             7
Monmouth                               16.87          5.20            6.40              40             7
Mt. Angel                              18.14          4.97            6.40              37             7
Nehalem                                15.85          8.26            5.18              34             7
Netarts/Oceanside                      17.23          0.00            0.00              18             2
Polk County                            18.01          5.64            5.93              40             7
Rockaway Beach                         14.43          7.49            5.18              34             7
Silverton                              18.70          5.06            6.40              37             7
Tillamook                              19.04          5.47            2.42              29             5
Tillamook Co. (Tillamook)              20.16          4.45            2.42              29             5
Tillamook Co. (Nehalem)                15.24          9.07            5.18              34             7
Wheeler                                15.85          7.15            5.18              34             7
Wilson River                           10.00          0.00            0.00               5             0
- --------------------------------------------------------------------------------------------------------


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                                  DALLAS REGION

Rates vary from $10.00 to $20.16 for basic, $3.91 to $9.07 for the tier package and $2.30 to 5.95 for the satellite package. Only the franchising authorities in Dallas, Monmouth, Independence and Silverton have certified.

The Systems have 6,768 addressable subscribers and generated a 5.3% average buy rate in 1995.

OPERATIONS OVERVIEW

The Dallas Region is operated from a Company-owned and centrally located facility in Dallas. The Dallas facility serves as the office, warehouse and technical center for the entire Region. The office is open for walk-in payments, customer service and inquiries. The office utilizes a PC-based CSG billing system under a master contract through Falcon. The Dallas office is staffed by a total of 11 workers including: a System Manager, an Office Manager, an Engineer, a Lead Technician, 1 Technician, 2 Installers, 1 Dispatcher, 2 Customer Service Representatives ("CSRs") and 1 Advertising Salesperson. Additional full-time offices are located in Tillamook, Nehalem and Silverton and one part-time office is located in Garibaldi. The Tillamook office is operated under an Office Manager, a Technical Supervisor, 2 CSRs and 4 Installer/Technicians. Each of the Nehalem and Garibaldi offices are run by a CSR, while the Silverton office is staffed by 2 CSRs. The Tillamook Systems' customers can receive service by calling an 800 telephone number which rings in Tillamook. None of the employees are covered by collective bargaining agreements, nor has there been any organized effort to unionize.

MANAGEMENT FEES

Falcon Cable charges Falcon Cable Systems Company a Management Fee of 5.0% of total revenues. For the purposes of this appraisal, system cash flow was determined prior to the Management Fee. Each region was then charged a reimbursement of partnership expenses of 5.73% of total revenues. This charge is comprised of reimbursed partnership expenses and miscellaneous charges. The reimbursed partnership expense was calculated as 3.73% of total revenues. In FY1995 the Gilroy

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                                  DALLAS REGION

Region was charged $1,980,591 (3.73% of Partnership Revenues of $52.9 million) as Reimbursed Expense under Partnership Expense which discussions with Falcon management confirmed represented expenses of the entire Company and should be allocated accordingly. An additional 2% of revenues was added to each Region's Unallocated Partnership expense to account for miscellaneous services and support provided by the general partner of Falcon Cable Systems Company including management, financial, programming, billing, marketing, legal, programming and other services and discounts.

COMPETITION & POTENTIAL ACQUIRORS

The Systems are not currently overbuilt by any other franchised cable operator, nor are there any nearby MMDS or SMATV operators. The Systems have experienced minimal DBS subscriber erosion and non-cable customers can only receive off-airs from Eugene or Portland. Franchise relations with all of the authorities have been excellent to date.

The Systems are surrounded by either TCI systems or other Falcon partnerships. Opportunities do exist to tie the northern Tillamook area into Falcon's Astoria system, and the southern Tillamook area into Falcon's Lincoln City System.

SUMMARY

The Dallas Region experienced strong growth over the last three years, but this growth appears to have slowed down in 1995. Homes passed growth fell to 1.8% in 1995 and basic subscriber growth was 3.3%. The Region has built plant in all existing locations where economically feasible and basic penetration has climbed to an above average 71%. This growth is projected to slow down, especially penetration growth, as the market is saturated.

The Tillamook portion of the plant will undergo a rebuild in 1996 to 750 MHz and the remainder of the Dallas systems will require a rebuild in the near future to compete effectively and to relieve

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                                  DALLAS REGION

channel lock.

In the event of a sale, the likely acquirers of the Systems would be either Falcon or TCI. An analysis of the neighboring operators indicates that Falcon and TCI are the only operators close enough to permit any consolidation opportunity and economies of scale. This would severely hamper any marketing effort. In addition, the Systems are comprised of two clusters over 75 miles apart effectively diluting a purchase price premium that could be generated from selling a 17,000 subscriber cluster. The Region's operating margin of over 60% while impressive, is well in excess of industry averages and would most likely be discounted by a potential acquior.




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


                                COOS BAY REGION

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                                 COOS BAY REGION

INTRODUCTION

The Coos Bay Region ("Coos Bay" or the "Region") is composed of eight cable television systems (the "Systems") along the central Oregon coast just southwest of Eugene in the communities of Mapleton and Florence (the "Florence Systems"), and Reedsport, Coos Bay, Coquille, Myrtle Point, Bandon and Powers (the "Coos Bay Systems"). The Systems are serviced through a regional office in Coos Bay and smaller offices in outlying areas. The following map indicates the location of the Coos Bay Region within the state of Oregon.

                                 [Map of Region]

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                                 COOS BAY REGION

                               [CHART 1 Omitted]

- -------------------------------------------------------------------------------
TABLE 1:

HISTORICAL SUBSCRIBER SUMMARY
(Fiscal Years Ended December 31)

                                         1993             1994             1995
                                         ----             ----             ----
Homes Passed                           30,526           31,078           31,489

Basic Subscribers                      21,439           21,767           21,847
     % Penetration                       70.2%            70.0%            69.4%

Pay Units                               7,551            8,624            7,771
     % Penetration                       35.2%            39.6%            35.6%
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

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                                 COOS BAY REGION

                               [CHART 2 Omitted]

- -------------------------------------------------------------------------------
TABLE 2:

HISTORICAL FINANCIAL SUMMARY
(Fiscal Years Ended December 31)

($ in thousands)                         1993             1994             1995
                                         ----             ----             ----
Revenues                               $8,090           $8,354           $8,633

Expenses                                3,508            3,703            3,886

System Cash Flow                       $4,591           $4,651           $4,747
         % Margin                        56.7%            55.7%            55.0%
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                                 COOS BAY REGION

As of December 31, 1995, the Systems passed 31,489 homes with 580 miles of plant
(54 homes per mile) and served 21,847 basic subscribers (69.4% basic penetration) who subscribed to 7,771 pay units (35.6% pay penetration). Revenue and system cash flow for the fiscal year ended December 31, 1995 were $8,632,868 and $4,746,505, respectively (55.0% margin). The charts and tables on the preceding pages, depict the operating and financial performance of the Systems over the last three years.

The Systems have been increasing homes passed at a 1.6% compound annual growth rate over the period from 1993 to 1995. Over the same period, basic subscribers increased at a 1% compound annual rate and basic penetration hovered at 70% indicating the market reached saturation. Pay subscription spiked to 39% in 1994, from 35% in 1993, but retreated to 35% in 1995.

Revenue and cash flow increased at a 3.3% and 1.6% compound annual growth rate, respectively, between 1993 and 1995. The slow cash flow growth resulted in the operating margin declining from 56% in 1993 to 55% in 1995.

MARKET OVERVIEW

Coos Bay's port has helped the city to become a major exporter of lumber and to develop a strong fishing industry. The city has numerous businesses and is also a common retirement area. Nearby Bandon conducts a strong tourist trade. Bandon has a large cranberry industry and is also home to many retirees. Coquille is the county seat and is home to many Coos Bay commuters. It has a modest lumber industry and some retirees. These three towns are all experiencing slow growth.

TECHNICAL SUMMARY

The Coos Bay Region's eight cable systems consist of 580 miles of plant, consisting of 485 (84%) miles are of aerial construction and 95 (16%) are underground construction.

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                                 COOS BAY REGION

The largest system in Coos Bay recently underwent a complete rebuild, including electronics and drops, in 1993 to 450 MHz using a fiber to feeder design. To date, a total of 235 miles of plant have been rebuilt. The rebuild included a 16 node fiber run to Hauser which previously operated as a stand-alone headend.
There is an ongoing plan to replace old drops in the Coos Bay Region. Coos Bay represents the majority of the Region's total customers.

The remaining headends comprising the Coos Bay Systems are Reedsport, Coquille,
Myrtle Point, Bandon and Powers. Reedsport was constructed in 1971 to 270 MHz and last underwent an electronics upgrade in 1985. A former stand alone headend in Gardiner was fiber connected to Reedsport in 1993. The Coquille headend underwent a complete coax rebuild in 1992 to 61 channels and 450 MHz capacity.
Myrtle Point was constructed in 1970 as a 300 MHz system. Myrtle Point shares its headend site with Coquille as well as some of its electronics. Myrtle Point is tied into the headends with fiber. Powers is a 300 MHz system built in 1980.
Bandon, originally constructed in 1980, underwent an electronics upgrade in 1992 and now is designed to 450 MHz.

There are plans underway to tie the Bandon headend into the Coos Bay system with AML microwave or fiber, and then Coquille via a 25 mile fiber run. Myrtle Point and Reedsport also are potential interconnect candidates to the Coos Bay system, however, both will need to be rebuilt to handle the additional channel capacity.
The Reedsport system is only a six mile fiber run from Hauser in the Coos Bay system and Myrtle Point is already partially connected to the Coquille system.

A rebuild of the Florence system was completed in 1993. It included a new headend and the replacement of all drops, trunks and feeder. The system was originally operating at 450 MHz and the rebuild was spaced at 450 MHz but could be upgraded to 550 MHz with a module changeout. All rebuild completed in the last 9 months was spaced to 750 MHz. Currently the system has 1,500 addressable converters in the field. Florence, due to its channel capacity and other revenue generating sources, has the highest revenue per subscriber in the Company.

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                                 COOS BAY REGION

Mapleton is a small headend that completes the Florence Systems and operates at 300 MHz capacity. The Florence Systems previously operated autonomously, but joined the Coos Bay Region on January 1, 1996.

The five channels of pay-per-view available from the Coos Bay and Florence headends, have been very successful in the addressable homes with over half of the region's subscribers having addressable converters. Buy rates for the addressable customers in 1995 averaged 31% in Coos Bay and 22% in Florence. The addressable converters are also required for the premium channels and the satellite packages.

OPERATIONS OVERVIEW

The Coos Bay Region is operated out of a regional office in Coos Bay, an office in Florence, and a satellite office in Reedsport. The offices are owned and also house the headends for those systems. The office in Coos Bay is staffed by a System Manager, an Office Manager, a Chief Technician, 4 Technicians, 4
Installers, 6 Customer Service Representatives ("CSRs"), and 2 Advertising
Executives. The Florence office employs a Lead Technician, a Technician, an
Installer, 2 CSRs, and 1 part-time CSR. The Reedsport office staffs 1 CSR and 1 technician. The Coos Bay office utilizes a PC-based CSG billing system that is received via satellite under a master contract through Falcon.

Advertising revenue is growing from the ad insertions underway on five channels in the Coos Bay Systems and 6 channels in Florence. The Coos Bay service area has the option of subscribing to the Sega Channel, an additional source of revenue for the Company.

Marketing takes the form of telemarketing and twice yearly non-subscriber promotions. Door-to- door sales are contracted out of house.

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                                 COOS BAY REGION

RATES/CHANNELS

The Systems offer various amounts of programming from 20 channels in the Lane
County (Mapleton) franchise to 61 channels of service in the Coos Bay, North
Bend and Hauser franchises. The Systems' rate and channel line-ups vary slightly by system due to technical capacities and franchise and retransmission/must-carry issues. The following table lists rates for the three packages of service and the number of basic and pay channels being offered.

- -----------------------------------------------------------------------------------------------------------------------
                                             SERVICE RATE SUMMARY

                                            BASIC          TIER    SATELLITE 1   SATELLITE 2        TOTAL           PAY
FRANCHISE                                    RATE          RATE           RATE          RATE     CHANNELS      CHANNELS
- ---------                                    ----          ----           ----          ----     --------      --------
Bandon                                     $17.61         $2.74          $3.96           N/A           37             4
Coos Bay                                    17.42          5.80           6.00         $5.00           61             7
Coos Co. (Bandon)                           19.95          3.89           3.96           N/A           37             4
Coos Co. (Coos Bay/N. Bend)                 17.32          5.60           6.00          5.00           61             7
Coos Co. (Coquille)                         17.48          3.98           3.55           N/A           37             4
Coos Co. (Myrtle Point)                     20.19          1.54           4.41           N/A           36             5
Coos Co. (Powers)                           15.18          3.89           3.30           N/A           23             2
Coos Co. (Winchester Bay)                   23.44          1.85           3.33           N/A           35             5
Coquille                                    17.38          3.97           3.55           N/A           37             4
Dunes City                                  25.87          5.02           3.50          4.50           56             6
Florence                                    25.87          4.99           3.50          4.50           56             6
Gardiner                                    23.20          1.46           3.33           N/A           35             5
Hauser                                      18.89          4.48           6.00          5.00           61             7
Lakeside                                    22.95          2.25           3.33           N/A           35             5
Lane Co. (Florence)                         25.87          3.45           3.50          4.50           56             6
Lane Co. (Mapleton)                         14.01          1.73           2.17           N/A           17             2
Myrtle Point                                20.19          1.54           4.41           N/A           36             5
North Bend                                  17.62          5.64           6.00          5.00           61             7
Powers                                      17.00          2.45           3.30           N/A           23             2
Reedsport                                   23.20          2.44           3.33           N/A           35             5
- -----------------------------------------------------------------------------------------------------------------------

The Systems generally offer a basic service composed of a variety of Eugene, Coos Bay, Portland, Medford and Corvallis off-air signals, a tier package, up to two satellite packages, up to seven pay services (pay services available include Cinemax, The Disney Channel, HBO, The Movie Channel, Showtime, Playboy, Encore and Sega), and five channels of pay-per-view (Request 1 and 4, Spice,

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                          FALCON CABLE SYSTEMS COMPANY

- -------------------------------------------------------------------------------

                                 COOS BAY REGION

Action and Viewer's Choice) in all of the addressable systems.

Rates vary from $14.01 to $25.87 for basic, $1.46 to $5.80 for the tier package, $2.17 to 6.00 for the satellite package 1 and $4.50 or $5.00 for satellite package 2. The relations with the franchising authorities are good.

MANAGEMENT FEES

Falcon Cable charges Falcon Cable Systems Company a Management Fee of 5.0% of total revenues. For the purposes of this appraisal, system cash flow was determined prior to the Management Fee. Each region was then charged a reimbursement of partnership expenses of 5.73% of total revenues. This charge is comprised of reimbursed partnership expenses and miscellaneous charges. The reimbursed partnership expense was calculated as 3.73% of total revenues. In FY1995 the Gilroy Region was charged $1,980,591 (3.73% of Partnership Revenues of $52.9 million) as Reimbursed Expense under Partnership Expense which discussions with Falcon management confirmed represented expenses of the entire Company and should be allocated accordingly. An additional 2% of revenues was added to each Region's Unallocated Partnership expense to account for miscellaneous services and support provided by the general partner of Falcon Cable Systems Company including management, financial, programming, billing, marketing, legal, programming and other services and discounts.

COMPETITION & POTENTIAL ACQUIRORS OVERVIEW

The Systems are beginning to see a strong influx of DBS, C-Band, Primestar and DirecTV satellite dishes in the area. They are not currently overbuilt by any other franchised cable operator, nor are there any MMDS or SMATV operators. Non-cable customers can receive off-airs from locally originated NBC and CBS stations in Coos Bay, and Eugene based FOX and ABC stations from translators in Coos Bay.

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                                 COOS BAY REGION

The Systems are surrounded by either TCI systems or other Falcon partnerships, with very minimal local, single system operators. An opportunity exists to acquire a nearby 130 subscriber system in Green Acres.

SUMMARY

The Coos Bay Region is composed of extremely attractive cable systems. Homes passed growth is expected to continue at rates fairly consistent with historical trends, and subscriber growth will be fueled by homes passed growth and modest increases in penetration above the current 69%.

The majority of the Systems have been rebuilt and headends have been interconnected via fiber trunk, which has also been used to reduce cascades in the last few years. The exceptions are Reedsport and Gardiner which need to be rebuilt immediately. To date, the rebuilds have been to 450 MHz limiting channel availability in the future and requiring updating to compete with digital mega-channel capacity competitors.

As noted above, the only nearby operators are Falcon and TCI. The entire Region hugs the Oregon coastline and is fairly remote from other major population centers. The opportunity for a buyer to acquire the Coos Bay Region would not include the opportunity to build a significant cluster in the Region and would reduce the pool of likely buyers which would be reflected in the sales price for the Region.

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
                     DISCOUNTED CASH FLOW ANALYSIS BY REGION

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                          FALCON CABLE SYSTEMS COMPANY

- --------------------------------------------------------------------------------

                          DISCOUNTED CASH FLOW ANALYSIS

INTRODUCTION

A discounted cash flow ("DCF") approach was utilized to value Falcon because the DCF measures the current value of an investment as the present value of its future economic benefits such as earnings, cost savings, and proceeds from disposition.

DCF models were developed for each of the regions (the "Regions") to value Falcon. To arrive at system cash flow, operating expenses were deducted from projected revenues. Cash flows recorded on the balance sheet (capital expenditures) were subtracted from system cash flow to determine debt free net cash flow. In addition, we incorporated our estimates of long-term growth, discount rate and other factors. Our DCF analysis yielded the value of Falcon's aggregate assets, as of December 31, 1995.

INCOME STATEMENT SUMMARY

Homes Passed and Subscriber Revenues

HOMES PASSED:

Homes passed growth was projected on a by-Region basis based on a combination of trailing homes passed growth, economic variables, future prospects and unserved areas reachable by existing plant. This analysis resulted in homes passed growth ranging from .8% to 1.7% per annum depending on the Region.

BASIC/EXPANDED TIER:

Basic and expanded basic service were combined, in order to evaluate these rates. Basic/Expanded Tier reflects the subscribers for the most penetrated service in the region's rate package. Subscriber growth was based on a combination of factors including the region's demographics, current

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                          DISCOUNTED CASH FLOW ANALYSIS

penetration, historical trends, availability of off-air signals, current rates, service offerings, and technical quality of the system plant.

NEW PRODUCT TIER:

The New Product Tier was projected according to historical trends, system demographics, quality of service and overall penetration. There can be no assurance that the Regions' will continue to offer a New Product Tier Service, however, it is assumed that if the service is canceled it would be rolled into a different package in a revenue neutral manner.

PAY SUBSCRIBERS:

Subscriber growth was based on a combination of factors including the Regions' demographics, current penetration, historical trends, availability of off-air signals, other entertainment alternatives, rates, service offerings, and technical quality of the system plant. Pay subscription for the Systems has been tending downward. This was projected to stabilize then grow slightly over time as the Systems were rebuilt and were able to expand channel options and offer multi-plexing.

MINI-PAY:

Mini Pay subscribers were projected according to historical trends, system demographics, quality of service and overall penetration. There can be no assurance that the Regions will continue to offer a Mini-Pay, however it is assumed that if the service is canceled it would be rolled into a different package in a revenue neutral manner.

Service Rates

BASIC REVENUE & TIER/SUB/MONTH:

For the purposes of this analysis, the basic and tier revenue were combined and analyzed against the number of basic subscribers. Basic revenue includes Primary 1st Outlet, Primary Commercial,

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                          DISCOUNTED CASH FLOW ANALYSIS

Expanded Tier and Al Tier as defined in Falcon's unaudited financial presentation. This method was used because there were over 80 separate channel line-ups and rates cards utilized by the Company with wide discrepancies within regions. Rate growth was projected after considering current rates and a combination of factors including the region's demographics, current penetration, historical trends, availability of off-air signals, service offerings, and technical quality of the system plant.

NPT REVENUE/SUB/MONTH:

NPT Revenue/Sub/Month was determined by averaging total NPT Revenue over total NPT subscribers in a given Region. However, each Region had differences within its various systems in rates and offerings. Growth in averaged revenue was determined by considering current rates and a combination of factors including the Region's demographics, current penetration, historical trends, service offerings, and technical quality of the system plant.

PAY REVENUE/SUB/MONTH:

Pay Revenue/Sub/Month was determined be averaging total Pay Revenue over total Pay Subscribers in a given Region. Each Region had differences within its various systems in rates and offerings. Growth in average rates was determined by considering current rates and a combination of factors including the Region's demographics, current penetration, historical trends, service offerings, and technical quality of the system plant.

MINI-PAY REVENUE/SUB/MONTH:

Mini-Pay Revenue/Sub/Month was determined be averaging total Mini-Pay Revenue over total Mini-Pay subscribers in a given Region. Each Region had differences within its various systems in rates and offerings. Growth in average revenue was determined by considering current rates and a combination of factors including the Region's demographics, current penetration, historical trends, availability of off-air signals, service offerings, and technical quality of the system plant.

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                          DISCOUNTED CASH FLOW ANALYSIS

PPV REV/SUB/MONTH:

PPV Rev/Sub/Month was determined by dividing PPV Revenue by Basic Subscribers and allocating the revenue on a per subscriber (whether or not addressable) basis. Each Region was composed of varying demographics which were averaged over the ten year projections It is assumed that significant capital would be allocated to rebuilding the Systems over the term creating the subsequent availability of PPV to all subscribers. Therefore, the allocation of revenue over the entire subscriber base would reflect the average revenue generated by PPV over the term of the projections. Each of the Regions was individually analyzed and factors including demographics, and other services was considered when determining the revenue growth.

OTHER REVENUE/SUB/MONTH:

Other Revenue/Sub/Month was determined by dividing total other revenues by the number of basic subscribers. Other Revenue includes Radio Services, Primary Additional Outlet, Remote Control, Converter Rental, Other-VCR, Maintenance Contracts, New Customer-Pay Installs, New Customer Basic Installs, Installs-Non New Customers, Guide Revenues, Other-Late Charges, Other-Franchise Pass Thru, FCC User Fees Pass Through, QVC Monthly Commission, QVC Carriage Payment, Classified Ads and Ad Insertions Sales as allocated in Falcon's unaudited financial presentation.

Operating Expenses

Revenues were reduced by the following expenses in order to determine system cash flow:

TECHNICAL:

Technical Expenses were determined by dividing 1995 Technical Expense by the number of Basic Subscribers in the Region to determine Technical Expenses per Basic Subscribers. This number was then increased by an inflation factor and multiplied by year-end subscribers in the Region.

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                          DISCOUNTED CASH FLOW ANALYSIS

PRODUCTION AND LOCAL ORIGINATION:

Production and Local Origination expense was allocated only in the Coos Bay and Dallas Regions. This expense was projected based on its 1995 percentage of revenue, and applied throughout the projection period.

ADVERTISING:

Advertising Expense was determined by applying 1995's Advertising Expenses as a percentage of total revenues. This percentage was utilized throughout the projection period.

MARKETING:

Marketing Expense was determined by dividing 1995 Marketing Expense by Region by the number of Basic Subscribers in the Region to determine a marketing coefficient which was then increased by an inflation factor and multiplied by year-end subscribers in the Region.

GENERAL AND ADMINISTRATIVE:

General and Administrative Expenses were determined by dividing 1995 General and Administrative Expense by Region by the number of Basic Subscribers in the Region to determine a general and administrative coefficient which was then increased by an inflation factor and multiplied by year-end subscribers in the Region.

PROGRAMMING:

Programming Expenses was determined by calculating the programming operating margin as a percent of total "service only" revenues. That margin was then applied to programming revenue in the applicable year.

UNALLOCATED PARTNERSHIP:

Unallocated Partnership Expenses were calculated as 5.073% of total revenues. This percent was

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                          DISCOUNTED CASH FLOW ANALYSIS

calculated by allocating the Partnership Expenses which accrue in the Gilroy Region financial presentation ($1.9 million) prepared by Falcon, which Falcon management confirmed represented expenses of the entire Company. This line item represented 3.073% of total revenue. This expense was allocated to each Region. An additional 2.0% was added to each Region's Unallocated Partnership expense to account for miscellaneous services provided by the General Partner which are not allocated including management, financial, programming, billing, marketing, legal, programming and other services and discounts.

CAPITAL EXPENDITURE SUMMARY

System cash flow was then reduced by capital expenditures to determine debt free net cash flow.

Capital Expenditures can be segregated into three categories; maintenance, growth and rebuild. Maintenance capital is defined as normal and ordinary capital expenditures required to maintain the cable plant and headend in normal working condition. Capital expenditures are also required in order to expand the size of existing plant to pass new homes. The Falcon systems also need significant capital to rebuild and upgrade existing plant. On average the Falcon systems have 41 channels of capacity which is nearly fully allocated. In order to increase service rates or add new services Falcon will have to rebuild the majority of its systems.

Over the period from 1993 through 1995, the Partnership delayed a number of rebuild and upgrade projects because of uncertainty related to the reregulation of the cable industry and in addition the Partnership's limited access to capital. The result of these delays was that the Systems are less technically advanced than many comparable cable systems. The Systems are in need of a major capital influx to upgrade its facilities so as to renew franchises, remain competitive against overbuilds, MMDS and DTH providers and to implement of services which will add incremental revenues. In addition, the technical deficiencies of the plant have limited channel capacity and hampered rate

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                          DISCOUNTED CASH FLOW ANALYSIS

increases.

The DCF analysis assumed a buyer with sufficient liquidity would begin a program of rebuilds and upgrades, focusing on the most deficient systems and then moving to upgrade the higher technical quality systems in later years.

TERMINAL VALUE

The valuation model utilized an exit multiple (which was applied to the 10th year's cash flow) thereby assuming a sale of the Systems at the end of the DCF projection period. The exit multiple utilized for all of the Regions' was 9.0x with the exception of Central Oregon for which an 8.75x multiple was applied. The exit multiple was determined after analyzing current and projected demographics, growth prospects, the technical condition of the Systems at the time of sale and projected operating margins. This was then offset against the number of logical buyers for Systems with the above characteristics, the amount of consolidation that has already occurred in the Regions' general market and comparable system sales in the previous twelve months.

COMPARABLE SYSTEMS SALES

The Falcon systems have 135,000 subscribers operating as seven regions with an average of 19,300 subscribers per region. The Regions are all located on the west coast, from southern California to northern Oregon. While a 135,000 subscriber company is attractive, the geographic spread (approximately 850 miles) of the Systems would reduce their attractiveness to any one buyer and would most likely be packaged for sale by Region. For a comparable system sale analysis, systems of similar size both for the whole company and for the Regions were incorporated. Comparables were selected for a variety of criteria including size, multiple locations and ex-urban demographics. The following is a selected list of comparable transactions completed in 1995.

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                          DISCOUNTED CASH FLOW ANALYSIS

SELLER                     BUYER                              VALUE       SUBS         VPS             CF       CF MULT.
- ------                     -----                              -----       ----         ---             --       --------
                                                         ($000,000)      (000)                 ($000,000)
US Cable                   V Cable                           $219.0      252.5      $  867          $34.2            6.4
Leadership/Ist Carol       Adelphia/Olympus                   177.9      108.0       1,647           22.0            8.1
Clear Channels             Adelphia                           122.3       69.2       1,767           15.1            8.1
United Video               FrontierVision                     120.0       88.0       1,364           13.0            9.2
Donrey Media Group         TCA Cable Prtnrs                   101.6       60.0       1,693           10.4            9.8
TCI                        Post-Newsweek                       89.0       63.0       1,413           10.9            8.2
Century                    Rock Associates                     84.0       47.0       1,787            8.7            9.7
Douglas Cable Comm.        Galaxy Telecom LP                   65.5       60.0       1,092            7.8            8.4
WK Communications          Classic Cable                       65.1       31.0       2,100            6.6            9.8
Mission Cable              Classic                             57.5       42.6       1,350            7.0            8.3
C-4 Media                  FrontierVision                      44.7       40.4       1,106            5.3            8.5
United Video               Classic Cable                       37.0       22.4       1,652            3.9            9.5
Friendship Cable           Galaxy Telecom                      21.0       18.0       1,167            3.0            7.0
Fanch Comm.                Leonard Comm.                       17.2       12.1       1,421            2.0            8.4
Doulgas Comm.              Anderson Pac. Corp.                 17.1       16.0       1,069            2.1            8.1
Cable Vid. Enterprises     Universal Cab. Comm.                16.0       12.2       1,311            1.9            8.5
American Cable Ent.        Classic Cable                       13.3        9.8       1,357            1.6            8.5
                                                             ------      -----      ------          -----            ---

                           TOTALS/WEIGHTED AVERAGES                                 $1,332                           8.2

The comparable system sales analysis yielded an average sales price of $1,322 per subscriber and 8.2x cash flow. This supports and validates the Waller Capital's analysis which resulted in $1,577 per subscriber and 8.33x operating cash flow for Falcon Cable Systems Company.

DISCOUNT RATE

The resultant debt-free net cash flow streams and terminal value were discounted to present value at 13.5%. The discount rate was based on the risk-adjusted industry Weighted Average Cost of Capital ("WACC"). WACC is an estimate of the overall rate of return required for an investment by both equity and debt owners. Determination of the weighted average cost of capital required a separate analysis of the cost of equity and the cost of debt.

The equity component was determined by using the Capital Asset Pricing Model ("CAPM"). The CAPM incorporates estimates of the risk-free rate for the use of funds, an equity risk premium, an

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                          DISCOUNTED CASH FLOW ANALYSIS

industry premium (Beta), as well as the risks inherent with a specific investment in the Systems. The debt component of the cost of capital was determined by using the after-tax cost of debt appropriate for the Company.

CONCLUSION

Based on the investigation and analysis outlined in this report, the fair market value of Falcon's seven regional systems, as of December 31, 1995, were as follows:

                  Gilroy                                       $ 57,640,720
                  Hesperia                                       28,865,947
                  San Louis Obispo                               21,988,550
                  Tulare                                         22,269,159
                  Coos Bay                                       35,486,280
                  Dallas                                         27,257,132
                  Central                                        20,164,654
                                                                 ----------
                  TOTAL VALUE                                  $213,672,442

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                                                      WALLER CAPITAL CORPORATION

                                     III - 9

                                IV. APPENDIX

- ----------------------------------------------------------------------------
W A L L E R  C A P I T A L  C O R P O R A T I O N
- ----------------------------------------------------------------------------
Falcon Cable TV - Gilroy, California
Discounted Cash Flow Analysis (000 unless otherwise specified)



                                                        12/31/95                         FYE 12/31, (Projected)
                                                                                ---------------------------------------
                                           Year             1995                  1996          1997           1998
                                         Period                0                     1             2              3
                                                       ----------               ---------------------------------------
Operations Statistics
- --------------------------------------
                                                                     % Growth
                                                                     --------
Homes Passed:                                             56,219                 57,231        58,175         59,135
                     % Growth                                                       1.8%          1.7%           1.7%

Basic/Expanded Tier                                       33,073                 33,652        34,323         35,008
                     % Penetration                          58.8%                  58.8%         59.0%          59.2%
                     % Growth                                - -                    1.8%          2.0%           2.0%

New Product Tier (NPT 1)                                  13,992                 14,235        14,519         14,913
                     % Penetration                          42.3%                  42.3%         42.3%          42.6%
                     % Growth                                - -                    1.7%          2.0%           2.7%

Pay                                                       13,010                 13,192        13,626         14,073
                     % Penetration                          39.3%                  39.2%         39.7%          40.2%
                     % Growth                                - -                    1.4%          3.3%           3.3%

Mini-Pay                                                     403                    404           412            420
                     % Penetration                                                  1.2%          1.2%           1.2%
                     % Growth                                - -                    0.2%          2.0%           2.0%

Basic Revenue& Tier/Sub/Month                            $ 24.36                $ 25.09       $ 25.84        $ 26.61
                     % Growth                                - -       3.0%         3.0%          3.0%           3.0%

NPT 1 Revenue/Sub/Month                                  $  3.90                $  4.02       $  4.14        $  4.26
                     % Growth                                - -       3.0%         3.0%          3.0%           3.0%

Pay Revenue/Sub/Month                                    $  7.87                $  8.00       $  8.14        $  8.28
                     % Growth                                - -       1.7%         1.7%          1.7%           1.7%

Mini-Pay Revenue/Sub/Month                               $  2.94                $  2.99       $  3.05        $  3.12
                     % Growth                                - -       2.0%         2.0%          2.0%           2.0%

PPV Rev/Sub/Month                                        $  0.34                $  0.35       $  0.36        $  0.37
                     % Growth                                                       3.0%          3.0%           3.0%

Other Revenue/Sub/Month                                  $  3.65                $  3.76       $  3.87        $  3.99
                     % Growth                                - -       3.0%         3.0%          3.0%           3.0%


                                                              FYE 12/31, (Projected)
                                      ------------------------------------------------------------------------------------------
                                         1999       2000        2001        2002          2003            2004           2005
                                            4          5           6           7             8               9             10
                                      ------------------------------------------------------------------------------------------
Operations Statistics
- --------------------------------
Homes Passed:                           60,111     61,103     62,111       63,136        64,177         65,236         66,313
                     % Growth              1.7%       1.7%       1.7%         1.7%          1.7%           1.7%           1.7%

Basic/Expanded Tier                     35,706     36,417     37,142       37,881        38,635         39,403         40,186
                     % Penetration        59.4%      59.6%      59.8%        60.0%         60.2%          60.4%          60.6%
                     % Growth              2.0%       2.0%       2.0%         2.0%          2.0%           2.0%           2.0%

New Product Tier (NPT 1)                15,318     15,732     16,157       16,592        17,038         17,495         17,963
                     % Penetration        42.9%      43.2%      43.5%        43.8%         44.1%          44.4%          44.7%
                     % Growth              2.7%       2.7%       2.7%         2.7%          2.7%           2.7%           2.7%

Pay                                     14,532     15,004     15,488       15,986        16,497         17,022         17,561
                     % Penetration        40.7%      41.2%      41.7%        42.2%         42.7%          43.2%          43.7%
                     % Growth              3.3%       3.2%       3.2%         3.2%          3.2%           3.2%           3.2%

Mini-Pay                                   428        437        446          455           464            473            482
                     % Penetration         1.2%       1.2%       1.2%         1.2%          1.2%           1.2%           1.2%
                     % Growth              2.0%       2.0%       2.0%         2.0%          2.0%           2.0%           2.0%

Basic Revenue& Tier/Sub/Month          $ 27.41    $ 28.24    $ 29.08      $ 29.95       $ 30.85        $ 31.78        $ 32.73
                     % Growth              3.0%       3.0%       3.0%         3.0%          3.0%           3.0%           3.0%

NPT 1 Revenue/Sub/Month                $  4.39    $  4.52    $  4.66      $  4.80       $  4.94        $  5.09        $  5.24
                     % Growth              3.0%       3.0%       3.0%         3.0%          3.0%           3.0%           3.0%

Pay Revenue/Sub/Month                  $  8.42    $  8.56    $  8.71      $  8.85       $  9.00        $  9.16        $  9.31
                     % Growth              1.7%       1.7%       1.7%         1.7%          1.7%           1.7%           1.7%

Mini-Pay Revenue/Sub/Month             $  3.18    $  3.24    $  3.31      $  3.37       $  3.44        $  3.51        $  3.58
                     % Growth              2.0%       2.0%       2.0%         2.0%          2.0%           2.0%           2.0%

PPV Rev/Sub/Month                      $  0.38    $  0.39    $  0.40      $  0.41       $  0.43        $  0.44        $  0.45
                     % Growth              3.0%       3.0%       3.0%         3.0%          3.0%           3.0%           3.0%

Other Revenue/Sub/Month                $  4.15    $  4.31    $  4.48      $  4.66       $  4.85        $  5.05        $  5.25
                     % Growth              4.0%       4.0%       4.0%         4.0%          4.0%           4.0%           4.0%

- -------------------------------------------------------------------------
W A L L E R  C A P I T A L  C O R P O R A T I O N
- -------------------------------------------------------------------------
Falcon Cable TV - Gilroy, California
Discounted Cash Flow Analysis (000 unless otherwise specified)


                                                   12/31/95                    FYE 12/31, (Projected)
                                                   --------      ---------------------------------------------------------------
                                      Year             1995         1996             1997              1998           1999
                                    Period                0            1                2                 3              4
                                                   --------      ---------------------------------------------------------------
Income Statement Summary
- ------------------------
Revenues
  Basic & Tier                                     $ 9,666,283   $10,130,511      $10,642,671    $11,180,596     $11,745,576
  NPT 1                                                655,057       686,412          721,115        762,936         807,133
  Pay                                                1,228,380     1,266,691        1,330,694      1,397,693       1,467,821
  Mini-Pay                                              14,197        14,510           15,096         15,705          16,339
  PPV                                                  133,654       140,073          147,154        154,592         162,404
  Other                                              1,448,122     1,517,669        1,594,396      1,674,984       1,776,708
                                                    ----------   -----------      -----------    -----------     -----------
                            Total Revenue           13,145,693   $13,755,867      $14,451,127    $15,186,505     $15,975,980
                                      % Growth            --             4.6%             5.1%           5.1%            5.2%



Expenses:
                                                     Adjusted
  Technical                                        $ 1,069,936   $ 1,126,764      $ 1,189,475    $ 1,255,662     $ 1,325,516
  Production and Local Origination                           0             0                0              0               0
  Advertising                                           89,174        93,313           98,029        103,018         108,373
  Marketing                                            284,931       300,065          316,765        334,391         352,994
  General and Administrative                         2,050,887     2,159,816        2,280,022      2,406,892       2,540,792
  Programming                                        1,999,921     2,092,310        2,198,057      2,310,013       2,427,605
  Partnership Expenses                                 753,248       788,211          828,050        870,187         915,424
                                                    ----------   -----------      -----------    -----------     -----------
         Total Operating Expenses                  $ 6,248,097   $ 6,560,478      $ 6,910,398    $ 7,280,162     $ 7,670,704
                                      % Growth            --             5.0%             5.3%           5.4%            5.4%
* 1995 Adjusted for Partnership Expenses
  U.L.System Cash Flow (EBITDA)                    $ 6,897,596   $ 7,195,389      $ 7,540,729    $ 7,906,343     $ 8,305,276
                                      % Margin            52.5%         52.3%            52.2%          52.1%           52.0%
                                      % Growth            --             4.3%             4.8%           4.8%            5.0%


  Revenue / Subscriber / Month                     $     33.12   $     34.06      $     35.09    $     36.15     $     37.29
  SCF / Subscriber / Year                          $     208.6   $     213.8      $     219.7    $     225.8     $     232.6



                                            --------------------------------------------------------------------------------------
                                                 2000           2001          2002          2003           2004           2005
Income Statement Summary                            5              6             7             8              9             10
- -------------------------------             --------------------------------------------------------------------------------------
Revenues
  Basic & Tier                               $12,338,965   $12,962,186   $13,616,733   $14,304,174    $15,026,154    $15,784,402
  NPT 1                                          853,839       903,194       955,345     1,010,450      1,068,671      1,130,184
  Pay                                          1,541,218     1,618,029     1,698,404     1,782,502      1,870,487      1,962,530
  Mini-Pay                                        16,997        17,682        18,395        19,136         19,907         20,708
  PPV                                            170,609       179,226       188,276       197,781        207,764        218,248
  Other                                        1,884,589     1,998,997     2,120,328     2,248,998      2,385,449      2,530,152
                                             -----------   -----------   -----------   -----------    -----------    -----------
                   Total Revenue             $16,806,216   $17,679,314   $18,597,482   $19,563,041    $20,578,432    $21,646,224
                             % Growth                5.2%          5.2%          5.2%          5.2%           5.2%           5.2%




Expenses:

  Technical                                  $ 1,399,241   $ 1,477,050   $ 1,559,169   $ 1,645,834    $ 1,737,298    $ 1,833,824
  Production and Local Origination                     0             0             0             0              0              0
  Advertising                                    114,005       119,928       126,156       132,706        139,594        146,837
  Marketing                                      372,627       393,348       415,217       438,296        462,654        488,359
  General and Administrative                   2,682,110     2,831,257     2,988,664     3,154,787      3,330,107      3,515,132
  Programming                                  2,551,114     2,680,835     2,817,079     2,960,171      3,110,453      3,268,283
  Partnership Expenses                           962,996     1,013,025     1,065,636     1,120,962      1,179,144      1,240,329
                                             -----------   -----------   -----------   -----------    -----------    -----------
         Total Operating Expenses            $ 8,082,094   $ 8,515,443   $ 8,971,920   $ 9,452,757    $ 9,959,250    $10,492,765
                             % Growth                5.4%          5.4%          5.4%          5.4%           5.4%           5.4%
* 1995 Adjusted for Partnership Expenses
  U.L.System Cash Flow (EBITDA)              $ 8,724,122   $ 9,163,871   $ 9,625,562   $10,110,284    $10,619,183    $11,153,459
                             % Margin               51.9%         51.8%         51.8%         51.7%          51.6%          51.5%
                             % Growth                5.0%          5.0%          5.0%          5.0%           5.0%           5.0%


 Revenue / Subscriber / Month                $     38.46   $     39.67   $     40.91   $     42.20    $     43.52    $     44.89
 SCF / Subscriber / Year                     $     239.6   $     246.7   $     254.1   $     261.7    $     269.5    $     277.5

- --------------------------------------------------------------------------
W A L L E R  C A P I T A L  C O R P O R A T I O N
- --------------------------------------------------------------------------
Falcon Cable TV - Gilroy, California
Discounted Cash Flow Analysis (000 unless otherwise specified)


                                                    12/31/95                          FYE 12/31, (Projected)
                                                    --------           ------------------------------------------------------
                                          Year          1995                 1996               1997                1998
                                        Period             0                    1                  2                   3
                                                                       ------------------------------------------------------

Capital Expenditure Analysis
- ------------------------------------------------
System Cash Flow                                    $   6,897,596       $   7,195,389      $   7,540,729      $   7,906,343
                           % Growth                                               4.3%               4.8%               4.8%



                    Total Capital Expenditures                              4,826,776          4,841,563          4,871,729
                           % of Revenue                                          35.1%              33.5%              32.1%

                         Total Capex / Basic Sub                        $       143.4      $       141.1      $       139.2

- -----------------------------------------------------------------------------------------------------------------------------
Debt Free Cash Flow                                                     $   2,368,613      $   2,699,166      $   3,034,614
- -----------------------------------------------------------------------------------------------------------------------------


                                                                                 FYE 12/31, (Projected)
                                                     --------------------------------------------------------------------------
                                                           1999              2000               2001              2002
                                                              4                 5                  6                 7
                                                     --------------------------------------------------------------------------
System Cash Flow                                     $   8,305,276      $   8,724,122      $   9,163,871      $   9,625,562
                           % Growth                            5.0%               5.0%               5.0%               5.0%



                    Total Capital Expenditures           1,602,472          1,633,801          1,665,727          1,698,263
                           % of Revenue                       10.0%               9.7%               9.4%               9.1%

                         Total Capex / Basic Sub     $        44.9      $        44.9      $        44.8      $        44.8

- ---------------------------------------------------------------------------------------------------------------------------------
Debt Free Cash Flow                                  $   6,702,804      $   7,090,321      $   7,498,144      $   7,927,299
- ---------------------------------------------------------------------------------------------------------------------------------


                                                                      FYE 12/31, (Projected)
                                                     ------------------------------------------------------
                                                           2003               2004            2005
                                                              8                  9              10
                                                     ------------------------------------------------------
System Cash Flow                                     $  10,110,284      $  10,619,183      $  11,153,459
                           % Growth                            5.0%               5.0%               5.0%



                    Total Capital Expenditures           1,731,418          1,765,206          1,799,637
                           % of Revenue                        8.9%               8.6%               8.3%

                         Total Capex / Basic Sub     $        44.8      $        44.8      $        44.8

- -----------------------------------------------------------------------------------------------------------
Debt Free Cash Flow                                  $   8,378,866      $   8,853,977      $   9,353,823
- -----------------------------------------------------------------------------------------------------------



                                   Aggregate Value        Value per 1995 Subscriber    Multiple of 1995 SCF
- -----------------------------------------------------------------------------------------------------------
FAIR MARKET VALUE                    $57,640,720                  $1,743                       8.4
- -----------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
W A L L E R  C A P I T A L  C O R P O R A T I O N
- --------------------------------------------------------------------------------

FALCON CABLE TV - HESPERIA, CALIFORNIA
DISCOUNTED CASH FLOW ANALYSIS (000 UNLESS OTHERWISE SPECIFIED)



                                                             12/31/95                               FYE 12/31, (PROJECTED)
                                                           ----------                ----------------------------------------------
                                                    YEAR         1995                     1996      1997      1998     1999    2000
                                                  PERIOD            0                        1         2         3        4       5
- --------------------------------------------------------   ----------                ----------------------------------------------
OPERATIONS STATISTICS
- --------------------------------------------------------
                                                                         % GROWTH
                                                                       -------------
   Homes Passed:                                            28,280                    28,492    28,731    28,973    29,216    29,462
                                  % Growth                                               0.8%      0.8%      0.8%     0.8%      0.8%

   Basic/Expanded Tier                                      18,513                    18,737    18,995    19,256    19,520    19,787
                                  % Penetration               65.5%                     65.8%     66.1%     66.5%    66.8%     67.2%
                                  % Growth                      --                       1.2%      1.4%      1.4%     1.4%      1.4%

   New Product Tier (NPT 1)                                   8,712                    8,825     8,966     9,108    9,253     9,399
                                  % Penetration                47.1%                    47.1%     47.2%     47.3%    47.4%     47.5%
                                  % Growth                       --                      1.3%      1.6%      1.6%     1.6%      1.6%

   Pay                                                        8,366                    8,469     8,586     8,704    8,921     9,142
                                  % Penetration                45.2%                    45.2%     45.2%     45.2%    45.7%     46.2%
                                  % Growth                       --                      1.2%      1.4%      1.4%     2.5%      2.5%

   Mini-Pay                                                     141                      150       152       154      351       554
                                  % Penetration                 0.8%                     0.8%      0.8%      0.8%     1.8%      2.8%
                                  % Growth                       --                      6.3%      1.4%      1.4%     1.4%      1.4%

   Basic Revenue& Tier/Sub/Month                             $25.60                   $26.37    $27.16    $27.97    $28.81    $29.68
                                  % Growth                       --            3.0%      3.0%      3.0%      3.0%     3.0%      3.0%

   NPT 1 Revenue/Sub/Month                                    $3.21                    $3.33     $3.47     $3.61    $3.75     $3.90
                                  % Growth                       --            4.0%      4.0%      4.0%      4.0%     4.0%      4.0%

   Pay Revenue/Sub/Month                                      $7.08                    $7.22     $7.36     $7.51    $7.66     $7.81
                                  % Growth                       --            2.0%      2.0%      2.0%      2.0%     2.0%      2.0%

   Mini-Pay Revenue/Sub/Month                                 $3.44                    $3.51     $3.58     $3.65    $3.73     $3.80
                                  % Growth                       --            2.0%      2.0%      2.0%      2.0%     2.0%      2.0%

   PPV Rev/Sub/Month                                          $0.46                    $0.48     $0.49     $0.51    $0.54     $0.57
                                  % Growth                                               3.0%      3.0%      3.0%     6.0%      6.0%
   Other Revenue/Sub/Month                                    $4.52                    $4.70     $4.89     $5.09    $5.29     $5.50

                                  % Growth                       --            4.0%      4.0%      4.0%      4.0%     4.0%      4.0%


                                                             FYE 12/31, (PROJECTED)
                                                           ------------------------------
                                                    YEAR        2001      2002      2003
                                                  PERIOD           6         7         8
- --------------------------------------------------------   ------------------------------
OPERATIONS STATISTICS
- --------------------------------------------------------


   Homes Passed:                                              29,709    29,959    30,210
                                  % Growth                       0.8%      0.8%      0.8%

   Basic/Expanded Tier                                        20,058    20,331    20,607
                                  % Penetration                 67.5%     67.9%     68.2%
                                  % Growth                       1.4%      1.4%      1.4%

   New Product Tier (NPT 1)                                    9,547     9,698     9,850
                                  % Penetration                 47.6%     47.7%     47.8%
                                  % Growth                       1.6%      1.6%      1.6%

   Pay                                                         9,367     9,596     9,830
                                  % Penetration                 46.7%     47.2%     47.7%
                                  % Growth                       2.5%      2.4%      2.4%

   Mini-Pay                                                      762       976     1,195
                                  % Penetration                  3.8%      4.8%      5.8%
                                  % Growth                       1.4%      1.4%      1.4%

   Basic Revenue& Tier/Sub/Month                              $30.57    $31.49    $32.43
                                  % Growth                       3.0%      3.0%      3.0%

   NPT 1 Revenue/Sub/Month                                     $4.06     $4.22     $4.39
                                  % Growth                       4.0%      4.0%      4.0%

   Pay Revenue/Sub/Month                                       $7.97     $8.13     $8.29
                                  % Growth                       2.0%      2.0%      2.0%

   Mini-Pay Revenue/Sub/Month                                  $3.88     $3.96     $4.04
                                  % Growth                       2.0%      2.0%      2.0%

   PPV Rev/Sub/Month                                           $0.60     $0.64     $0.68
                                  % Growth                       6.0%      6.0%      6.0%

   Other Revenue/Sub/Month                                     $5.72     $5.95     $6.19
                                  % Growth                       4.0%      4.0%      4.0%


                                                             FYE 12/31, (PROJECTED)
                                                           -------------------
                                                    YEAR      2004      2005
                                                  PERIOD         9        10
- --------------------------------------------------------   -------------------
OPERATIONS STATISTICS
- --------------------------------------------------------


   Homes Passed:                                            30,464    30,720
                                  % Growth                     0.8%      0.8%

   Basic/Expanded Tier                                      20,887    21,170
                                  % Penetration               68.6%     68.9%
                                  % Growth                     1.4%      1.4%

   New Product Tier (NPT 1)                                 10,005    10,162
                                  % Penetration               47.9%     48.0%
                                  % Growth                     1.6%      1.6%

   Pay                                                      10,068    10,310
                                  % Penetration               48.2%     48.7%
                                  % Growth                     2.4%      2.4%

   Mini-Pay                                                  1,420     1,651
                                  % Penetration                6.8%      7.8%
                                  % Growth                     1.4%      1.4%

   Basic Revenue& Tier/Sub/Month                            $33.40    $34.40
                                  % Growth                     3.0%      3.0%

   NPT 1 Revenue/Sub/Month                                   $4.56     $4.75
                                  % Growth                     4.0%      4.0%

   Pay Revenue/Sub/Month                                     $8.46     $8.63
                                  % Growth                     2.0%      2.0%

   Mini-Pay Revenue/Sub/Month                                $4.12     $4.20
                                  % Growth                     2.0%      2.0%

   PPV Rev/Sub/Month                                         $0.72     $0.76
                                  % Growth                     6.0%      6.0%

   Other Revenue/Sub/Month                                   $6.44     $6.69
                                  % Growth                     4.0%      4.0%

- --------------------------------------------------
W A L L E R  C A P I T A L  C O R P O R A T I O N
- --------------------------------------------------

FALCON CABLE TV - HESPERIA, CALIFORNIA
DISCOUNTED CASH FLOW ANALYSIS (000 UNLESS OTHERWISE SPECIFIED)

                                                     12/31/95                        FYE 12/31, (PROJECTED)
                                                   ----------         ------------------------------------------------------
                                         Year            1995               1996           1997           1998          1999
                                       Period               0                  1              2              3             4
                                       ------      ----------         ------------------------------------------------------
INCOME STATEMENT SUMMARY
- -------------------------------------
REVENUES
   Basic & Tier                                    $5,687,270         $5,928,869     $6,190,805     $6,464,133    $6,749,341
   NPT 1                                              335,208            353,149        373,122        394,211       416,479
   Pay                                                710,582            733,741        758,719        784,525       820,160
   Mini-Pay                                             5,827              6,319          6,534          6,756        15,718
   PPV                                                102,952            107,325        112,067        117,015       125,736
   Other                                            1,004,759          1,057,611      1,115,058      1,175,592     1,239,378
                                                    ---------          ---------      ---------      ---------     ---------
                        TOTAL REVENUE               7,846,598         $8,187,014     $8,556,304     $8,942,232    $9,366,812
                           % Growth                        --                4.3%           4.5%           4.5%          4.7%




EXPENSES:                                            Adjusted
   Technical                                       $  635,589         $  665,806     $  698,596     $  732,980      $769,035
   Production and Local Origination                         0                  0              0              0             0
   Advertising                                         73,173             76,348         79,791         83,390        87,350
   Marketing                                          276,177            289,307        303,555        318,495       334,162
   General and Administrative                       1,260,508          1,320,434      1,385,464      1,453,655     1,525,161
   Programming                                      1,384,338          1,442,512      1,505,599      1,571,427     1,643,751
   Partnership Expenses                               449,610            469,116        490,276        512,390       536,718
                                                      -------            -------        -------        -------       -------
          Total Operating Expenses                 $4,079,395         $4,263,522     $4,463,281     $4,672,338    $4,896,178
                          % Growth                         --                4.5%           4.7%           4.7%          4.8%

* Adjusted for Partnership Expenses
   U.L.SYSTEM CASH FLOW (EBITDA)                   $3,767,203         $3,923,491     $4,093,024     $4,269,895    $4,470,635
                        % Margin                         48.0%              47.9%          47.8%          47.7%         47.7%
                        % Growth                           --                4.1%           4.3%           4.3%          4.7%



   Revenue / Subscriber / Month                    $    35.32         $    36.41     $    37.54     $    38.70    $    39.99
   SCF / Subscriber / Year                         $    203.5         $    209.4     $    215.5     $    221.7    $    229.0





                                                                 FYE 12/31, (PROJECTED)
                                              --------------------------------------------------------
                                                    2000           2001           2002            2003
                                                       5              6              7               8
                                              --------------------------------------------------------
INCOME STATEMENT SUMMARY
- -------------------------------------
REVENUES
   Basic & Tier                               $7,046,939     $7,357,460     $7,681,457      $8,019,508
   NPT 1                                         439,991        464,816        491,026         518,697
   Pay                                           857,288        895,966        936,258         978,226
   Mini-Pay                                       25,280         35,472         46,326          57,873
   PPV                                           135,104        145,166        155,973         167,580
   Other                                       1,306,589      1,377,408      1,452,026       1,530,646
                                               ---------      ---------      ---------       ---------
                        TOTAL REVENUE         $9,811,191    $10,276,288    $10,763,066     $11,272,530
                           % Growth                  4.7%           4.7%           4.7%            4.7%




EXPENSES:
   Technical                                  $  806,842    $   846,485    $   888,051     $   931,634
   Production and Local Origination                    0              0              0               0
   Advertising                                    91,494         95,831        100,370         105,121
   Marketing                                     350,590        367,816        385,877         404,815
   General and Administrative                  1,600,140      1,678,759      1,761,194       1,847,628
   Programming                                 1,719,307      1,798,235      1,880,682       1,966,805
   Partnership Expenses                          562,181        588,831        616,724         645,916
                                                 -------        -------        -------         -------
          Total Operating Expenses            $5,130,554    $ 5,375,957    $ 5,632,899     $ 5,901,918
                          % Growth                   4.8%           4.8%           4.8%            4.8%

* Adjusted for Partnership Expenses
   U.L.SYSTEM CASH FLOW (EBITDA)              $4,680,637    $ 4,900,332    $ 5,130,167     $ 5,370,612
                        % Margin                    47.7%          47.7%          47.7%           47.6%
                        % Growth                     4.7%           4.7%           4.7%            4.7%



   Revenue / Subscriber / Month               $    41.32    $      42.70   $     44.12      $    45.58
   SCF / Subscriber / Year                    $    236.5    $      244.3   $     252.3      $    260.6






                                              FYE 12/31, (PROJECTED)
                                            --------------------------
                                                   2004           2005
                                                      9             10
                                            --------------------------
INCOME STATEMENT SUMMARY
- -------------------------------------
REVENUES
   Basic & Tier                             $ 8,372,217    $ 8,740,210
   NPT 1                                        547,912        578,754
   Pay                                        1,021,935      1,067,455
   Mini-Pay                                      70,148         83,185
   PPV                                          180,046        193,434
   Other                                      1,613,480      1,700,752
                                              ---------      ---------
                        TOTAL REVENUE       $11,805,737    $12,363,790
                           % Growth                 4.7%           4.7%




EXPENSES:
   Technical                                $   977,330    $ 1,025,240
   Production and Local Origination                   0              0
   Advertising                                  110,094        115,298
   Marketing                                    424,671        445,489
   General and Administrative                 1,938,252      2,033,269
   Programming                                2,056,762      2,150,722
   Partnership Expenses                         676,469        708,445
                                                -------        -------
          Total Operating Expenses          $ 6,183,577    $ 6,478,463
                          % Growth                  4.8%           4.8%

* Adjusted for Partnership Expenses
   U.L.SYSTEM CASH FLOW (EBITDA)            $ 5,622,160    $ 5,885,327
                        % Margin                   47.6%          47.6%
                        % Growth                    4.7%           4.7%



   Revenue / Subscriber / Month             $     47.10    $     48.67
   SCF / Subscriber / Year                  $     269.2    $     278.0

- -------------------------------------------------------------------------------
W A L L E R  C A P I T A L  C O R P O R A T I O N
- -------------------------------------------------------------------------------

FALCON CABLE TV - HESPERIA, CALIFORNIA
DISCOUNTED CASH FLOW ANALYSIS (000 UNLESS OTHERWISE SPECIFIED)




                                                                    12/31/95                FYE 12/31, (PROJECTED)
                                                                 -----------  ---------------------------------------------------
                                                         Year          1995         1996          1997          1998         1999
                                                       Period             0            1             2             3            4
                                                                 -----------  ---------------------------------------------------
- --------------------------------------------------------------
CAPITAL EXPENDITURE ANALYSIS
- --------------------------------------------------------------

   System Cash Flow                                              $3,767,203   $3,923,491    $4,093,024    $4,269,895   $4,470,635
                               % Growth                                             4.1%          4.3%          4.3%         4.7%



                        Total Capital Expenditures                               823,481     3,743,300     3,754,439    3,765,707
                               % of Revenue                                        10.1%         43.7%         42.0%        40.2%

                             Total Capex / Basic Sub                               $43.9        $197.1        $195.0       $192.9


   ------------------------------------------------------------------------------------------------------------------------------
   DEBT FREE CASH FLOW                                                        $3,100,010      $349,724      $515,455     $704,928
                                                                              ==========      ========      ========     ========
   ------------------------------------------------------------------------------------------------------------------------------





                                                               FYE 12/31, (PROJECTED)
                                                        -------------------------------------
                                                              2000          2001         2002
                                                                 5             6            7
                                                        -------------------------------------
- ------------------------------------------------------
CAPITAL EXPENDITURE ANALYSIS
- ------------------------------------------------------

   System Cash Flow                                     $4,680,637    $4,900,332   $5,130,167
                               % Growth                       4.7%          4.7%         4.7%



                        Total Capital Expenditures         877,104       888,631      900,289
                               % of Revenue                   8.9%          8.6%         8.4%

                             Total Capex / Basic Sub         $44.3         $44.3        $44.3


   ------------------------------------------------------------------------------------------
   DEBT FREE CASH FLOW                                  $3,803,534    $4,011,701   $4,229,877
                                                        ==========    ==========   ==========
   ------------------------------------------------------------------------------------------


                                                                FYE 12/31, (PROJECTED)
                                                        --------------------------------------
                                                              2003          2004          2005
                                                                 8             9            10
                                                        --------------------------------------
- ------------------------------------------------------
CAPITAL EXPENDITURE ANALYSIS
- ------------------------------------------------------

   System Cash Flow                                     $5,370,612    $5,622,160    $5,885,327
                               % Growth                       4.7%          4.7%          4.7%



                        Total Capital Expenditures         912,081       924,008       936,070
                               % of Revenue                   8.1%          7.8%          7.6%

                             Total Capex / Basic Sub         $44.3         $44.2         $44.2


   -------------------------------------------------------------------------------------------
   DEBT FREE CASH FLOW                                  $4,458,531    $4,698,153    $4,949,257
                                                        ==========    ==========    ==========
   -------------------------------------------------------------------------------------------



                                                  AGGREGATE VALUE    VALUE PER 1995 SUBSCRIBER    MULTIPLE OF 1995 SCF

- -----------------------------------------------------------------------------------------------------------------------------
FAIR MARKET VALUE                                   $28,865,947               $1,559                      7.7
- -----------------------------------------------------------------------------------------------------------------------------

W A L L E R  C A P I T A L  C O R P O R A T I O N

FALCON CABLE TV - SAN LOUIS OBISPO, CALIFORNIA
DISCOUNTED CASH FLOW ANALYSIS (000 UNLESS OTHERWISE SPECIFIED)

                                     12/31/95                   FYE 12/31, (Projected)
                                     --------              -------------------------------
                               Year      1995                1996     1997    1998    1999
                             Period         0                   1        2       3       4
                             ------  --------              -------------------------------
Operations Statistics                           % Growth
- ---------------------                           --------
  Homes Passed:                        26,138              26,582   27,034  27,494  27,961
         % Growth                                             1.7%     1.7%    1.7%    1.7%

  Basic/Expanded Tier                  15,635              16,003   16,418  16,843  17,277
         % Penetration                   59.8%               60.2%    60.7%   61.3%   61.8%
         % Growth                        --                   2.4%     2.6%    2.6%    2.6%

  New Product Tier (NPT 1)              4,466               4,561    4,728   4,901   5,080
         % Penetration                   28.6%               28.5%    28.8%   29.1%   29.4%
         % Growth                        --                   2.1%     3.7%    3.7%    3.6%

  Pay                                   3,733               3,873    4,104   4,345   4,596
         % Penetration                   23.9%               24.2%    25.0%   25.8%   26.6%
         % Growth                        --                   3.7%     6.0%    5.9%    5.8%

  Mini-Pay                                  0                   0        0       0       0
         % Penetration                                        0.0%     0.0%    0.0%    0.0%
         % Growth                        --                  --       --      --      --

  Basic Revenue & Tier/
   Sub/Month                           $22.24              $23.22   $24.24  $25.30  $26.42
         % Growth                        --         4.4%      4.4%     4.4%    4.4%    4.4%

  NPT 1 Revenue/Sub/Month              $ 3.31              $ 3.44   $ 3.58  $ 3.72  $ 3.87
         % Growth                        --         4.0%      4.0%     4.0%    4.0%    4.0%

  Pay Revenue/Sub/Month                $ 9.28              $ 9.47   $ 9.66  $ 9.85  $10.05
         % Growth                        --         2.0%      2.0%     2.0%    2.0%    2.0%

  Mini-Pay Revenue/Sub/Month             --                  --       --      --      --
         % Growth                        --         --       --       --      --      --

  PPV Rev/Sub/Month                    $ 0.16              $ 0.16   $ 0.17  $ 0.18  $ 0.20
         % Growth                                             3.0%     3.0%    8.0%    8.0%

  Other Revenue/Sub/Month              $ 4.97              $ 5.17   $ 5.38  $ 5.60  $ 5.82
         % Growth                        --         4.0%      4.0%     4.0%    4.0%    4.0%

                                           FYE 12/31, (Projected)
                             -----------------------------------------------
                                2000    2001    2002    2003    2004    2005
                                   5       6       7       8       9      10
                             -----------------------------------------------
Operations Statistics
- ---------------------
  Homes Passed:               28,437  28,920  29,412  29,912  30,420  30,937
         % Growth                1.7%    1.7%    1.7%    1.7%    1.7%    1.7%

  Basic/Expanded Tier         17,722  18,176  18,641  19,117  19,603  20,100
         % Penetration          62.3%   62.9%   63.4%   63.9%   64.4%   65.0%
         % Growth                2.6%    2.6%    2.6%    2.6%    2.5%    2.5%

  New Product Tier (NPT 1)     5,263   5,453   5,648   5,850   6,057   6,271
         % Penetration          29.7%   30.0%   30.3%   30.6%   30.9%   31.2%
         % Growth                3.6%    3.6%    3.6%    3.6%    3.5%    3.5%

  Pay                          4,856   5,126   5,406   5,697   5,998   6,311
         % Penetration          27.4%   28.2%   29.0%   29.8%   30.6%   31.4%
         % Growth                5.7%    5.6%    5.5%    5.4%    5.3%    5.2%

  Mini-Pay                         0       0       0       0       0       0
         % Penetration           0.0%    0.0%    0.0%    0.0%    0.0%    0.0%
         % Growth               --      --      --      --      --     --

  Basic Revenue & Tier/
   Sub/Month                  $27.58  $28.79  $30.06  $31.38  $32.76  $34.21
         % Growth                4.4%    4.4%    4.4%    4.4%    4.4%    4.4%

  NPT 1 Revenue/Sub/Month     $ 4.03  $ 4.19  $ 4.36  $ 4.53  $ 4.71  $ 4.90
         % Growth                4.0%    4.0%    4.0%    4.0%    4.0%    4.0%

  Pay Revenue/Sub/Month       $10.25  $10.45  $10.66  $10.87  $11.09  $11.31
         % Growth                2.0%    2.0%    2.0%    2.0%    2.0%    2.0%

  Mini-Pay Revenue/Sub/Month    --      --      --      --      --     --
         % Growth               --      --      --      --      --     --

  PPV Rev/Sub/Month           $ 0.21  $ 0.23  $ 0.25  $ 0.27  $ 0.29  $ 0.31
         % Growth                8.0%    8.0%    8.0%    8.0%    8.0%    8.0%

  Other Revenue/Sub/Month     $ 6.05  $ 6.29  $ 6.55  $ 6.81  $ 7.08  $ 7.36
         % Growth                4.0%    4.0%    4.0%    4.0%    4.0%    4.0%

W A L L E R  C A P I T A L  C O R P O R A T I O N

FALCON CABLE TV - SAN LOUIS OBISPO, CALIFORNIA
DISCOUNTED CASH FLOW ANALYSIS (000 UNLESS OTHERWISE SPECIFIED)

                                               12/31/95                                   FYE 12/31, (Projected)
                                              ---------             ---------------------------------------------------------------
                                       Year        1995                  1996        1997         1998          1999           2000
                                     Period           0                     1           2            3             4              5
                                     ------   ---------             ---------------------------------------------------------------
Income Statement Summary
- ------------------------
Revenues
 Basic & Tier                                $4,172,358            $4,458,348  $4,775,317   $5,114,432    $5,477,218     $5,865,307
 NPT 1                                          177,400               188,410     203,148      218,998       236,042        254,368
 Pay                                            415,739               439,914     475,577      513,565       554,012        597,061
 Mini-Pay                                             0                     0           0            0             0              0
 PPV                                             29,828                31,445      33,229       36,816        40,787         45,183
 Other                                          933,229               993,376   1,059,924    1,130,844     1,206,419      1,286,950
                                              ---------             ---------   ---------    ---------     ---------      ---------
            Total Revenue                    $5,728,554            $6,111,493  $6,547,194   $7,014,654    $7,514,479     $8,048,869
                 % Growth                      --                         6.7%        7.1%         7.1%          7.1%           7.1%



Expenses:                                      Adjusted
 Technical                                     $627,259              $664,476    $705,582     $749,173      $795,399       $844,414
 Production and Local Origination                     0                     0           0            0             0              0
 Advertising                                     87,515                93,365     100,021      107,163       114,799        122,962
 Marketing                                      226,985               240,453     255,327      271,102       287,829        305,566
 General and Administrative                   1,099,901             1,165,161   1,237,240    1,313,678     1,394,734      1,480,683
 Programming                                  1,138,066             1,214,767   1,302,500    1,396,342     1,496,711      1,604,049
 Partnership Expenses                           328,246               350,189     375,154      401,940       430,580        461,200
                                              ---------             ---------   ---------    ---------     ---------      ---------
        Total Operating Expenses             $3,507,972            $3,728,410  $3,975,824   $4,239,398    $4,520,051     $4,818,874
                 % Growth                         --                      6.3%        6.6%         6.6%          6.6%           6.6%
* Adjusted for Partnership Expenses
 U.L.System Cash Flow (EBITDA)               $2,220,582            $2,383,083  $2,571,370   $2,775,256    $2,994,428     $3,229,995
                 % Margin                          38.8%                 39.0%       39.3%        39.6%         39.8%          40.1%
                 % Growth                         --                      7.3%        7.9%         7.9%          7.9%           7.9%


 Revenue / Subscriber / Month                    $30.53                $31.83      $33.23       $34.71        $36.24         $37.85
 SCF / Subscriber / Year                         $142.0                $148.9      $156.6       $164.8        $173.3         $182.3

                                                                      FYE 12/31, (Projected)
                                              ------------------------------------------------------------------
                                        Year       2001          2002          2003          2004           2005
                                      Period          6             7             8             9             10
                                      ------  ------------------------------------------------------------------
Income Statement Summary
- ------------------------
Revenues
 Basic & Tier                                $6,280,439    $6,724,476    $7,199,403    $7,707,342     $8,250,560
 NPT 1                                          274,069       295,245       318,003       342,460        368,738
 Pay                                            642,860       691,565       743,343       798,366        856,819
 Mini-Pay                                             0             0             0             0              0
 PPV                                             50,049        55,436        61,398        67,996         75,298
 Other                                        1,372,757     1,464,182     1,561,586     1,665,355      1,775,900
                                              ---------     ---------     ---------    ----------     ----------
            Total Revenue                    $8,620,175    $9,230,903    $9,883,733   $10,581,519    $11,327,314
                 % Growth                           7.1%          7.1%          7.1%          7.1%           7.0%



Expenses:
 Technical                                     $896,385      $951,487    $1,009,905    $1,071,837     $1,137,489
 Production and Local Origination                     0             0             0             0              0
 Advertising                                    131,690       141,020       150,994       161,654        173,047
 Marketing                                      324,373       344,313       365,452       387,863        411,621
 General and Administrative                   1,571,814     1,668,435     1,770,873     1,879,470      1,994,591
 Programming                                  1,718,830     1,841,561     1,972,780     2,113,064      2,263,026
 Partnership Expenses                           493,936       528,931       566,338       606,321        649,055
                                              ---------     ---------     ---------     ---------      ---------
        Total Operating Expenses             $5,137,028    $5,475,747    $5,836,342    $6,220,208     $6,628,830
                 % Growth                           6.6%          6.6%          6.6%          6.6%           6.6%
* Adjusted for Partnership Expenses
 U.L.System Cash Flow (EBITDA)               $3,483,146    $3,755,157    $4,047,391    $4,361,311     $4,698,484
                 % Margin                          40.4%         40.7%         41.0%         41.2%          41.5%
                 % Growth                           7.8%          7.8%          7.8%          7.8%           7.7%


 Revenue / Subscriber / Month                    $39.52        $41.27        $43.09        $44.98         $46.96
 SCF / Subscriber / Year                         $191.6        $201.4        $211.7        $222.5         $231.8

W A L L E R  C A P I T A L  C O R P O R A T I O N

FALCON CABLE TV - SAN LOUIS OBISPO, CALIFORNIA
DISCOUNTED CASH FLOW ANALYSIS (000 UNLESS OTHERWISE SPECIFIED)


                                               12/31/95                                    FYE 12/31, (Projected)
                                              ---------              -------------------------------------------------------------
                                       Year        1995                   1996        1997         1998          1999         2000
                                     Period           0                      1           2            3             4            5
                                     ------   ---------              -------------------------------------------------------------
Capital Expenditure Analysis
- ----------------------------
 System Cash Flow                            $2,220,582             $2,383,083  $2,571,370   $2,775,256    $2,994,428   $3,229,995
                % Growth                                                   7.3%        7.9%         7.9%          7.9%         7.9%



         Total Capital Expenditures                                    745,900   2,464,311    2,483,133       802,374      822,043
                % of Revenue                                              12.2%       37.6%        35.4%         10.7%        10.2%

           Total Capex / Basic Sub                                       $46.6      $150.1       $147.4         $46.4        $46.4


- -----------------------------------------------------------------------------------------------------------------------------------
 Debt Free Cash Flow                                                $1,637,183    $107,059     $292,123    $2,192,054   $2,407,952
- -----------------------------------------------------------------------------------------------------------------------------------

                                                               Aggregate Value                            Value per 1995 Subscriber
- -----------------------------------------------------------------------------------------------------------------------------------
FAIR MARKET VALUE                                               $21,988,550                                        $1,406
- -----------------------------------------------------------------------------------------------------------------------------------

                                                                      FYE 12/31, (Projected)
                                                 -------------------------------------------------------------------
                                        Year          2001          2002          2003           2004           2005
                                      Period             6             7             8              9             10
                                      ------     -------------------------------------------------------------------
Capital Expenditure Analysis
- ----------------------------
 System Cash Flow                               $3,483,146    $3,755,157    $4,047,391     $4,361,311     $4,698,484
                % Growth                               7.8%          7.8%          7.8%           7.8%           7.7%



         Total Capital Expenditures                842,149       862,701       883,708        905,180        927,127
                % of Revenue                           9.8%          9.3%          8.9%           8.6%           8.2%

           Total Capex / Basic Sub                   $46.3         $46.3         $46.2          $46.2          $46.1


- --------------------------------------------------------------------------------------------------------------------
 Debt Free Cash Flow                            $2,640,998    $2,892,456    $3,163,683     $3,456,131     $3,771,357
- --------------------------------------------------------------------------------------------------------------------

                                                                                       Multiple of 1995 SCF
- --------------------------------------------------------------------------------------------------------------------
FAIR MARKET VALUE                                                                               9.9
- --------------------------------------------------------------------------------------------------------------------

W A L L E R  C A P I T A L  C O R P O R A T I O N

Falcon Cable TV - Tulare, California
Discounted Cash Flow Analysis (000 unless otherwise specified)


                                          12/31/95                            FYE 12/31, (Projected)
                                          --------              -----------------------------------------------
                                   Year       1995                1996       1997      1998     1999       2000
                                 Period          0                   1          2         3        4          5
                                 ------   --------              -----------------------------------------------
Operations Statistics                                % Growth
- ---------------------                                --------
 Homes Passed:                              41,053              41,464     41,878    42,297   42,720     43,147
                  % Growth                                         1.0%       1.0%      1.0%     1.0%       1.0%

 Basic/Expanded Tier                        15,249              15,466     15,788    16,115   16,490     16,871
                  % Penetration               37.1%               37.3%      37.7%     38.1%    38.6%      39.1%
                  % Growth                   --                    1.4%       2.1%      2.1%     2.3%       2.3%

 New Product Tier (NPT 1)                    7,001               7,099      7,247     7,429    7,635      7,845
                  % Penetration               45.9%               45.9%      45.9%     46.1%    46.3%      46.5%
                  % Growth                   --                    1.4%       2.1%      2.5%     2.8%       2.8%

 Pay                                         7,110               7,207      7,389     7,574    7,783      7,997
                  % Penetration               46.6%               46.6%      46.8%     47.0%    47.2%      47.4%
                  % Growth                   --                    1.4%       2.5%      2.5%     2.8%       2.7%

 Mini-Pay                                        0                   0          0         0        0          0
                  % Penetration                                    0.0%       0.0%      0.0%     0.0%       0.0%
                  % Growth                   --                   --         --        --       --         --

 Basic Revenue& Tier/Sub/Month              $22.05              $22.98     $23.96    $24.98   $26.04     $27.15
                  % Growth                   --        4.3%        4.3%       4.3%      4.3%     4.3%       4.3%

 NPT 1 Revenue/Sub/Month                     $5.47              $ 5.63     $ 5.80    $ 5.98   $ 6.16     $ 6.34
                  % Growth                   --        3.0%        3.0%       3.0%      3.0%     3.0%       3.0%

 Pay Revenue/Sub/Month                       $7.07              $ 7.28     $ 7.50    $ 7.72   $ 7.96     $ 8.19
                  % Growth                   --        3.0%        3.0%       3.0%      3.0%     3.0%       3.0%

 Mini-Pay Revenue/Sub/Month                  $0.00              $ 0.00     $ 0.00    $ 0.00   $ 0.00     $ 0.00
                  % Growth                   --        0.0%        0.0%       0.0%      0.0%     0.0%       0.0%

 PPV Rev/Sub/Month                           $0.48              $ 0.49     $ 0.51    $ 0.52   $ 0.54     $ 0.56
                  % Growth                             3.0%        3.0%       3.0%      3.0%     3.0%       3.0%

 Other Revenue/Sub/Month                     $7.22              $ 7.44     $ 7.66    $ 7.89   $ 8.13     $ 8.37
                  % Growth                   --        3.0%        3.0%       3.0%      3.0%    3.0%       3.0%

                                    -----------------------------------------------
                                      2001      2002      2003      2004       2005
                                         6         7         8         9         10
                                    -----------------------------------------------
Operations Statistics
- ---------------------
 Homes Passed:                      43,579    44,014    44,455    44,899     45,348
                  % Growth             1.0%      1.0%      1.0%      1.0%       1.0%

 Basic/Expanded Tier                17,257    17,650    18,049    18,454     18,865
                  % Penetration       39.6%     40.1%     40.6%     41.1%      41.6%
                  % Growth             2.3%      2.3%      2.3%      2.2%       2.2%

 New Product Tier (NPT 1)            8,059     8,278     8,501     8,729      8,961
                  % Penetration       46.7%     46.9%     47.1%     47.3%      47.5%
                  % Growth             2.7%      2.7%      2.7%      2.7%       2.7%

 Pay                                 8,214     8,437     8,663     8,895      9,131
                  % Penetration       47.6%     47.8%     48.0%     48.2%      48.4%
                  % Growth             2.7%      2.7%      2.7%      2.7%       2.7%

 Mini-Pay                                0         0         0         0          0
                  % Penetration        0.0%      0.0%      0.0%      0.0%       0.0%
                  % Growth            --        --        --        --         --

 Basic Revenue& Tier/Sub/Month      $28.30    $29.50    $30.76    $32.07     $33.43
                  % Growth             4.3%      4.3%      4.3%      4.3%       4.3%

 NPT 1 Revenue/Sub/Month            $ 6.53    $ 6.73    $ 6.93    $ 7.14     $ 7.35
                  % Growth             3.0%      3.0%      3.0%      3.0%       3.0%

 Pay Revenue/Sub/Month              $ 8.44    $ 8.69    $ 8.95    $ 9.22     $ 9.50
                  % Growth             3.0%      3.0%      3.0%      3.0%       3.0%

 Mini-Pay Revenue/Sub/Month         $ 0.00    $ 0.00    $ 0.00    $ 0.00     $ 0.00
                  % Growth             0.0%      0.0%      0.0%      0.0%       0.0%

 PPV Rev/Sub/Month                  $ 0.57    $ 0.59    $ 0.61    $ 0.63     $ 0.64
                  % Growth             3.0%      3.0%      3.0%      3.0%       3.0%

 Other Revenue/Sub/Month            $ 8.62    $ 8.88    $ 9.15    $ 9.42     $ 9.70
                  % Growth             3.0%      3.0%      3.0%      3.0%       3.0%

WALLER CAPITAL CORPORATION

FALCON CABLE TV - TULARE, CALIFORNIA
DISCOUNTED CASH FLOW ANALYSIS (000 UNLESS OTHERWISE SPECIFIED)

                                                  --------              ---------------------------------------------------------
                                                  12/31/95                                  FYE 12/31, (PROJECTED)
                                                  --------              ---------------------------------------------------------
                                           Year       1995                     1996           1997           1998            1999
Income Statement Summary                  Period         0                        1              2              3               4
- ----------------------------------------------------------              ---------------------------------------------------------

Revenues
 Basic & Tier                                   $4,034,444               $4,265,731     $4,539,661     $4,830,638      $5,153,049
 NPT 1                                             459,527                  479,928        504,623        532,841         564,025
 Pay                                               603,044                  629,619        664,858        701,977         742,999
 Mini-Pay                                                0                        0              0              0               0
 PPV                                                87,677                   91,592         96,305        101,249         106,711
 Other                                           1,321,320                1,380,317      1,451,343      1,525,852       1,608,175
                                                 ---------               ----------     ----------     ----------      ----------
             Total Revenue                      $6,506,012               $6,847,187     $7,256,790     $7,692,557      $8,174,959
                       % Growth                        - -                      5.2%           6.0%           6.0%            6.3%



Expenses:                                         Adjusted
 Technical                                        $634,621                 $666,175       $703,854       $743,581        $787,503
 Production and Local Origination                        0                        0              0              0               0
 Advertising                                       122,569                  128,997        136,713        144,923         154,011
 Marketing                                         184,260                  193,422        204,362        215,896         228,649
 General and Administrative                      1,116,860                1,172,392      1,238,703      1,308,617       1,385,915
 Programming                                     1,279,191                1,349,026      1,432,816      1,522,239       1,621,276
 Partnership Expenses                              372,794                  392,344        415,814        440,783         468,425
                                                ----------               ----------     ----------     ----------      ----------
        Total Operating Expenses                $3,710,295               $3,902,356     $4,132,262     $4,376,039      $4,645,778
                       % Growth                        - -                      5.2%           5.9%           5.9%            6.2%
* Adjusted for Partnership Expenses
 U.L.System Cash Flow (EBITDA)                  $2,795,717               $2,944,832     $3,124,528     $3,316,518      $3,529,181
             % Margin                                 43.0%                    43.0%          43.1%          43.1%           43.2%
             % Growth                                  - -                      5.3%           6.1%           6.1%            6.4%


 Revenue / Subscriber / Month                       $35.55                   $36.89         $38.30         $39.78          $41.31
 SCF / Subscriber / Year                            $183.3                   $190.4         $197.9         $205.8          $214.0



                                         -----------------------------------------------------------------------------------------

                                         -----------------------------------------------------------------------------------------
                                                2000           2001           2002            2003           2004             2005
Income Statement Summary                           5              6              7               8              9               10
- ----------------------------------------------------------------------------------------------------------------------------------

Revenues
 Basic & Tier                             $5,496,056     $5,860,937     $6,249,045      $6,661,818     $7,100,779       $7,567,544
 NPT 1                                       596,923        631,625        668,226         706,824        747,526          790,440
 Pay                                         786,271        831,913        880,049         930,809        984,330        1,040,756
 Mini-Pay                                          0              0              0               0              0                0
 PPV                                         112,450        118,478        124,808         131,457        138,439          145,770
 Other                                     1,694,655      1,785,494      1,880,902       1,981,100      2,086,319        2,196,802
                                          ----------     ----------     ----------     -----------    -----------      -----------
             Total Revenue                $8,686,356     $9,228,447     $9,803,030     $10,412,008    $11,057,392      $11,741,311
                       % Growth                  6.3%           6.2%           6.2%            6.2%           6.2%             6.2%


Expenses:
 Technical                                  $833,880       $882,843       $934,533        $989,095     $1,046,683       $1,107,461
 Production and Local Origination                  0              0              0               0              0                0
 Advertising                                 163,645        173,858        184,683         196,155        208,314          221,199
 Marketing                                   242,114        256,330        271,338         287,180        303,901          321,548
 General and Administrative                1,467,532      1,553,702      1,644,670       1,740,693      1,842,042        1,949,004
 Programming                               1,726,476      1,838,214      1,956,883       2,082,902      2,216,714        2,358,789
 Partnership Expenses                        497,728        528,790        561,714         596,608        633,589          672,777
                                          ----------     ----------     ----------      ----------     ----------       ----------
        Total Operating Expenses          $4,931,376     $5,233,737     $5,553,820      $5,892,633     $6,251,243       $6,630,778
                       % Growth                  6.1%           6.1%           6.1%            6.1%           6.1%             6.1%
* Adjusted for Partnership Expenses
 U.L.System Cash Flow (EBITDA)            $3,754,980     $3,994,709     $4,249,210      $4,519,375     $4,806,149       $5,110,533
             % Margin                           43.2%          43.3%          43.3%           43.4%          43.5%            43.5%
             % Growth                            6.4%           6.4%           6.4%            6.4%           6.3%             6.3%


 Revenue / Subscriber / Month                 $42.91         $44.56         $46.28          $48.07         $49.93           $51.87
 SCF / Subscriber / Year                      $222.6         $231.5         $240.8          $250.4         $260.4           $270.9

W A L L E R  C A P I T A L  C O R P O R A T I O N

Falcon Cable TV - Tulare, California
Discounted Cash Flow Analysis (000 unless otherwise specified)


                                          12/31/95                                    FYE 12/31, (Projected)
                                         ---------             ---------------------------------------------------------------
                                   Year       1995                  1996         1997         1998        1999            2000
Capital Expenditure Analysis     Period          0                     1            2            3           4               5
- ----------------------------     ------  ---------             ---------------------------------------------------------------
System Cash Flow                        $2,795,717            $2,944,832   $3,124,528   $3,316,518   $3,529,181     $3,754,980
               % Growth                                              5.3%         6.1%         6.1%         6.4%           6.4%



      Total Capital Expenditures                                 798,598    3,614,122    3,629,877    3,647,787        865,973
              % of Revenue                                          11.7%        49.8%        47.2%        44.6%          10.0%

         Total Capex / Basic Sub                                   $51.6       $228.9       $225.2       $221.2          $51.3


Debt Free Cash Flow                                           $2,146,234    $(489,594 )  $(313,359 )  $(118,606 )   $2,889,007

                                             --------------------------------------------------------------
                                                  2001        2002         2003          2004          2005
Capital Expenditure Analysis                         6           7            8             9            10
- ------------------------------               --------------------------------------------------------------
System Cash Flow                            $3,994,709  $4,249,210   $4,519,375    $4,806,149    $5,110,533
               % Growth                            6.4%        6.4%         6.4%          6.3%          6.3%



      Total Capital Expenditures               884,438     903,186      922,220       941,544       961,163
              % of Revenue                         9.6%        9.2%         8.9%          8.5%          8.2%

         Total Capex / Basic Sub                 $51.3       $51.2        $51.1         $51.0         $51.0


Debt Free Cash Flow                         $3,110,271  $3,346,024   $3,597,155    $3,864,605    $4,149,370


                                        Aggregate Value      Value per 1995 Subscriber       Multiple of 1995 SCF
- -----------------------------------------------------------------------------------------------------------------
FAIR MARKET VALUE                         $22,269,159          1,460                                  8.0
- -----------------------------------------------------------------------------------------------------------------

W A L L E R  C A P I T A L  C O R P O R A T I O N

FALCON CABLE TV - CENTRAL OREGON
Discounted Cash Flow Analysis (000 unless otherwise specified)




                                                12/31/95
                                                --------
                                          Year      1995
                                        Period         0
Operations Statistics                           --------
- ---------------------
                                                           % Growth
                                                           --------
    Homes Passed:                                 26,355
                         % Growth

    Basic/Expanded Tier                           14,225
                         % Penetration              54.0%
                         % Growth                     --

    New Product Tier (NPT 1)                       9,266
                         % Penetration              65.1%
                         % Growth                     --

    Pay                                            5,505
                         % Penetration              38.7%
                         % Growth                     --

    Mini-Pay                                          11
                         % Penetration               0.1%
                         % Growth                     --

    Basic Revenue& Tier/Sub/Month                 $21.16
                         % Growth                     --       4.3%

    NPT 1 Revenue/Sub/Month                       $ 4.19
                         % Growth                     --       4.0%

    Pay Revenue/Sub/Month                         $ 7.96
                         % Growth                     --       2.0%

    Mini-Pay Revenue/Sub/Month                    $ 5.53
                         % Growth                     --       2.0%

    PPV Rev/Sub/Month                             $ 0.08
                         % Growth

    Other Revenue/Sub/Month                       $ 2.26
                         % Growth                     --       4.0%

                                                                              FYE 12/31, (Projected)
                                            ----------------------------------------------------------------------------------------
                                      Year    1996     1997     1998     1999     2000     2001     2002     2003     2004     2005
                                    Period       1        2        3        4        5        6        7        8        9       10
Operations Statistics                       ----------------------------------------------------------------------------------------
- ---------------------
    Homes Passed:                           26,487   26,672   26,859   27,047   27,236   27,427   27,619   27,812   28,007   28,203
                         % Growth              0.5%     0.7%     0.7%     0.7%     0.7%     0.7%     0.7%     0.7%     0.7%     0.7%

    Basic/Expanded Tier                     14,455   14,690   14,927   15,166   15,409   15,654   15,901   16,152   16,405   16,661
                         % Penetration        54.6%    55.1%    55.6%    56.1%    56.6%    57.1%    57.6%    58.1%    58.6%    59.1%
                         % Growth              1.6%     1.6%     1.6%     1.6%     1.6%     1.6%     1.6%     1.6%     1.6%     1.6%

    New Product Tier (NPT 1)                 9,560    9,862   10,171   10,486   10,808   11,136   11,471   11,813   12,162   12,519
                         % Penetration        66.1%    67.1%    68.1%    69.1%    70.1%    71.1%    72.1%    73.1%    74.1%    75.1%
                         % Growth              3.2%     3.2%     3.1%     3.1%     3.1%     3.0%     3.0%     3.0%     3.0%     2.9%

    Pay                                      5,594    5,685    5,851    6,021    6,194    6,371    6,551    6,735    6,923    7,114
                         % Penetration        38.7%    38.7%    39.2%    39.7%    40.2%    40.7%    41.2%    41.7%    42.2%    42.7%
                         % Growth              1.6%     1.6%     2.9%     2.9%     2.9%     2.9%     2.8%     2.8%     2.8%     2.8%

    Mini-Pay                                    14       15       15       15       15       16       16       16       16       17
                         % Penetration         0.1%     0.1%     0.1%     0.1%     0.1%     0.1%     0.1%     0.1%     0.1%     0.1%
                         % Growth             31.4%     1.6%     1.6%     1.6%     1.6%     1.6%     1.6%     1.6%     1.6%     1.6%

    Basic Revenue & Tier/Sub/Month          $22.06   $23.00   $23.97   $24.99   $26.05   $27.16   $28.32   $29.52   $30.77   $32.08
                         % Growth              4.3%     4.3%     4.3%     4.3%     4.3%     4.3%     4.3%     4.3%     4.3%     4.3%

    NPT 1 Revenue/Sub/Month                  $4.36    $4.53    $4.71    $4.90    $5.10    $5.30    $5.52    $5.74    $5.97    $6.20
                         % Growth              4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%

    Pay Revenue/Sub/Month                    $8.12    $8.28    $8.45    $8.62    $8.79    $8.97    $9.15    $9.33    $9.52    $9.71
                         % Growth              2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%

    Mini-Pay Revenue/Sub/Month               $5.64    $5.75    $5.87    $5.98    $6.10    $6.23    $6.35    $6.48    $6.61    $6.74
                         % Growth              2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%

    PPV Rev/Sub/Month                        $0.08    $0.08    $0.08    $0.09    $0.09    $0.10    $0.10    $0.11    $0.12    $0.12
                         % Growth              3.0%     3.0%     3.0%     6.0%     6.0%     6.0%     6.0%     6.0%     6.0%     6.0%

    Other Revenue/Sub/Month                  $2.35    $2.45    $2.55    $2.70    $2.86    $3.03    $3.21    $3.41    $3.61    $3.83
                         % Growth              4.0%     4.0%     4.0%     6.0%     6.0%     6.0%     6.0%     6.0%     6.0%     6.0%

W A L L E R  C A P I T A L  C O R P O R A T I O N

FALCON CABLE TV - CENTRAL OREGON
Discounted Cash Flow Analysis (000 unless otherwise specified)




                                    12/31/95        FYE 12/31, (Projected)
                                    --------  ----------------------------------
                            Year        1995       1996        1997        1998
                          Period           0          1           2           3
Income Statement Summary                      ----------------------------------
- ------------------------
Revenues
 Basic & Tier                     $3,611,860 $3,826,258  $4,053,597  $4,294,089
 NPT 1                               466,060    500,103     536,538     575,452
 Pay                                 526,042    545,247     565,176     593,354
 Mini-Pay                                730        978       1,014       1,051
 PPV                                  12,829     13,428      14,055      14,710
 Other                               386,283    408,231     431,450     455,951
                                  ---------- ----------  ----------  ----------
             Total Revenue        $5,003,805 $5,294,245  $5,601,829  $5,934,606
                       % Growth           --        5.8%        5.8%        5.9%



Expenses:                           Adjusted
 Technical                          $443,453   $466,396    $490,553    $515,918
 Production and Local Origination          0          0           0           0
 Advertising                               0          0           0           0
 Marketing                           120,328    126,554     133,108     139,991
 General and Administrative          856,767    901,094     947,765     996,772
 Programming                         868,032    918,533     972,020   1,030,010
 Partnership Expenses                286,718    303,360     320,985     340,053
                                   ---------  ---------   ---------   ---------
        Total Operating Expenses  $2,575,298 $2,715,937  $2,864,432  $3,022,743
                       % Growth           --        5.5%        5.5%        5.5%

 U.L.System Cash Flow (EBITDA)    $2,428,507 $2,578,308  $2,737,397  $2,911,863
             % Margin                   48.5%      48.7%       48.9%       49.1%
             % Growth                     --        6.2%        6.2%        6.4%


 Revenue / Subscriber / Month         $29.31     $30.52      $31.78      $33.13
 SCF / Subscriber / Year              $170.7     $178.4      $186.3      $195.1

                                                                   FYE 12/31, (Projected)
                                   --------------------------------------------------------------------------------------
                            Year           1999         2000        2001         2002        2003        2004        2005
                          Period              4            5           6            7           8           9          10
Income Statement Summary           --------------------------------------------------------------------------------------
- ------------------------
Revenues
 Basic & Tier                        $4,548,482   $4,817,562  $5,102,162   $5,403,160  $5,721,483  $6,058,112  $6,414,078
 NPT 1                                  617,005      661,368     708,722      759,257     813,179     870,702     932,057
 Pay                                    622,784      653,519     685,611      719,114     754,088     790,589     828,681
 Mini-Pay                                 1,089        1,129       1,170        1,212       1,256       1,301       1,347
 PPV                                     15,843       17,062      18,374       19,784      21,301      22,933      24,688
 Other                                  491,070      528,851     569,496      613,216     660,244     710,825     765,226
                                     ----------   ---------   ----------   ----------  ----------  ----------  ----------
             Total Revenue           $6,296,273   $6,679,491  $7,085,533   $7,515,744  $7,971,550  $8,454,462  $8,966,079
                       % Growth             6.1%         6.1%        6.1%         6.1%        6.1%        6.1%        6.1%



Expenses:
 Technical                           $  542,551   $  570,513  $  599,869   $  630,688  $  663,040  $  697,000  $  732,645
 Production and Local Origination             0            0           0            0           0           0           0
 Advertising                                  0            0           0            0           0           0           0
 Marketing                              147,217      154,805     162,770      171,133     179,911     189,126     198,798
 General and Administrative           1,048,227    1,102,251   1,158,969    1,218,511   1,281,016   1,346,628   1,415,497
 Programming                          1,091,354    1,156,243   1,224,877    1,297,468   1,374,241   1,455,432   1,541,291
 Partnership Expenses                   360,776      382,735     406,001      430,652     456,770     484,441     513,756
                                      ---------    ---------   ---------    ---------   ---------   ---------   ---------
        Total Operating Expenses     $3,190,126   $3,366,546  $3,552,486   $3,748,452  $3,954,979  $4,172,627  $4,401,988
                       % Growth             5.5%         5.5%        5.5%         5.5%        5.5%        5.5%        5.5%

 U.L.System Cash Flow (EBITDA)       $3,106,147   $3,312,945  $3,533,047   $3,767,292  $4,016,572  $4,281,836  $4,564,091
             % Margin                      49.3%        49.6%       49.9%        50.1%       50.4%       50.6%       50.9%
             % Growth                       6.7%         6.7%        6.6%         6.6%        6.6%        6.6%        6.6%


 Revenue / Subscriber / Month            $34.60       $36.12      $37.72       $39.39      $41.13      $42.95      $44.85
 SCF / Subscriber / Year                 $204.8       $215.0      $225.7       $236.9      $248.7      $261.0      $273.9


W A L L E R  C A P I T A L  C O R P O R A T I O N

FALCON CABLE TV - CENTRAL OREGON
Discounted Cash Flow Analysis (000 unless otherwise specified)




                                                12/31/95     FYE 12/31, (Projected)
                                                --------   ---------------------------------------
                                          Year      1995         1996           1997        1998
                                        Period         0            1              2           3
                                                --------   ---------------------------------------
Capital Expenditure Analysis
- ----------------------------
 System Cash Flow                              $2,428,507   $2,578,308     $2,737,397    $2,911,863
                    % Growth                                       6.2%           6.2%          6.4%



             Total Capital Expenditures                        701,160     2,632,342   2,643,512
                    % of Revenue                                  13.2%         47.0%       44.5%

                  Total Capex / Basic Sub                        $48.5        $179.2      $177.1


 Debt Free Cash Flow                                        $1,877,148      $105,055    $268,351


                                                                           FYE 12/31, (Projected)
                                               ----------------------------------------------------------------------------------
                                         Year       1999        2000         2001        2002        2003        2004        2005
                                       Period          4           5            6           7           8           9          10
                                               ----------------------------------------------------------------------------------
Capital Expenditure Analysis
- ----------------------------
 System Cash Flow                             $3,106,147  $3,312,945   $3,533,047  $3,767,292  $4,016,572  $4,281,836  $4,564,091
                    % Growth                         6.7%        6.7%         6.6%        6.6%        6.6%        6.6%        6.6%



             Total Capital Expenditures        3,454,802     766,214      777,748     789,407     801,190     813,100     825,138
                    % of Revenue                    54.9%       11.5%        11.0%       10.5%       10.1%        9.6%        9.2%

                  Total Capex / Basic Sub         $227.8       $49.7        $49.7       $49.6       $49.6       $49.6       $49.5


 Debt Free Cash Flow                           $(348,655) $2,546,732   $2,755,298  $2,977,885  $3,215,382  $3,468,736  $3,738,953




                                             Aggregate Value       Value per 1995 Subscriber         Multiple of 1995 SCF

FAIR MARKET VALUE                            $20,164,654                $1,418                          8.3

W A L L E R  C A P I T A L  C O R P O R A T I O N

FALCON CABLE TV - DALLAS, OREGON
DISCOUNTED CASH FLOW ANALYSIS (000 UNLESS OTHERWISE SPECIFIED)

                                         12/31/95                                        FYE 12/31, (Projected)
                                         --------              --------------------------------------------------------------------
                                  Year       1995                1996      1997      1998      1999      2000      2001      2002
                                Period          0                   1         2         3         4         5         6         7
- --------------------------------------   --------              --------------------------------------------------------------------
Operations Statistics
- --------------------------------------
                                                   % Growth
                                                   --------
 Homes Passed:                             23,770              24,174    24,585    25,003    25,428    25,860    26,300    26,747
                       % Growth                                   1.7%      1.7%      1.7%      1.7%      1.7%      1.7%      1.7%

 Basic/Expanded Tier                       16,928              17,212    17,505    17,802    18,105    18,413    18,726    19,044
                       % Penetration         71.2%               71.2%     71.2%     71.2%     71.2%     71.2%     71.2%     71.2%
                       % Growth               --                  1.7%      1.7%      1.7%      1.7%      1.7%      1.7%      1.7%

 New Product Tier (NPT 1)                   7,458               7,635     7,817     8,003     8,194     8,388     8,587     8,790
                       % Penetration         44.1%               44.4%     44.7%     45.0%     45.3%     45.6%     45.9%     46.2%
                       % Growth               --                  2.4%      2.4%      2.4%      2.4%      2.4%      2.4%      2.4%

 Pay                                        7,139               7,310     7,487     7,668     7,853     8,041     8,234     8,431
                       % Penetration         42.2%               42.5%     42.8%     43.1%     43.4%     43.7%     44.0%     44.3%
                       % Growth               --                  2.4%      2.4%      2.4%      2.4%      2.4%      2.4%      2.4%

 Mini-Pay                                     241                 241       245       249       253       258       262       267
                       % Penetration          1.4%                1.4%      1.4%      1.4%      1.4%      1.4%      1.4%      1.4%
                       % Growth               --                 -0.0%      1.7%      1.7%      1.7%      1.7%      1.7%      1.7%

 Basic Revenue& Tier/Sub/Month             $21.74              $22.61    $23.52    $24.46    $25.44    $26.45    $27.51    $28.61
                       % Growth               --       4.0%       4.0%      4.0%      4.0%      4.0%      4.0%      4.0%      4.0%

 NPT 1 Revenue/Sub/Month                    $3.86               $4.01     $4.17     $4.34     $4.51     $4.69     $4.88      5.08
                       % Growth               --       4.0%       4.0%      4.0%      4.0%      4.0%      4.0%      4.0%      4.0%

 Pay Revenue/Sub/Month                      $7.60               $7.67     $7.75     $7.83     $7.90     $7.98     $8.06     $8.14
                       % Growth               --       1.0%       1.0%      1.0%      1.0%      1.0%      1.0%      1.0%      1.0%

 Mini-Pay Revenue/Sub/Month                 $3.08               $3.15     $3.21     $3.27     $3.34     $3.41     $3.47     $3.54
                       % Growth               --       2.0%      $2.0%     $2.0%     $2.0%     $2.0%     $2.0%     $2.0%     $2.0%

 PPV Rev/Sub/Month                          $0.22               $0.23     $0.24     $0.25     $0.26     $0.27     $0.28     $0.29
                       % Growth                        4.0%       4.0%      4.0%      4.0%      4.0%      4.0%      4.0%      4.0%

 Other Revenue/Sub/Month                    $2.93               $3.02     $3.11     $3.20     $3.30     $3.40     $3.50     $3.61
                       % Growth               --       3.0%       3.0%      3.0%      3.0%      3.0%      3.0%      3.0%      3.0%


                                         12/31/95                   FYE 12/31, (Projected)
                                         --------
                                  Year       1995                  2003      2004      2005
                                Period          0                     8         9        10
- --------------------------------------   --------                  ------------------------
Operations Statistics
- --------------------------------------                             ------------------------


 Homes Passed:                                                    27,202    27,664    28,134
                       % Growth                                      1.7%      1.7%      1.7%

 Basic/Expanded Tier                                              19,368    19,697    20,032
                       % Penetration                                71.2%     71.2%     71.2%
                       % Growth                                      1.7%      1.7%      1.7%

 New Product Tier (NPT 1)                                          8,998     9,210     9,426
                       % Penetration                                46.5%     46.8%     47.1%
                       % Growth                                      2.4%      2.4%      2.4%

 Pay                                                               8,633     8,839     9,049
                       % Penetration                                44.6%     44.9%     45.2%
                       % Growth                                      2.4%      2.4%      2.4%

 Mini-Pay                                                            271       276       280
                       % Penetration                                 1.4%      1.4%      1.4%
                       % Growth                                      1.7%      1.7%      1.7%

 Basic Revenue& Tier/Sub/Month                                    $29.76    $30.95    $32.18
                       % Growth                                      4.0%      4.0%      4.0%

 NPT 1 Revenue/Sub/Month                                           $5.28     $5.49     $5.71
                       % Growth                                      4.0%      4.0%      4.0%

 Pay Revenue/Sub/Month                                             $8.22     $8.31     $8.39
                       % Growth                                      1.0%      1.0%      1.0%

 Mini-Pay Revenue/Sub/Month                                        $3.61     $3.69     $3.76
                       % Growth                                      2.0%      2.0%      2.0%

 PPV Rev/Sub/Month                                                 $0.30     $0.31     $0.33
                       % Growth                                     4.0%      4.0%      4.0%

 Other Revenue/Sub/Month                                           $3.71     $3.83     $3.94
                       % Growth                                      3.0%      3.0%      3.0%

- -------------------------------------------------------------------------------
W A L L E R  C A P I T A L  C O R P O R A T I O N
- -------------------------------------------------------------------------------
FALCON CABLE TV - DALLAS, OREGON
DISCOUNTED CASH FLOW ANALYSIS (000 UNLESS OTHERWISE SPECIFIED)




                                                                                12/31/95          FYE 12/31, (PROJECTED)
                                                                                          -------------------------------------
                                                                 Year               1995          1996         1997        1998
                                                               Period                  0             1            2           3
- ----------------------------------------------------------------------        ----------  -------------------------------------
INCOME STATEMENT SUMMARY
- ----------------------------------------------------------------------
REVENUES
   Basic & Tier                                                               $4,416,771    $4,670,493   $4,939,887  $5,224,820
   NPT 1                                                                         345,351       367,677      391,514     416,879
   Pay                                                                           650,659       672,942      696,108     720,036
   Mini-Pay                                                                        8,919         9,096        9,436       9,788
   PPV                                                                            44,723        47,292       50,020      52,905
   Other                                                                         595,570       623,727      653,360     684,401
                                                                                 -------       -------      -------     -------
                        TOTAL REVENUE                                         $6,061,993    $6,391,227   $6,740,325  $7,108,829
                                  % Growth                                           - -          5.4%         5.5%        5.5%


EXPENSES:                                                                       Adjusted
   Technical                                                                    $237,985      $250,446     $263,618    $277,483
   Production and Local Origination                                               12,181        12,843       13,544      14,285
   Advertising                                                                    72,619        76,563       80,745      85,159
   Marketing                                                                      87,885        92,487       97,351     102,471
   General and Administrative                                                    932,115       980,922    1,032,513   1,086,818
   Programming                                                                 1,067,415     1,126,185    1,188,543   1,254,414
   Partnership Expenses                                                          347,352       366,217      386,221     407,336
                                                                                 -------       -------      -------     -------
          Total Operating Expenses                                            $2,757,552    $2,905,662   $3,062,536  $3,227,967
                                  % Growth                                           - -          5.4%         5.4%        5.4%
* Adjusted for Partnership Expenses
   U.L.System Cash Flow (EBITDA)                                              $3,304,441    $3,485,565   $3,677,789  $3,880,862
                        % Margin                                                   54.5%         54.5%        54.6%       54.6%
                        % Growth                                                     - -          5.5%         5.5%        5.5%


   Revenue / Subscriber / Month                                                   $29.84        $30.94       $32.09      $33.28
   SCF / Subscriber / Year                                                        $195.2        $202.5       $210.1      $218.0


                                                                           12/31/95            FYE 12/31, (PROJECTED)
                                                                                    ---------------------------------------------
                                                                 Year          1995       1999       2000        2001        2002
                                                               Period             0          4          5           6           7
                                                                         ---------- ---------------------------------------------
- ----------------------------------------------------------------------
INCOME STATEMENT SUMMARY
- ----------------------------------------------------------------------
REVENUES
   Basic & Tier                                                          $4,416,771 $5,526,187 $5,844,938  $6,182,074  $6,538,656
   NPT 1                                                                    345,351    443,867    472,581     503,131     535,633
   Pay                                                                      650,659    744,751    770,277     796,640     823,868
   Mini-Pay                                                                   8,919     10,154     10,533      10,926      11,334
   PPV                                                                       44,723     55,957     59,184      62,598      66,208
   Other                                                                    595,570    716,917    750,978     786,657     824,031
                                                                            -------    -------    -------     -------     -------
                        TOTAL REVENUE                                     6,061,993 $7,497,832 $7,908,491  $8,342,026  $8,799,730
                                  % Growth                                      - -       5.5%       5.5%        5.5%        5.5%


EXPENSES:                                                                  Adjusted
   Technical                                                               $237,985   $292,078   $307,439    $323,609    $340,629
   Production and Local Origination                                          12,181     15,066     15,891      16,763      17,682
   Advertising                                                               72,619     89,819     94,739      99,932     105,415
   Marketing                                                                 87,885    107,861    113,534     119,505     125,790
   General and Administrative                                               932,115  1,143,979  1,204,147   1,267,479   1,334,142
   Programming                                                            1,067,415  1,323,998  1,397,507   1,475,164   1,557,207
   Partnership Expenses                                                     347,352    429,626    453,157     477,998     504,225
                                                                            -------    -------    -------     -------     -------
          Total Operating Expenses                                       $2,757,552 $3,402,428 $3,586,414  $3,780,450  $3,985,091
                                  % Growth                                      - -       5.4%       5.4%        5.4%        5.4%
* Adjusted for Partnership Expenses
   U.L.System Cash Flow (EBITDA)                                         $3,304,441 $4,095,405 $4,322,077  $4,561,576  $4,814,639
                        % Margin                                              54.5%      54.6%      54.7%       54.7%       54.7%
                        % Growth                                                - -       5.5%       5.5%        5.5%        5.5%


   Revenue / Subscriber / Month                                              $29.84     $34.51     $35.79      $37.12      $38.51
   SCF / Subscriber / Year                                                   $195.2     $226.2     $234.7      $243.6      $252.8



                                                                                12/31/95         FYE 12/31, (PROJECTED)
                                                                                          -------------------------------------
                                                                 Year               1995        2003          2004         2005
                                                               Period                  0           8             9           10
                                                                              ----------  -------------------------------------
- ----------------------------------------------------------------------
INCOME STATEMENT SUMMARY
- ----------------------------------------------------------------------
REVENUES
   Basic & Tier                                                               $4,416,771  $6,915,806    $7,314,709   $7,736,622
   NPT 1                                                                         345,351     570,210       606,995      646,125
   Pay                                                                           650,659     851,987       881,025      911,013
   Mini-Pay                                                                        8,919      11,758        12,197       12,652
   PPV                                                                            44,723      70,027        74,067       78,339
   Other                                                                         595,570     863,181       904,190      947,148
                                                                                 -------     -------       -------      -------
                        TOTAL REVENUE                                         $6,061,993  $9,282,968    $9,793,182  $10,331,899
                                  % Growth                                           - -        5.5%          5.5%         5.5%


EXPENSES:                                                                       Adjusted
   Technical                                                                    $237,985    $358,545      $377,403     $397,252
   Production and Local Origination                                               12,181      18,653        19,678       20,761
   Advertising                                                                    72,619     111,204       117,316      123,770
   Marketing                                                                      87,885     132,406       139,370      146,700
   General and Administrative                                                    932,115   1,404,311     1,478,171    1,555,916
   Programming                                                                 1,067,415   1,643,886     1,735,467    1,832,230
   Partnership Expenses                                                          347,352     531,914       561,149      592,018
                                                                                 -------     -------       -------      -------
          Total Operating Expenses                                            $2,757,552  $4,200,921    $4,428,556   $4,668,647
                                  % Growth                                           - -        5.4%          5.4%         5.4%
* Adjusted for Partnership Expenses
   U.L.SYSTEM CASH FLOW (EBITDA)                                              $3,304,441  $5,082,047    $5,364,627   $5,663,252
                        % Margin                                                   54.5%       54.7%         54.8%        54.8%
                        % Growth                                                     - -        5.6%          5.6%         5.6%


   Revenue / Subscriber / Month                                                   $29.84      $39.94        $41.43       $42.98
   SCF / Subscriber / Year                                                        $195.2      $262.4        $272.4       $282.7

- -------------------------------------------------------------------------------
W A L L E R  C A P I T A L  C O R P O R A T I O N
- -------------------------------------------------------------------------------
FALCON CABLE TV - DALLAS, OREGON
DISCOUNTED CASH FLOW ANALYSIS (000 UNLESS OTHERWISE SPECIFIED)



                                                                             12/31/95          FYE 12/31, (PROJECTED)
                                                                                       --------------------------------------
                                                                 Year            1995          1996         1997         1998
                                                               Period               0             1            2            3
                                                                         ------------- --------------------------------------

- ----------------------------------------------------------------------
CAPITAL EXPENDITURE ANALYSIS
- ----------------------------------------------------------------------
   System Cash Flow                                                        $3,304,441    $3,485,565   $3,677,789   $3,880,862
                               % Growth                                                        5.5%         5.5%         5.5%



                        Total Capital Expenditures                                        2,893,388    2,908,575    2,924,021
                               % of Revenue                                                   45.3%        43.2%        41.1%

                             Total Capex/Basic Sub                                           $168.1       $166.2       $164.3


   --------------------------------------------------------------------------------------------------------------------------
   DEBT FREE CASH FLOW                                                                     $592,177     $769,214     $956,841
                                                                                           ========     ========     ========
   --------------------------------------------------------------------------------------------------------------------------




                                                                                                FYE 12/31, (PROJECTED)
                                                                                         -----------------------------------
                                                                                               1999         2000        2001
                                                                                                  4            5           6
                                                                                         -----------------------------------

- -------------------------------------------------------
CAPITAL EXPENDITURE ANALYSIS
- -------------------------------------------------------
   System Cash Flow                                                                      $4,095,405   $4,322,077  $4,561,576
                               % Growth                                                        5.5%         5.5%        5.5%



                        Total Capital Expenditures                                          939,730      955,705     971,952
                               % of Revenue                                                   12.5%        12.1%       11.7%

                             Total Capex/Basic Sub                                            $51.9        $51.9       $51.9


   ----------------------------------------------------                             ----------------------------------------
   DEBT FREE CASH FLOW                                                                   $3,155,675   $3,366,372  $3,589,624
                                                                                         ==========   ==========  ==========
   ----------------------------------------------------                             ----------------------------------------



                                                                                                 FYE 12/31, (PROJECTED)
                                                                                    -----------------------------------------------
                                                                                          2002        2003        2004        2005
                                                                                             7           8           9          10
                                                                                    -----------------------------------------------

- -------------------------------------------------------
CAPITAL EXPENDITURE ANALYSIS
- -------------------------------------------------------
   System Cash Flow                                                                 $4,814,639  $5,082,017  $5,364,627  $5,663,252
                               % Growth                                                   5.5%        5.6%        5.6%        5.6%



                        Total Capital Expenditures                                     988,475   1,005,279   1,022,369   1,039,749
                               % of Revenue                                              11.2%       10.8%       10.4%       10.1%

                             Total Capex/Basic Sub                                       $51.9       $51.9       $51.9       $51.9


   --------------------------------------------------------------------------------------------------------------------------------
   DEBT FREE CASH FLOW                                                              $3,826,164  $4,076,768  $4,342,258  $4,623,503
                                                                                    ==========  ==========  ==========  ==========
   -------------------------------------------------------------------------------------------------------------------------------




                                                 AGGREGATE VALUE          VALUE PER 1995 SUBSCRIBER          MULTIPLE OF 1995 SCF
- ---------------------------------------------------------------------------------------------------------------------------------
FAIR MARKET VALUE                                  $27,257,132                     $1,610                            8.2
- ---------------------------------------------------------------------------------------------------------------------------------

WALLER CAPITAL CORPORATION

FALCON CABLE TV - COOS BAY, OREGON
DISCOUNTED CASH FLOW ANALYSIS (000 UNLESS OTHERWISE SPECIFIED)



                                                     --------                ------------------------------------
                                                     12/31/95                       FYE 12/31, (PROJECTED)
                                                     --------                ------------------------------------
                                              Year       1995                  1996      1997      1998      1999
                                            Period          0                     1         2         3         4
- ----------------------------------------------------------------------      -------------------------------------
Operations Statistics
                                                              % Growth
 Homes Passed:                                         31,489                31,804    32,122    32,443    32,768
                                     % Growth                                   1.0%      1.0%      1.0%      1.0%

 Basic/Expanded Tier                                   21,847                22,097    22,350    22,606    22,865
                                    % Penetration        69.4%                 69.5%     69.6%     69.7%     69.8%
                                   % Growth               - -                   1.1%      1.1%      1.1%      1.1%

 New Product Tier (NPT 1)                              13,487                13,686    13,865    14,046    14,230
                                    % Penetration        61.7%                 61.9%     62.0%     62.1%     62.2%
                                   % Growth               - -                   1.5%      1.3%      1.3%      1.3%

 Pay                                                    7,771                 7,971     8,174     8,380     8,590
                                    % Penetration        35.6%                 36.1%     36.6%     37.1%     37.6%
                                   % Growth               - -                   2.6%      2.5%      2.5%      2.5%

 Mini-Pay                                                 306                   309       313       316       320
                                    % Penetration         1.4%                  1.4%      1.4%      1.4%      1.4%
                                   % Growth               - -                   1.1%      1.1%      1.1%      1.1%

 Basic Revenue& Tier/Sub/Month                         $22.91                $23.77    $24.66    $25.58    $26.54
                                   % Growth               - -      3.8%         3.8%      3.8%      3.8%      3.8%

 NPT 1 Revenue/Sub/Month                                $3.39                 $3.52     $3.67     $3.81     $3.96
                                   % Growth               - -      4.0%         4.0%      4.0%      4.0%      4.0%

 Pay Revenue/Sub/Month                                  $7.38                 $7.45     $7.53     $7.60     $7.68
                                   % Growth               - -      1.0%         1.0%      1.0%      1.0%      1.0%

 Mini-Pay Revenue/Sub/Month                             $3.60                 $3.67     $3.74     $3.82     $3.89
                                   % Growth               - -      2.0%         2.0%      2.0%      2.0%      2.0%

 PPV Rev/Sub/Month                                      $0.53                 $0.56     $0.58     $0.60     $0.62
                                   % Growth                        4.0%         4.0%      4.0%      4.0%      4.0%

 Other Revenue/Sub/Month                                $4.72                 $4.86     $5.01     $5.16     $5.31
                                   % Growth               - -      3.0%         3.0%      3.0%      3.0%      3.0%

                                                                        FYE 12/31, (PROJECTED)
                                                      ---------------------------------------------------------
                                                         2000      2001      2002      2003      2004      2005
                                                            5         6         7         8         9        10
- --------------------------------------------------    ---------------------------------------------------------
Operations Statistics

 Homes Passed:
                                     % Growth          33,095    33,426    33,760    34,098    34,439    34,783
                                                          1.0%      1.0%      1.0%      1.0%      1.0%      1.0%
 Basic/Expanded Tier
                                   % Penetration       23,127    23,392    23,659    23,930    24,204    24,481
                                   % Growth              69.9%     70.0%     70.1%     70.2%     70.3%     70.4%
                                                          1.1%      1.1%      1.1%      1.1%      1.1%      1.1%
 New Product Tier (NPT 1)
                                    % Penetration      14,416    14,604    14,795    14,988    15,184    15,382
                                   % Growth              62.3%     62.4%     62.5%     62.6%     62.7%     62.8%
                                                          1.3%      1.3%      1.3%      1.3%      1.3%      1.3%
 Pay
                                     % Penetration      8,712     8,835     8,960     9,086     9,214     9,344
                                   % Growth              37.7%     37.8%     37.9%     38.0%     38.1%     38.2%
                                                          1.4%      1.4%      1.4%      1.4%      1.4%      1.4%
 Mini-Pay
                                    % Penetration         324       327       331       335       339       343
                                   % Growth               1.4%      1.4%      1.4%      1.4%      1.4%      1.4%
                                                          1.1%      1.1%      1.1%      1.1%      1.1%      1.1%
 Basic Revenue& Tier/Sub/Month
                                   % Growth            $27.54    $28.57    $29.64    $30.75    $31.91    $33.10
                                                          3.8%      3.8%      3.8%      3.8%      3.8%      3.8%
 NPT 1 Revenue/Sub/Month
                                   % Growth             $4.12     $4.29     $4.46     $4.64     $4.82     $5.02
                                                          4.0%      4.0%      4.0%      4.0%      4.0%      4.0%
 Pay Revenue/Sub/Month
                                   % Growth             $7.75     $7.83     $7.91     $7.99     $8.07     $8.15
                                                          1.0%      1.0%      1.0%      1.0%      1.0%      1.0%
 Mini-Pay Revenue/Sub/Month
                                   % Growth             $3.97     $4.05     $4.13     $4.21     $4.30     $4.38
                                                          2.0%      2.0%      2.0%      2.0%      2.0%      2.0%
 PPV Rev/Sub/Month
                                  % Growth              $0.65     $0.68     $0.70     $0.73     $0.76     $0.79
                                                          4.0%      4.0%      4.0%      4.0%      4.0%      4.0%
 Other Revenue/Sub/Month
                                   % Growth             $5.47     $5.64     $5.80     $5.98     $6.16     $6.34
                                                          3.0%      3.0%      3.0%      3.0%      3.0%      3.0%

WALLER CAPITAL CORPORATION

FALCON CABLE TV - COOS BAY, OREGON
DISCOUNTED CASH FLOW ANALYSIS (000 UNLESS OTHERWISE SPECIFIED)



                                                 --------         -------------------------------------------------------
                                                 12/31/95                          FYE 12/31, (PROJECTED)
                                                 --------         -------------------------------------------------------
                                           Year      1995                1996          1997           1998           1999
                                         Period         0                   1             2              3              4
- ---------------------------------------------------------         -------------------------------------------------------

Income Statement Summary

Revenues
 Basic & Tier                                  $6,005,889          $6,302,492    $6,613,729     $6,940,322     $7,283,027
 NPT 1                                            548,476             578,819       609,849        642,541        676,981
 Pay                                              687,957             712,675       738,139        764,367        791,382
 Mini-Pay                                          13,209              13,621        14,053         14,498         14,957
 PPV                                              139,973             147,240       154,883        162,923        171,380
 Other                                          1,237,351           1,289,072     1,342,951      1,399,080      1,457,552
                                                ---------          ----------    ----------     ----------    -----------
             Total Revenue                      8,632,855          $9,043,918    $9,473,604     $9,923,730    $10,395,279
                       % Growth                       - -                 4.8%          4.8%           4.8%           4.8%



Expenses:                                        Adjusted
 Technical                                       $683,125            $715,134      $748,641       $783,717       $820,434
 Production and Local Origination                  10,937              11,458        12,002         12,572         13,170
 Advertising                                      110,004             115,242       120,717        126,453        132,462
 Marketing                                        231,570             242,421       253,779        265,669        278,116
 General and Administrative                     1,274,150           1,333,852     1,396,350      1,461,772      1,530,256
 Programming                                    1,576,577           1,653,081     1,733,080      1,816,946      1,904,867
 Partnership Expenses                             494,663             518,217       542,838        568,630        595,649
                                               ----------          ----------    ----------     ----------     ----------
        Total Operating Expenses               $4,381,026          $4,589,404    $4,807,407     $5,035,759     $5,274,954
                       % Growth                       - -                 4.8%          4.8%           4.8%           4.7%
* Adjusted for Partnership Expenses
 U.L.System Cash Flow (EBITDA)                 $4,251,829          $4,454,514    $4,666,197     $4,887,971     $5,120,324
             % Margin                                49.3%               49.3%         49.3%          49.3%          49.3%
             % Growth                                 - -                 4.8%          4.8%           4.8%           4.8%


 Revenue / Subscriber / Month                      $32.93              $34.11        $35.32         $36.58         $37.89
 SCF / Subscriber / Year                           $194.6              $201.6        $208.8         $216.2         $223.9



                                                                        FYE 12/31, (PROJECTED)
                                         ----------------------------------------------------------------------------------
                                                 2000          2001          2002          2003          2004          2005
                                                    5             6             7             8             9            10
                                         ----------------------------------------------------------------------------------

Income Statement Summary

Revenues
 Basic & Tier                              $7,642,638    $8,019,990    $8,415,956    $8,831,454    $9,267,447    $9,724,943
 NPT 1                                        713,264       751,488       791,758       834,181       878,873       925,955
 Pay                                          810,598       830,272       850,417       871,042       892,159       913,781
 Mini-Pay                                      15,431        15,920        16,424        16,944        17,481        18,034
 PPV                                          180,275       189,632       199,474       209,827       220,716       232,170
 Other                                      1,518,464     1,581,919     1,648,022     1,716,883     1,788,619     1,863,348
                                          -----------   -----------   -----------   -----------   -----------   -----------
             Total Revenue                $10,880,671   $11,389,221   $11,922,050   $12,480,331   $13,065,294   $13,678,231
                       % Growth                   4.7%          4.7%          4.7%          4.7%          4.7%          4.7%


Expenses:
 Technical                                   $858,870      $899,105      $941,222      $985,310    $1,031,462    $1,079,773
 Production and Local Origination              13,785        14,429        15,104        15,811        16,552        17,329
 Advertising                                  138,647       145,127       151,917       159,030       166,484       174,295
 Marketing                                    291,145       304,784       319,061       334,007       349,651       366,028
 General and Administrative                 1,601,946     1,676,990     1,755,547     1,837,780     1,923,860     2,013,969
 Programming                                1,995,171     2,089,854     2,189,131     2,293,229     2,402,384     2,516,844
 Partnership Expenses                         623,462       652,602       683,133       715,123       748,641       783,763
                                           ----------    ----------    ----------    ----------    ----------    ----------
        Total Operating Expenses           $5,523,025    $5,782,891    $6,055,116    $6,340,291    $6,639,036    $6,952,000
                       % Growth                   4.7%          4.7%          4.7%          4.7%          4.7%          4.7%
* Adjusted for Partnership Expenses
 U.L.System Cash Flow (EBITDA)             $5,357,645    $5,606,330    $5,866,935    $6,140,040    $6,426,259    $6,726,231
             % Margin                            49.2%         49.2%         49.2%         49.2%         49.2%         49.2%
             % Growth                             4.6%          4.6%          4.6%          4.7%          4.7%          4.7%


 Revenue / Subscriber / Month                  $39.21        $40.57        $41.99        $43.46        $44.98        $46.56
 SCF / Subscriber / Year                       $231.7        $239.7        $248.0        $256.6        $265.5        $274.8

WALLER CAPITAL CORPORATION

FALCON CABLE TV - COOS BAY, OREGON
DISCOUNTED CASH FLOW ANALYSIS (000 UNLESS OTHERWISE SPECIFIED)



                                                    --------     -------------------------------------------------
                                                    12/31/95               FYE 12/31, (PROJECTED)
                                                    --------     -------------------------------------------------
                                             Year       1995           1996         1997         1998         1999
                                           Period          0              1            2            3            4
- ------------------------------------------------------------     ---------------------------------------------------
Capital Expenditure Analysis

 System Cash Flow                                 $4,251,829     $4,454,514   $4,666,197   $4,887,971   $5,120,324
                    % Growth                                            4.8%         4.8%         4.8%         4.8%



             Total Capital Expenditures                           1,184,920    1,648,376    1,661,982    2,725,740
                    % of Revenue                                       13.1%        17.4%        16.7%        26.2%

                  Total Capex / Basic Sub                             $53.6        $73.8        $73.5       $119.2


- --------------------------------------------------------------------------------------------------------------------
 Debt Free Cash Flow                                             $3,269,594   $3,017,822   $3,225,990   $2,394,585
- --------------------------------------------------------------------------------------------------------------------





                                                  ----------------------------------------------------------------------------
                                                                             FYE 12/31, (PROJECTED)
                                                  ----------------------------------------------------------------------------
                                                        2000          2001         2002         2003         2004         2005
                                                           5             6            7            8            9           10
- -----------------------------------------         ----------------------------------------------------------------------------
Capital Expenditure Analysis

 System Cash Flow                                 $5,357,645   $5,606,330   $5,866,935   $6,140,040   $6,426,259   $6,726,231
                    % Growth                             4.6%         4.6%         4.6%         4.7%         4.7%         4.7%



             Total Capital Expenditures            2,739,652    2,753,720    1,267,945    1,282,329    1,296,875    1,311,583
                    % of Revenue                        25.2%        24.2%        10.6%        10.3%         9.9%         9.6%

                  Total Capex / Basic Sub             $118.5       $117.7        $53.6        $53.6        $53.6        $53.6

- -----------------------------------------         ---------------------------------------------------------------------------
 Debt Free Cash Flow                              $2,617,993   $2,852,611   $4,598,990   $4,857,711   $5,129,384   $5,414,648
- -----------------------------------------         ---------------------------------------------------------------------------





                          Aggregate Value     Value per 1995 Subscriber   Multiple of 1995 SCF
- ----------------------------------------------------------------------------------------------
FAIR MARKET VALUE           $35,486,280               $1,624                    8.3
- ----------------------------------------------------------------------------------------------

                     SUMMARY APPRAISAL OF EXCHANGE SYSTEMS

- ------------------------------------------------------------------------------
                          FALCON CABLE SYSTEMS COMPANY
- ------------------------------------------------------------------------------

                     SUMMARY APPRAISAL OF EXCHANGE SYSTEMS

As part of the appraisal (the "Appraisal") process Waller Capital determined that appraised value of certain cable systems (the "Systems") which could be subject to Section 3.14 of the Falcon Cable Systems Company partnership agreement's plan of liquidation.

Falcon Holdings Group, L.P. provided the following list of Systems which separated those Systems which would be allocated (the "Allocation") to Marc Nathanson (the "Proposed Exchange Systems") and the remaining cable systems (the "Remaining Systems").


PROPOSED EXCHANGE SYSTEMS                       REMAINING SYSTEMS

Bandon (System)                                 Gilroy (Region)
Coquille (System)                               San Luis Obispo (Region)
Myrtle Point (System)                           Central Oregon (Region)
Powers (System)                                 Tulare (Region)
Nehalem (System)                                Coos Bay (System)
Netarts (System)                                Dallas (System)
Tillamook (System)                              Gardiner (System)
Brickyard Road (System)                         Hauser (System)
Silverton (System)                              Reedsport (System)
Florence (System)                               Mapleton (System)
Hesperia (Region)                               Wilson River (System)

In the Allocation, if a Region was left intact, the value determined in the Appraisal was incorporated, however, if a Region's systems were split between the Proposed Exchange Systems and the Remaining Systems, the valuation on a per system basis was subject to the methodology described below.


METHODOLOGY

The appraisal analysis of the Proposed Exchange Systems and the Remaining Systems was consistent with the analysis performed to provide the appraisal of all of Falcon Cable Systems Company. In




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                                                WALLER CAPITAL CORPORATION

- ------------------------------------------------------------------------------
                          FALCON CABLE SYSTEMS COMPANY
- ------------------------------------------------------------------------------

                     SUMMARY APPRAISAL OF EXCHANGE SYSTEMS


addition, certain assumptions were required including but not limited to; (a) the use of a one month annualized billing statement prepared on a per headend basis to allocate regional revenue on a per headend basis; (b) capital expenditures were allocated on a per headend basis versus across a Region as in the Appraisal; (c) capital expenditures were not increased to create headends for those systems that would be separated from a signal origination source due to the allocation; (d) the assumed operating margin was the margin achieved by the Region in which the headend is located as it was determined to be unreasonable to derive a margin on a per headend basis (due to among other things a wide disparity in channel line-ups, rates and operating expenses), and
(e) the exit multiple and the weighted average cost of capital remained consistent with the assumptions in the Appraisal's Discounted Cash Flow Analysis made for each applicable Region.


EXCHANGE SYSTEM'S VALUE

The following table summarizes the values assigned on a per headend basis (or in the case of Hesperia, the entire Region) for those assigned for distribution subject to the Section 3.14 sale, a plan of liquidation:


                           PROPOSED EXCHANGE SYSTEMS




SYSTEM                           SUBSCRIBERS                     VALUATION
- ------                           -----------                    -----------
Bandon                               1,549                      $ 2,015,229
Coquille                             1,796                        2,279,242
Myrtle Point                           774                          996,374
Powers                                 203                          216,457
Nehalem                              4,608                        7,314,278
Netarts                                830                          948,909
Tillamook                            2,478                        4,053,336
Brickyard Road                         484                          502,530
Silverton                            1,753                        2,734,442
Florence                             3,751                        7,300,686
Hesperia (Region)                   18,513                       28,865,947
                                 -----------                     ----------
TOTAL                               36,739                      $57,227,430




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                                                 WALLER CAPITAL CORPORATION

- --------------------------------------------------------------------------------
                          FALCON CABLE SYSTEMS COMPANY
- --------------------------------------------------------------------------------

                      SUMMARY APPRAISAL OF EXCHANGE SYSTEMS



The Remaining Systems and appraised values are as follows:

                               REMAINING SYSTEMS
                               -----------------
SYSTEM                        SUBSCRIBERS                VALUATION
- ------                        -----------               -----------
Gilroy (Region)                 33,073                  $57,640,720
San Louis Obispo (Region)       15,635                   21,988,550
Central Oregon (Region)         14,225                   20,164,654
Tulare (Region)                 15,249                   22,269,159
Coos Bay (System)               10,385                   17,981,662
Dallas (System)                  6,684                   11,670,175
Gardiner (System)                  102                       87,396
Hauser (System)                    491                      606,994
Reedsport (System)               2,600                    3,834,126
Mapleton (System)                  196                      168,124
Wilson River (System)               91                       33,453
                              -----------              ------------
TOTAL                           98,731                 $156,445,013


I have included this analysis as an Appendix to our formal appraisal because of the inter-related nature of the information. The analysis and conclusions are subject to the caveats and other limitations discussed herein.







- -----------------------------------------------------------------------------
                                                   WALLER CAPITAL CORPORATION